UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

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The Walt Disney Company
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Explanatory Note

This proxy statement, originally filed January 19, 2021 in connection with The Walt Disney Company’s 2021 annual meeting of shareholders to be held on March 9, 2021, is filed for the sole purpose of correcting certain inadvertent omissions in the reproduction of the text of the shareholder proposals. No other changes have been made.

The Walt Disney Company

2021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Letter to the Shareholders

JANUARY 19, 2021

Dear Fellow Shareholder,

Over the past year, The Walt Disney Company has navigated the most difficult environment we have experienced in our history. With challenges presented to us all amidst an unprecedented global health pandemic and social unrest throughout the U.S., we fully recognize all of the Company’s employees, communities and shareholders have each been impacted. We are extremely proud of the work of the entire Disney family to successfully navigate these challenges and emerge stronger as a Company, while keeping each other’s well-being as our primary focus.

From the earliest stages of the COVID-19 pandemic, the Company took steps to address the health and safety of our employees, cast members and communities. To that end, the Company provided essential healthcare and family services and resources, implemented health and safety protocols in our work areas and parks and increased support provided to our local communities. The Board continues to work in close coordination with the management team in its response to the pandemic.

Succession planning has been a key focus of the Board for many years. Earlier this year, we announced the appointment of Bob Chapek as Chief Executive Officer, the seventh CEO in Disney’s history. Bob Chapek has had a distinguished career at the Company for nearly three decades, having held leadership roles in many of our businesses across Parks, Consumer Products and Studio Entertainment. We are confident that Bob will be a worthy steward of the Disney legacy and will guide our portfolio of businesses to future success. Indeed, this past October, less than a year after taking on the role of CEO, Bob proposed, and the Board supported, an important strategic reorganization of the Company’s media and entertainment businesses to accelerate the Company’s direct-to-consumer strategy and build on its powerful content creation platforms.

Another area of Board focus is oversight of the Company’s corporate social responsibility and the Company’s efforts to promote a long-term sustainable business, including maintaining a workplace in which all employees and cast members feel welcomed and supported. There is much work underway at the Company to enhance its sustainability practices, workforce equity disclosure and diversity and inclusion initiatives and reporting. Our key focus areas and actions the Company has taken to address these important topics this year are further described in these proxy materials, and we look forward to sharing updates on these topics with you in the coming months.

We strive to connect with all of our stakeholders and believe a constructive dialogue with our shareholders in particular is an invaluable resource, now more than ever. We look forward to continuing our conversations with you and incorporating your feedback and insight across the Company.

Sincerely,

SUSAN E. ARNOLD Lead Director

Letter to the Shareholders

JANUARY 19, 2021

Dear Fellow Shareholders,

It has been a true honor to assume the role of Chief Executive Officer after 27 years with The Walt Disney Company. While my time as CEO has begun with a challenging backdrop for us all, I believe it has brought out the very best in our Company and its people. I have never been more proud of the work by our Board, the management team, business leads and our broader workforce.

In the midst of a global pandemic, we took steps to protect the Company’s long-term interests, continued to deliver entertainment and news when people need it the most and made decisions important to our Company’s future success. In October, we announced the reorganization of the media and entertainment businesses to best position us to accelerate our direct-to-consumer (“DTC”) strategy by better aligning our exceptional content creating engines with world-class distribution platforms. And after a careful consideration of our capital requirements and priorities, our Board decided to forgo our semi-annual cash dividends in 2020 to preserve cash in light of the COVID-19 pandemic and to support DTC investments.

We are gratified by how the steadfast focus on our DTC strategy has resulted in tremendous early success and are excited by the exceptional content that our studios are creating for television, DTC and theatrical release.

The events of 2020 have also shed an important light on the issue of social justice. Our Board and senior management team are committed to advancing diversity and inclusion, both in our workforce and in our creation of content. To that end, we have established six strategic pillars to guide our actions, which were developed through direct conversations with our employees and cast members: Transparency, Representation, Accountability, Community, Content and Culture. We look forward to updating you on our progress in each of these areas and continuing to find ways to support an equitable and inclusive workplace.

On behalf of the senior management team at Disney, we want to thank you for your continued support and commitment to the Company. We are excited about the many opportunities ahead for our businesses and people, and look forward to creating even more magical experiences for our guests and consumers around the world.

Sincerely,

ROBERT A. CHAPEK Chief Executive Officer

Notice of 2021 Annual Meeting

The 2021 annual meeting of shareholders of The Walt Disney Company will be held:

TUESDAY, MARCH 9, 2021 10:00 A.M. PACIFIC TIME virtually at www.virtualshareholdermeeting.com/DIS2021

PROPOSAL	FOR MORE INFORMATION	BOARD RECOMMENDATION

Proposal 1: Election of the ten nominees named in the proxy statement as Directors, each for a term of one year.	Pages 64-69	For Each Nominee

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal 2021.	Page 70	For

Proposal 3: Consideration of an advisory vote to approve executive compensation.	Page 70	For

Proposal 4: Shareholder proposal requesting an annual report disclosing information regarding lobbying policies and activities.	Pages 71-72	Against

Proposal 5: Shareholder proposal requesting inclusion of non-management employees on director nominee candidate lists.	Pages 73-74	Against

Shareholders of record of Disney common stock (NYSE: DIS) at the close of business on January 11, 2021, are entitled to vote at the meeting and any postponements or adjournments of the meeting. A list of these shareholders is available at the offices of the Company in Burbank, California.

January 19, 2021

Burbank, California

ALAN N. BRAVERMAN Senior Executive Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on March 9, 2021

The proxy statement and annual report to shareholders and the means to vote by internet are available at www.ProxyVote.com/Disney.

Attendance at the Meeting

To attend the meeting, you must be a shareholder on the record date. You will be able to attend the annual meeting as well as vote during the meeting by visiting www.virtualshareholdermeeting.com/DIS2021 and entering the 16-digit number included in your proxy card.

Participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first come, first served basis. If you cannot attend the meeting, it will be webcast and available on our Investor Relations website. Electronic entry to the meeting will begin at 9:00 a.m. PT and the meeting will begin promptly at 10:00 a.m. PT. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/DIS2021.

Your Vote is Important

Please vote as promptly as possible by using any of the following methods:

INTERNET

Visit www.ProxyVote.com/ Disney. You will need the 16-digit number included in your proxy card, voter instruction form or notice.

SCAN

You can scan this QR code to vote with your mobile phone. You will need the 16-digit number included in your proxy card, voter instruction form or notice.

PHONE

Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.

MAIL

Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

AT THE ELECTRONIC MEETING

See below regarding Attendance at the Meeting.

Executive Compensation Program Structure	25

2020 Compensation Decisions	35

Compensation Committee Report	42

Compensation Tables	43

The Walt Disney Company (500 South Buena Vista Street, Burbank, California 91521) is providing you with this proxy statement relating to its 2021 Annual Meeting of shareholders. We began mailing a notice on January 19, 2021 containing instructions on how to access this proxy statement and our annual report online, and we also began mailing a full set of the proxy materials to shareholders who had previously requested delivery of the materials in paper copy. References to “the Company”, “Disney” or “our” in this Proxy Statement refer to The Walt Disney Company and, as applicable, its consolidated subsidiaries.

THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          i

Proxy Summary

This summary highlights certain information in this proxy statement. As it is only a summary, please review the complete proxy statement and 2020 annual report before you vote.

Proxy Voting Roadmap

PROPOSAL			FOR MORE INFORMATION	BOARD RECOMMENDATION

Proposal 1: Election of Ten Directors

The Board of Directors and the Governance and Nominating Committee believe that the ten nominated directors encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests and the interests of the Company’s shareholders. The directors reflect the diversity of the Company’s shareholders, employees, customers, guests and communities.

			Pages 64-69	For Each Nominee

ROBERT A. IGER	ROBERT A. CHAPEK	SUSAN E. ARNOLD	MARY T. BARRA	SAFRA A. CATZ

FRANCIS A. DESOUZA	MICHAEL B.G. FROMAN	MARIA ELENA LAGOMASINO	MARK G. PARKER	DERICA W. RICE

Proposal 2: Ratification of Independent Accountants

The Board believes the continued retention of PricewaterhouseCoopers LLP is in the best interests of the Company and its shareholders. The Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice.

			Page 70	For

Proposal 3: Advisory Resolution on Executive Compensation			Page 70	For

See Executive Compensation starting at page 21 for additional information on executive compensation.

* Target mix for fiscal 2021 compensation

** Target mix for fiscal 2020 compensation. Includes target compensation for all NEOs other than Mr. Chapek and Mr. Iger. Mr. Iger’s target fiscal 2020 compensation was 91% performance-based: 9% base salary, 33% target annual incentive, 29% stock options and 29% performance-based restricted stock units (PBU’s).

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PROXY SUMMARY

PROPOSAL	FOR MORE INFORMATION	BOARD RECOMMENDATION

SHAREHOLDER PROPOSALS

Proposal 4: Shareholder proposal requesting an annual report disclosing information regarding the Company’s lobbying policies and activities.	Pages 71-72	Against

Proposal 5: Shareholder proposal requesting non-management employees be included on director nominee candidate lists.	Pages 73-74	Against

Fiscal 2020 Overview

The Company devoted substantial attention in fiscal 2020 to responding to the human and business impact of the COVID-19 pandemic while maintaining focus on long-term strategy to drive future growth.

COVID-19 Response

Throughout the COVID-19 pandemic, the Company acted to support its employees, customers and communities during these challenging times, responded to the associated business impact and developed protocols both for determining whether our businesses could remain open and for responsible operations when they could. These actions have included:

•	Enhanced health and safety measures for our customers and workforce

•	Enhanced health, wellness and family resources for our employees

•	Supported our communities with community giving

•	Continued responsible capital management to position the Company for further long-term growth

•	Innovated to continue to deliver world-class content and experiences for our consumers

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PROXY SUMMARY

Company Performance

The COVID-19 pandemic took a substantial toll on our businesses, many of which were closed during significant portions of the fiscal year. Some of our operations are still not resumed. Those of our businesses that have resumed are operating under significant restrictions and with additional cost burdens as a result of COVID-19. The disruption to our businesses caused by the COVID-19 pandemic had a corresponding impact on the Company’s financial performance. See our Annual Report on Form 10-K for information on how COVID-19 has impacted the Company and a more detailed discussion of our fiscal 2020 performance. On a reported basis, revenue decreased 6% to $65,388 million from $69,607 million in the prior year. Diluted Earnings Per Share (EPS) from continuing operations for the year was a loss of $1.57, compared to income of $6.26 in the prior year. Net income (loss) from continuing operations attributable to Disney decreased to a loss of $2,832 million, compared to income of $10,425 million in the prior year. Income (loss) from continuing operations before income taxes decreased to a loss of $1,743 million from income of $13,923 million. Income (loss) from continuing operations before income taxes is the comparable GAAP measure to total segment operating income, which decreased 45% to $8,108 million from $14,847 million.

The Company’s long-term record of strong performance is reflected in our ten-year total shareholder return (TSR) that outperformed the S&P 500 by 63 percentage points, despite the impacts of COVID-19 to both our business and stock price at the end of fiscal 2020. It should be noted that the above TSR chart does not take into account the Company stock’s closing price of $181.18 at the end of the first quarter of fiscal 2021 following the presentation of the Company’s work during fiscal 2020 at Investor Day, in recognition of the management team’s ability to create value even in the most challenging times.

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PROXY SUMMARY

Progress on Long-Term Strategy

Even in the face of the pandemic disruption, the Company maintained its focus on and significantly advanced its transformative long-term strategic goals, including as follows:

•

coordinated efforts across the Company’s businesses to provide content and marketing in support of the Company’s direct-to-consumer (DTC) offerings, including the enormously successful launch of Disney+, delivering value to our consumers as we meet their entertainment needs in a changing environment; and

•	restructured the Company’s media and entertainment businesses to further accelerate DTC strategies.

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PROXY SUMMARY

Board of Directors

The Board of Directors of The Walt Disney Company (the ‘‘Board’’) is currently composed of ten talented directors with diverse skillsets and professional backgrounds, as reflected in their biographies beginning on page 64.    For more information regarding our directors, see the section of this proxy titled Items to Be Voted On – Election of Directors.

Board Diversity

Our independent Lead Director and all 4 of our Board committee Chairs are women.

Board Refreshment

Working closely with the full Board, the Governance and Nominating Committee develops criteria for open Board positions, taking into account the needs of the Board and Company at the time. The current term of office of all of the Company’s directors expires at the 2021 Annual Meeting. For more information regarding these matters and our corporate governance, see the section of this proxy titled Corporate Governance and Board Matters.

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PROXY SUMMARY

Fiscal 2020 Shareholder Engagement and Responsiveness

During fiscal 2020, members of management and the Board continued their strong level of engagement with shareholders. The feedback gathered during these conversations helped inform the Board’s thinking, in particular, about compensation and Environmental, Social and Corporate Governance (ESG) practices and disclosure.

Some investors expressed an interest in greater clarity regarding CEO succession. That concern has now been addressed with the Board’s decision to appoint Mr. Chapek as CEO of the Company in February 2020. The Board’s continued, prioritized focus on succession planning allowed for a successful, smooth leadership transition.

The Compensation Committee considered investor feedback when making executive compensation decisions. As a new CEO, Mr. Chapek’s target compensation was set significantly lower than prior CEO target compensation, below the median for our Media and General Industry Peers. Additionally, prior to the succession, the Compensation Committee discussed with Mr. Iger, and he agreed to, adjustments in Mr. Iger’s contractual compensation on three separate occasions during fiscal 2020 and 2019. Generally, these adjustments increased the rigor of Mr. Iger’s one-time performance award, reduced his annual compensation opportunity and eliminated a $5 million completion bonus to which he was contractually entitled. The Committee also ensured Mr. Chapek’s compensation program maintained a significant performance-based structure, as was in place for the prior CEO.

As a further result of investor feedback, the Company is expanding its ESG disclosures for fiscal 2020, including by providing certain disclosure aligned with the Sustainability Accounting Standards Board (SASB) ESG framework. The Company’s Corporate Social Responsibility Reports are available at thewaltdisneycompany.com/social-responsibility/.

The Committee continued to evaluate our compensation programs, making the adjustments described under Executive Compensation Program Structure — Compensation Program Elements — Changes for Fiscal 2021.

After giving consideration to shareholder engagement, in fiscal 2021 the Board delegated oversight of workforce equity matters to the Compensation Committee. The Human Resources group will be required to report on these matters at least annually to the Compensation Committee. The Company also intends to disclose certain Employer Information Report EEO-1 data for calendar 2019 and 2020 following filing of the Company’s corresponding EEO-1 report. For fiscal 2021, the Compensation Committee determined that diversity and inclusion objectives will have the highest weighting among the bonus plan’s other performance factors.

Fiscal 2020 Named Executive Officer (“NEO”) Compensation

In fiscal 2020 our NEOs showed exceptional performance both in managing the Company in the face of unprecedented challenges resulting from the COVID-19 pandemic and in driving transformation of our businesses, building long-term value. Notwithstanding these significant accomplishments for our shareholders, due to the impact of the pandemic on our businesses, the Compensation Committee determined to meaningfully reduce NEO compensation in a number of ways:

•	base salaries temporarily reduced below contractual levels, as volunteered by NEOs;

•	a determination to pay no bonuses despite achievement of certain performance metrics; and

•	reduced vesting of equity awards.

More detail regarding our fiscal 2020 NEO compensation can be found in the section of this proxy titled Compensation Discussion and Analysis – Fiscal 2020 Compensation Overview and – 2020 Compensation Decisions.

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PROXY SUMMARY

Compensation Structure and Philosophy

The Compensation Committee firmly believes in pay for performance. In fiscal 2020, 90% or more of Mr. Chapek’s and Mr. Iger’s target annual total direct compensation depended on the Company’s financial results and the performance of Disney stock, creating close alignment between incentives and shareholder value creation.

More detail regarding our strategic priorities and our performance metrics can be found in the section of this proxy titled Compensation Discussion and Analysis – 2020 Compensation Decisions and Compensation Discussion and Analysis – Compensation Program Elements.

Shareholder Proposals

In this year’s proxy statement you will find two shareholder proposals.

The first proposal requests that the Company provide additional disclosure regarding its political activities, including information regarding its lobbying activities. We believe that additional disclosures in this regard would not be an efficient use of resources in light of our existing lobbying policies and disclosures.

The second proposal requests that the Company include non-management employees on director nominee candidate lists. The Company believes that inclusion of non-management employees on the initial list of candidates from which new director nominees are chosen will neither advance the diversity of the Board, nor will it enhance Company oversight.

You can read our detailed positions on these proposals in the section of this proxy statement titled Items to Be Voted On – Shareholder Proposals – Board Recommendation.

THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          7

PROXY SUMMARY

Commitment to Diversity & Inclusion

In June 2020, we launched six pillars as the aspirational anchors for the Company’s critical focus on diversity and inclusion (D&I). Work on these aspirational pillars will be on-going.

Key Programs & Initiatives

Some of the programs already launched pursuant to our D&I pillars include:

•  The Black Employee and Consumer Experience focused broadly on talent attraction, retention and development and brand affinity with programs such as:

•   The Black Talent Network to advance career progression opportunities and exposure to Company senior leaders for Black U.S. employees who are VP+

•   Support of historically Black colleges and universities

•  Two programs to drive action across the Company and support leaders and employees in navigating diversity, inclusion and belonging

•  Two internal advisory councils – one focused on D&I efforts, the other on inclusive content practices, led by the CEO and the Executive Chairman, respectively

•  Enhanced content inclusion standards for our television studios for inclusive story telling and above and below the line representation in the creative process

•  Added Inclusion to Safety, Courtesy, Show and Efficiency, which have been our Parks culture and service foundations for more than 60 years

•  Committed to disclose employee race/ethnicity and gender by job category, including EEO-1 data for calendar 2019 and 2020

Awards & Recognition

HR Executive Magazine:

#1 Most Admired Company for HR in 2020

National Minority Supplier Development Council:

Corporation of the Year

National Business Inclusion Consortium (NBIC):

2020 Best-of-the-Best Corporation for Inclusion

Human Rights Campaign Foundation: 2020 Corporate Equality Index (CEI) LGBTQ Workplace Equality honoree American Council of the Blind (ACB): 2020 Achievement Award in Audio Description for Disney+

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PROXY SUMMARY

Commitment to Sustainability

The Company is committed to protecting the planet and delivering a positive environmental legacy for future generations as we operate and grow our business. We are committed to enhancing our sustainability practices and holding ourselves accountable to our environmental strategy. To that end, we have developed measurable goals for 2030, grounded in science and an assessment of where the Company’s operations have the most significant impact on the environment, as well as the areas where it can most effectively mitigate that impact, available at our environmental sustainability website at thewaltdisneycompany.com/environmental-sustainabilty/. Progress towards our 2030 goals will be reported annually beginning with Disney’s 2021 CSR report, which will be published in 2022.

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Corporate Governance and Board Matters

The Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. The Guidelines address, among other things, the composition and functions of the Board, Director independence, stock ownership by and compensation of Directors, management succession and review, Board leadership, Board committees and selection of new Directors.

The Company has Standards of Business Conduct, which are applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Board has a separate Code of Business Conduct and Ethics for Directors, which contains provisions specifically applicable to Directors.

Each committee of the Board is governed by a charter adopted by the Board.

The Corporate Governance Guidelines, the Standards of Business Conduct, the Code of Business Conduct and Ethics for Directors and each of the Committee charters are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors and in print to any shareholder who requests them from the Company’s Secretary. If the Company amends or waives the Code of Business Conduct and Ethics for Directors or the Standards of Business Conduct with respect to the principal executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at the same location on its website.

The Board of Directors

The current members of the Board are:

Susan E. Arnold	Michael B.G. Froman
Mary T. Barra	Robert A. Iger
Safra A. Catz	Maria Elena Lagomasino
Robert A. Chapek	Mark G. Parker
Francis A. deSouza	Derica W. Rice

The Board met thirteen times during fiscal 2020. Each Director attended at least 75% of the meetings of the Board and committees on which such Director served that occurred while such Director served on the Board or the committees. All directors attended the Company’s 2020 annual shareholders meeting. Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of such Director’s duties, including by attending meetings of the shareholders of the Company and meetings of the Board and committees of which such Director is a member.

Board Leadership

The Company’s Corporate Governance Guidelines specify that the Chairman of the Board shall in the normal course be an independent Director, unless the Board determines that, in light of the circumstances then present when any such decision is made, a different structure would better serve the best interests of the shareholders. The Guidelines also provide that the Board will disclose in each proxy statement the reasons for a different arrangement and appoint an independent Director as Lead Director with duties and responsibilities detailed in the Corporate Governance Guidelines.

Mr. Iger has served as Chairman of the Board since March of 2012, when he assumed that position upon the retirement of John Pepper who had previously served as Chairman. In making Mr. Iger Chairman of the Board, the Board determined that doing so would promote a number of important objectives: it would add a substantial strategic perspective to the Chairman position and put in place an effective plan for the future transition of leadership while at the same time providing important continuity to Board leadership. In making these judgments, the Board took into account its evaluation of Mr. Iger’s performance as Chief Executive Officer and President, his very positive relationships with the other members of the Board and the strategic vision and perspective he would bring to the position of Chairman of the Board. The Board was uniformly of the view that Mr. Iger would provide excellent leadership of the Board in the performance of its duties and that naming him as Chairman of the Board would serve the best interests of shareholders.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Mr. Iger’s employment agreement provides that he will serve as Chairman of the Board and Executive Chairman through the end of its term, December 31, 2021. Each year, the independent members of the Board determine whether to elect Mr. Iger Chairman of the Board in accordance with the employment agreement. In doing so, the Board considers whether Mr. Iger’s continuing to serve as both Chairman of the Board and Executive Chairman would be in the best interests of shareholders. Based on the demonstrated success of this structure to date, both in terms of the functioning of the Board and the growth of the Company, and the continued benefits of retaining Mr. Iger’s strategic perspective in the position of Chairman of the Board, the Board has concluded that Mr. Iger’s continuing service as Chairman of the Board remains in the best interests of shareholders and that, absent an unexpected change in circumstances, he should continue to serve in the role through the term of his agreement.

At the time Mr. Iger became Chairman of the Board, the Board elected an independent Lead Director. The duties of the independent Lead Director were expanded in connection with the appointment of Mr. Iger as Chairman of the Board, and were further expanded in 2013 based on feedback from investors regarding Lead Director duties. Susan Arnold was elected independent Lead Director in March 2018 and annually thereafter. The duties of the Lead Director are as follows:

•	preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of independent or non-management Directors;

•	call meetings of the independent or non-management Directors;

•	serve as liaison between the Chairman and the independent and non-management Directors;

•	advise as to the scope, quality, quantity and timeliness of information sent to the Board of Directors;

•

in collaboration with the Chief Executive Officer and Chairman of the Board, and with input from other members of the Board, develop and have final authority to approve meeting agendas for the Board of Directors, including assurance that there is sufficient time for discussion of all agenda items;

•	organize and lead the Board’s annual evaluation of the Chief Executive Officer;

•	be responsible for leading the Board’s annual self-assessment;

•	be available for consultation and direct communication upon the reasonable request of major shareholders;

•	advise Committee Chairs with respect to agendas and information needs relating to Committee meetings;

•	provide advice with respect to the selection of Committee Chairs; and

•	perform such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Committees

The Board has four standing committees: Audit, Governance and Nominating, Compensation and Executive. Information regarding these committees is provided below.

Audit Committee

Safra A. Catz (Chair) Francis A. deSouza Michael B.G. Froman	The functions of the Audit Committee are described below under the heading “Audit Committee Report.” The Audit Committee met eight times during fiscal 2020. All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Board has determined that each of Ms. Catz and Mr. deSouza is qualified as an audit committee financial expert within the meaning of SEC regulations and that they have accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange and that Mr. Froman is financially literate within the meaning of the listing standards of the New York Stock Exchange.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Governance and Nominating Committee

Susan E. Arnold (Chair) Maria Elena Lagomasino Derica W. Rice	The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee assists the Board in developing criteria for open Board positions, reviews background information on potential candidates and makes recommendations to the Board regarding such candidates. The Committee also reviews and approves transactions between the Company and Directors, officers, 5% shareholders and their affiliates under the Company’s Related Person Transaction Approval Policy, supervises the Board’s annual review of Director independence and the Board’s annual self-evaluation, makes recommendations to the Board with respect to compensation of non-executive members of the Board of Directors, makes recommendations to the Board with respect to Committee assignments, oversees the Board’s director education practices and reviews the Company’s political contributions activity and policy. The Committee met three times during fiscal 2020. All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Compensation Committee

Mary T. Barra Maria Elena Lagomasino (Chair) Mark G. Parker	The Compensation Committee is responsible for the review and approval of corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluating the performance of the Chief Executive Officer and, either as a committee or together with the other independent members of the Board, determining and approving the compensation level for the Chief Executive Officer. The Committee is also responsible for making recommendations to the Board regarding the compensation of other executive officers and certain compensation plans, and the Board has also delegated to the Committee the responsibility for approving these arrangements. In fiscal 2021, the Board delegated oversight of workforce equity matters to the Committee. Additional information on the roles and responsibilities of the Compensation Committee is provided under the heading “Compensation Discussion and Analysis,” below. In fiscal 2020, the Compensation Committee met six times. All of the members of the Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Executive Committee

Susan E. Arnold (Chair) Robert A. Iger	The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Delaware law to the Board. In practice, the Committee rarely takes action and in fiscal 2020, the Executive Committee held no meetings.

The Board’s Role in Risk Oversight

As noted in the Company’s Corporate Governance Guidelines, the Board, acting directly or through committees, is responsible for “assessing major risk factors relating to the Company and its performance” and “reviewing measures to address and mitigate such risks.” In discharging this responsibility, the Board, either directly or through committees, assesses both (a) risks that relate to the key economic and market assumptions that inform the Company’s business plans (including significant transactions) and growth strategies, and (b) significant operational risks related to the conduct of the Company’s day-to-day operations.

Risks relating to the market and economic assumptions that inform the Company’s business plans and growth strategies are specifically addressed with respect to each business unit in connection with the Board’s review of the Company’s long-range plan. The Board also has the opportunity to address such risks at each Board meeting in connection with its regular review of significant business and financial developments. The Board reviews risks arising out of specific significant transactions when these transactions are presented to the Board for review or approval.

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Significant operational risks that relate to on-going business operations are the subject of regularly scheduled reports to either the full Board or one of its committees. The Board acting through the Audit Committee reviews as appropriate whether these reports cover the significant risks that the Company may then be facing.

Each of the Board’s committees addresses risks that fall within the committee’s areas of responsibility. For example, the Audit Committee periodically reviews the audit plan of the internal audit department, the international labor standards compliance program, the tax function, treasury operations, insurance and the Company’s standards of business conduct compliance program. In addition, the Audit Committee receives regular reports from: corporate controllership and the outside auditor on financial reporting matters; the internal audit department about significant findings; and the General Counsel regarding legal and regulatory risks.

The Board and Audit Committee receive reports on information technology risks, including cybersecurity and data security risks. Day-to-day management of data security is currently the responsibility of our Senior Vice President of Information Security and Risk Management, who works in close collaboration with our Executive Vice President of Enterprise Technology & Chief Information Officer. Both individuals hold senior executive positions and report directly into our Chief Financial Officer. Day-to-day management of our data privacy policies is currently overseen by our Senior Vice President, Global Public Policy, who reports directly to our General Counsel. The Audit Committee reviews cybersecurity and data security risks and mitigation strategies with the Chief Information Officer at least annually.

The Audit Committee reserves time at each meeting for private sessions with the Chief Financial Officer, General Counsel, head of the internal audit department and outside auditors. The Compensation Committee addresses risks arising out of the Company’s executive compensation programs as described at page 29. The operational risks periodically reviewed by committees are also reviewed by the entire Board when a committee or the Board determines this is appropriate.

The independent Lead Director promotes effective communication and consideration of matters presenting significant risks to the Company through her role in developing the Board’s meeting agendas, advising committee chairs, chairing meetings of the independent Directors and facilitating communications between independent Directors and the Chief Executive Officer.

Management Succession Planning

The Board considers the selection, retention and succession planning for the Chief Executive Officer of the Company to be its most important priority. The Board reserves time at every regularly scheduled Board meeting to meet in executive session without the Chief Executive Officer present during which it discusses management succession as appropriate. The Board also discusses management succession with the Chief Executive Officer present at least once each year, and more often as circumstances warrant. These discussions include evaluation of potential internal candidates for succession and focus on particular individuals as appropriate. In the course of these discussions, the Board identifies potential candidates and advises the Chief Executive Officer of the exposure these candidates should receive to maximize the ability of the Board to evaluate the candidates’ qualifications. The Board also evaluates the experience the candidates should gain to develop their ability to succeed.

Director Selection Process

Working closely with the full Board, the Governance and Nominating Committee develops criteria for open Board positions. In developing these criteria, the Committee takes into account a variety of factors, which may include: the current composition of the Board and expected retirements from the Board; the diversity of talents, experiences, skills, backgrounds and perspectives that would best complement those already represented on the Board; the balance of management and independent Directors; and the need for financial or other specialized expertise. Applying these criteria, the Committee considers candidates for Board membership suggested by Committee members, other Board members, management and shareholders. The Committee retains a third-party executive search firm to identify and review candidates upon request of the Committee from time to time.

Once the Committee has identified a prospective nominee — including prospective nominees recommended by shareholders — it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Committee takes into account the information provided to the Committee with the recommendation of the candidate, as well as the Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Committee deems appropriate. The

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preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria that the Committee has established. If the Committee determines, in consultation with the Chairman of the Board and other Directors as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholders, employees, customers and guests and the communities in which it operates; and

•	the willingness of the prospective nominee to meet the minimum equity interest holding guideline set out in the Company’s Corporate Governance Guidelines.

If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report.

In selecting nominees for Director, the Board seeks to achieve a mix of members who together bring experience and personal backgrounds relevant to the Company’s strategic priorities and the scope and complexity of the Company’s business. In light of the Company’s current priorities, the Board seeks experience relevant to managing branded franchises, the creation of high-quality branded entertainment products and services, addressing the impact of rapidly changing technology and the management of a multi-national business. The Board also seeks experience in large, diversified enterprises and demonstrated ability to manage complex issues that involve a balance of risk and reward and seeks Directors who have expertise in specific areas such as consumer and cultural trends, business innovation, growth strategies, financial oversight, international business and governmental issues and technology. The background information on current nominees beginning on page 64 sets out how each of the current nominees contributes to the mix of experience and qualifications the Board seeks.

In making its recommendations with respect to the nomination for re-election of existing Directors at the annual shareholders meeting, the Committee assesses the composition of the Board at the time and considers the extent to which the Board continues to reflect the criteria set forth above.

A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Company’s Bylaws relating to shareholder nominations as described in “Shareholder Communications” below.

Director Independence

The provisions of the Company’s Corporate Governance Guidelines regarding Director independence meet and in some respects exceed the listing standards of the New York Stock Exchange. These provisions are included in the Company’s Corporate Governance Guidelines, which are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors.

Pursuant to the Guidelines, the Board undertook its annual review of Director independence in December 2020. During this review, the Board considered transactions and relationships between the Company and its subsidiaries and affiliates on the one hand and, on the other hand, Directors, immediate family members of Directors, or entities of which a Director or an immediate

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family member is an executive officer, general partner or significant equity holder. The Board also considered whether there were any transactions or relationships between any of these persons or entities and any members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that all of the Directors serving in fiscal 2020 or nominated for election at the 2021 Annual Meeting are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Mr. Iger and Mr. Chapek. Mr. Iger and Mr. Chapek are considered inside Directors because of their employment as senior executives of the Company. Additionally, Mr. Chapek’s son was employed by the Company during fiscal 2020 and currently provides producer services to the Company, as discussed under the heading “Certain Relationships and Related Person Transactions” below.

In determining the independence of each Director, the Board considered and deemed immaterial to the Directors’ independence transactions involving the sale of products and services in the ordinary course of business between the Company, on the one hand, and, on the other, companies or organizations at which some of our Directors or their immediate family members were officers or employees during fiscal 2020. In each case, the amount paid to or received from these companies or organizations in each of the last three years was below the 2% of total revenue threshold in the Guidelines. The Board determined that none of the relationships it considered impaired the independence of the Directors.

Certain Relationships and Related Person Transactions

The Board has adopted a written policy for review of transactions involving more than $120,000 in any fiscal year in which the Company is a participant and in which any Director, executive officer, holder of more than 5% of our outstanding shares or any immediate family member of any of these persons has a direct or indirect material interest. Directors, 5% shareholders and executive officers are required to inform the Company of any such transaction promptly after they become aware of it, and the Company collects information from Directors and executive officers about their affiliations and affiliations of their family members so the Company can search its records for any such transactions. Transactions are presented to the Governance and Nominating Committee of the Board (or to the Chair of the Committee if the Committee delegates this responsibility) for approval before they are entered into or, if this is not possible, for ratification after the transaction has been entered into. The Committee approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company, including whether the transaction impairs independence of a Director. The policy does not require review of the following transactions:

•	employment of executive officers approved by the Compensation Committee;

•	compensation of Directors approved by the Board;

•	transactions in which all shareholders receive benefits proportional to their shareholdings;

•	ordinary banking transactions identified in the policy;

•

any transaction specifically contemplated by the Company’s Certificate of Incorporation or Bylaws, or any action approved by the Board where the interest of the Director, executive officer, 5% shareholder or family member is disclosed to the Board prior to such action;

•

commercial transactions in the ordinary course of business with entities affiliated with Directors, executive officers, 5% shareholders or their family members if the aggregate amount involved during a fiscal year is less than the greater of (a) $1 million and (b) 2% of the Company’s or other entity’s gross revenues and the related person’s interest in the transaction is based solely on his or her position with the entity;

•	charitable contributions to entities where a Director is an executive officer of the entity if the amount is less than the lesser of $200,000 and 2% of the entity’s annual contributions; and

•

transactions with entities where the Director, executive officer, 5% shareholder or immediate family member’s sole interest is as a non-executive officer employee of, volunteer with or director or trustee of the entity.

Each of the investment management firms, Vanguard Group, Inc. and Blackrock, Inc., through their affiliates, held more than 5% of the Company’s shares during fiscal 2020. Funds managed by affiliates of Vanguard and Blackrock are included as investment

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CORPORATE GOVERNANCE AND BOARD MATTERS

options in defined contribution plans offered to Company employees. In addition, Blackrock manages investment portfolios for the Company’s pension funds and provides a risk analytics platform related to management of investments in the pension funds. Vanguard and Blackrock received fees of approximately $1 million and $15 million, respectively, in fiscal 2020 based on the amounts invested in funds managed by them, and Blackrock received fees of approximately $27,000 for the risk analytics platform. The ongoing relationships were reviewed and approved in fiscal 2020 by the Governance and Nominating Committee under the Related Person Transaction Approval Policy.

Mr. Chapek’s son, Brian Chapek (“Mr. B. Chapek”), was employed at Marvel Studios as Director, Production & Development throughout fiscal 2020. Mr. B. Chapek was an employee of a subsidiary of the Company from 2013 and his employment was terminated at the conclusion of fiscal 2020. For fiscal 2020, Mr. B. Chapek’s total compensation was approximately $190,000, which includes his base salary, an annual bonus award and bonuses based on the films on which he worked. In fiscal 2020 Mr. B. Chapek was also granted an equity award which was forfeited before it began to vest. He also participated in benefits generally available to employees with a similar job grade level. Mr. B. Chapek is also entitled to participate in a bonus associated with his work on Black Widow, which will be determined following distribution of the film. Beginning in fiscal 2021, MVL Productions LLC, a subsidiary of the Company, contracted with a company wholly owned by Mr. B. Chapek for his exclusive services for a three year period. Pursuant to this contract, Mr. B. Chapek will receive an annual base payment of $322,000 in fiscal 2021, $342,000 in fiscal 2022 and $367,000 in fiscal 2023. These amounts are inclusive of a payment in lieu of benefits. Additionally, Mr. B. Chapek will receive a $200,000 fee for each film on which he serves as lead producer and an additional bonus calculated by a predetermined formula based on the worldwide box office of films on which he works, consistent with a range and structure typical of producer deals at Walt Disney Studios. These relationships were reviewed and approved in fiscal 2020 by the Governance and Nominating Committee under the Related Person Transaction Approval Policy.

Shareholder Communications

Generally. Shareholders may communicate with the Company through its Transfer Agent, Computershare Trust Company, N.A. (“Computershare”), by writing to Disney Shareholder Services, c/o Computershare, P.O. Box 505052, Louisville, KY 40233-5052, by calling Disney Shareholder Services at 1-855-553-4763 or by sending an e-mail to disneyshareholder@computershare.com. Additional information about contacting the Company is available on the Disney Shareholder Services website (www.disneyshareholder.com) under the “Contact Us” tab.

Shareholders and other persons interested in communicating directly with the independent Lead Director or with the non-management Directors as a group may do so by writing to the independent Lead Director, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-1030. Under a process approved by the Governance and Nominating Committee of the Board for handling letters received by the Company and addressed to non-management members of the Board, the office of the Secretary of the Company reviews all such correspondence and forwards to Board members a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that the Secretary otherwise determines requires their attention. The Governance and Nominating Committee reviews summaries of all correspondence from identified shareholders at the regular meetings of the Committee. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.

Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Shareholder Proposals for Inclusion in 2022 Proxy Statement. To be eligible for inclusion in the proxy statement for our 2022 Annual Meeting, shareholder proposals must be received by the Company’s Secretary no later than the close of business on September 21, 2021. Proposals should be sent to the Secretary, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-1030 and follow the procedures required by SEC Rule 14a-8.

Shareholder Director Nominations for Inclusion in 2022 Proxy Statement. Under our Bylaws, written notice of shareholder nominations to the Board of Directors that are to be included in the proxy statement pursuant to the proxy access provisions in

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Article II, Section 11 of our Bylaws must be delivered to the Company’s Secretary not later than 120 nor earlier than 150 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly any eligible shareholder who wishes to have a nomination considered at the 2022 Annual Meeting and included in the Company’s proxy statement must deliver a written notice (containing the information specified in our Bylaws regarding the shareholder and the proposed nominee) to the Company’s Secretary between October 10, 2021 and November 9, 2021.

Shareholder Director Nomination and Other Shareholder Proposals for Presentation at the 2022 Annual Meeting Not Included in 2022 Proxy Statement. Under our Bylaws, written notice of shareholder nominations to the Board of Directors or any other business proposed by a shareholder that is not to be included in the proxy statement must be delivered to the Company’s Secretary not later than 90 nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any shareholder who wishes to have a nomination or other business considered at the 2022 Annual Meeting but not included in the Company’s proxy statement must deliver a written notice (containing the information specified in our Bylaws regarding the shareholder and the proposed action) to the Company’s Secretary between November 9, 2021 and December 9, 2021. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise shareholders how management intends to vote.

THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          17

Director Compensation

The elements of annual Director compensation for fiscal 2020 were as follows.

Annual Board retainer	$115,000	[4]

Annual committee retainer (except Executive Committee)[1]	$10,000	[4]

Annual Governance and Nominating Committee chair retainer[2]	$15,000	[4]

Annual Compensation Committee chair retainer[2]	$20,000	[4]

Annual Audit Committee chair retainer[2]	$25,000	[4]

Annual deferred stock unit grant	$190,000

Annual retainer for independent Lead Director[3]	$50,000	[4]

[1]	Per committee.

[2]	This is in addition to the annual committee retainer the Director receives for serving on the committee.

[3]	This is in addition to the annual Board retainer, committee fees and the annual deferred stock unit grant.

[4]	Waived for a portion of fiscal 2020 as described below.

To encourage Directors to experience the Company’s products, services and entertainment offerings personally, each non-employee Director may receive Company products and services up to a maximum of $15,000 in fair market value per calendar year plus reimbursement of associated tax liabilities. Directors’ spouses, children and grandchildren may also participate in this benefit within each Director’s $15,000 limit.

The Company reimburses Directors for the travel expenses of, or provides transportation on Company aircraft for, immediate family members of Directors if the family members are specifically invited to attend events for appropriate business purposes. Family members (including domestic partners) may accompany Directors traveling on Company aircraft for business purposes on a space-available basis.

Directors participate in the Company’s employee gift matching program on the same terms as senior executives. Under this program, the Company matches contributions of up to $50,000 per calendar year per Director to charitable and educational institutions meeting the Company’s criteria.

Directors who are also employees of the Company receive no additional compensation for service as a Director.

Under the Company’s Corporate Governance Guidelines, non-employee Director compensation is determined annually by the Board of Directors acting on the recommendation of the Governance and Nominating Committee. In formulating its recommendation, the Governance and Nominating Committee receives input from the third-party compensation consultant retained by the Compensation Committee regarding market practices for Director compensation.

In response to the impacts of COVID-19 on our businesses and employees, the Board of Directors elected to temporarily eliminate Board retainers and committee fees, as discussed under the heading “Director Compensation for Fiscal 2020” below.

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DIRECTOR COMPENSATION

Director Compensation for Fiscal 2020

The following table sets forth compensation earned during fiscal 2020 by each person who served as a non-employee Director during the year.

	FEES EARNED OR PAID IN CASH	STOCK AWARDS	ALL OTHER COMPENSATION	TOTAL

Susan E. Arnold	$117,224	$190,324	$57,162	$364,710

Mary T. Barra	77,121	190,324	52,257	319,702

Safra A. Catz	92,545	190,324	722	283,591

Francis A. deSouza	77,121	190,324	33,275	300,720

Michael B.G. Froman	77,121	190,324	24,392	291,837

Maria Elena Lagomasino	95,630	190,324	12,817	298,771

Mark G. Parker	77,121	190,324	—	267,445

Derica W. Rice	77,121	190,324	67,258	334,703

Fees Earned or Paid in Cash. “Fees Earned or Paid in Cash” includes the annual Board retainer and annual committee and committee-chair retainers, whether paid currently or deferred by the Director to be paid in cash or shares after service ends. Directors are permitted to elect each year to receive all or part of their retainers in Disney stock and, whether paid in cash or stock, to defer all or part of their retainers until after service as a Director ends. Directors who elect to receive deferred compensation in cash receive a credit each quarter, and the balance in their deferred cash account earns interest at an annual rate equal to 120% of the Applicable Long-Term Federal Interest Rate as determined from time to time by the United States Internal Revenue Service. For fiscal 2020, the average interest rate was 3.46%.

In response to the impacts of COVID-19 on our businesses and employees, the Board of Directors determined to eliminate payment of Board retainers and committee fees from April 5, 2020 until the restoration of employee base salaries, which occurred on August 23, 2020. Fees earned or paid in cash reflect such suspension.

The following table sets forth the form of fees received by each Director who elected to receive any portion of the compensation in a form other than currently paid cash. The number of stock units awarded is equal to the dollar amount of fees accruing each quarter divided by the average over the last ten trading days of the quarter of the average of the high and low trading price for shares of Company common stock on each day in the ten-day period. Stock units distributed currently were accumulated throughout the year and distributed as shares following December 31, 2020.

	CASH		STOCK UNITS

	PAID CURRENTLY	DEFERRED	VALUE DISTRIBUTED CURRENTLY	VALUE DEFERRED	NUMBER OF UNITS

Mary T. Barra	—	—	—	$77,121	662

Safra A. Catz	—	—	$92,545	—	795

Francis A. deSouza	$15,625	—	15,625	45,871	555

Michael B.G. Froman	—	—	77,121	—	662

Maria Elena Lagomasino	—	—	—	95,630	821

Mark G. Parker	—	—	—	77,121	662

Derica W. Rice	—	—	—	77,121	662

Stock Awards. “Stock Awards” sets forth the market value of the deferred stock unit grants to Directors and the amount reported is equal to the market value of the Company’s common stock on the date of the award times the number of shares underlying the units. Units are awarded at the end of each quarter and the number of units is determined by dividing the amount payable with

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DIRECTOR COMPENSATION

respect to the quarter by the average over the last ten trading days of the quarter of the average of the high and low trading price for shares of the Company common stock on each day in the ten-day period. Each Director was awarded 1,624 units in fiscal 2020.

Unless a Director elects to defer receipt of shares until after the Director’s service ends, shares with respect to annual deferred stock unit grants are normally distributed to the Director on the second anniversary of the award date, whether or not the Director is still a Director on the date of distribution.

At the end of any quarter in which dividends are distributed to shareholders, Directors receive additional stock units with a value (based on the average of the high and low trading prices of the Company common stock averaged over the last ten trading days of the quarter) equal to the amount of dividends they would have received on all stock units held by them at the end of the prior quarter. Shares with respect to these additional units are distributed when the underlying units are distributed. Units awarded in respect of dividends are included in the fair value of the stock units when the units are initially awarded and therefore are not included in the tables above, but they are included in the total units held at the end of the fiscal year in the table below.

The following table sets forth all stock units held by each Director serving during fiscal 2020 as of the end of fiscal 2020. All stock units are fully vested when granted, but shares are distributed with respect to the units only later, as described above. Stock units in this table are included in the stock ownership table on page 78 except to the extent they may have been distributed as shares and sold prior to the date of the stock ownership table.

STOCK UNITS

Susan E. Arnold	22,039

Mary T. Barra	8,171

Safra A. Catz	3,771

Francis A. deSouza	3,676

Michael B.G. Froman	3,680

Maria Elena Lagomasino	13,995

Mark G. Parker	12,891

Derica W. Rice	3,661

The Company’s Corporate Governance Guidelines encourage Directors to own, or acquire within three years of first becoming a Director, shares of common stock of the Company (including stock units received as Director compensation) having a market value of at least five times the amount of the annual Board retainer for the Director. Unless the Board exempts a Director, each Director is also required to retain stock representing no less than 50% of the after-tax value of exercised options and shares received upon distribution of deferred stock units until such Director meets the stock holding guideline described above.

Based on the holdings of units and shares on January 11, 2021, each currently serving Director complied with the minimum holding requirement on that date.

All Other Compensation. “All Other Compensation” includes:

•

Reimbursement of tax liabilities associated with the product familiarization benefits. The value of the product familiarization benefits themselves and travel benefits are not included in the table as permitted by SEC rules because the aggregate incremental cost to the Company of providing these benefits did not exceed $10,000 for any Director. The reimbursement of associated tax liabilities was less than $10,000 for each Director other than Mr. deSouza, Mr. Froman and Mr. Rice for whom the reimbursement was $13,275, $14,392 and $17,258, respectively.

•	Interest earned on deferred cash compensation, which was less than $10,000 for each Director.

•

The matching charitable contribution of the Company, which was $45,300 for Ms. Arnold, $50,000 for Ms. Barra, $20,000 for Mr. deSouza, $10,000 for Mr. Froman, $8,800 for Ms. Lagomasino, and $50,000 for Mr. Rice.

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Executive Compensation

Letter from the Compensation Committee

Dear Fellow Shareholder,

In fiscal 2020, the challenges of the global COVID-19 pandemic have significantly affected the world at large, The Walt Disney Company, our employees, customers and the communities in which we operate. At the same time, fiscal 2020 marked a year of significant progress on the Company’s DTC strategy, despite the challenges of an uncertain macroeconomic backdrop. This progress was on full display at our December 2020 investor day. Investors’ positive reaction to management’s long term strategic direction, as evidenced by the Company’s all-time record trading price, is gratifying. The Company remains committed to pivoting our businesses to reflect changing patterns of media consumption, while navigating the current global pandemic and supporting the safety of our employees and the communities we serve.

With this backdrop, the Compensation Committee’s decisions for the fiscal 2020 program, described in the Compensation Discussion and Analysis that follows, were made to motivate executives and recognize them for their unwavering efforts and leadership throughout the pandemic, while taking into account the pandemic’s impact on the financial performance of the Company and the broader employee workforce. As you will see described in the following analysis, the Committee considered this backdrop in determining compensation for the Company’s executives, including taking action to meaningfully reduce NEO compensation and further incorporating ESG metrics for diversity and inclusion into executives’ go-forward compensation structures.

One of the key highlights of this past year was the Board’s appointment of Bob Chapek as Chief Executive Officer, the seventh CEO in Disney’s history. The Committee approached his associated compensation, including quantum and structure of pay, informed in part by feedback received from our shareholders in extensive engagement over the previous years. The program we designed recognized the unique set of qualities and experience needed for the role, and created strong alignment with value creation over a multi-year period. We believe Mr. Chapek’s total compensation incentivizes this long-term growth and aligns with the interests of our shareholders, through 90% of compensation in the form of performance-based pay and a greater emphasis on performance-based equity awards.

As CEO, and during one of the most challenging environments the Company has faced, Mr. Chapek adeptly managed the enormous disruption to the Company’s business, while at the same time restructuring Disney’s media and entertainment businesses to fuel the long-term creative and financial growth of the Company. For his part, Mr. Iger did a tremendous job of overseeing the creative output of the Company to help fuel the successful launch of Disney+ and to position our DTC platforms for future success.

In addition to the Committee’s oversight of executive compensation, we have updated our charter to reflect our responsibility for workforce equity oversight for our broader workforce going forward.

Lastly, our Board has a long-standing commitment to engaging with investors, whose input has helped to inform the compensation program described in the Compensation Discussion and Analysis. We believe the actions mentioned in this letter, as well as further actions described in the Compensation Discussion and Analysis, thoughtfully align with the interests of our shareholders and incentivize growth in the long term.

Sincerely,

MARY T. BARRA	MARIA ELENA LAGOMASINO (Chair)	MARK G. PARKER

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This introduction highlights key considerations that guided compensation decisions this past fiscal year. Please review the complete proxy statement, including the complete Compensation Discussion and Analysis section, and fiscal 2020 annual report before you vote.

NAVIGATING THE OPPORTUNITIES AND CHALLENGES OF FISCAL 2020

Fiscal year 2020 began with the launch of Disney+, which resonated with consumers and fans around the globe, resulting in growth over the past year that has far exceeded our initial expectations. The year also brought us some of the greatest challenges in the history of the Company, with the devastating COVID-19 global pandemic and significant social unrest in the U.S., all of which have greatly affected our employees, customers, communities and shareholders. In the face of these challenges, the Company took action to support all of our stakeholders, while simultaneously pivoting our businesses to maximize long-term value for our shareholders. Some of these actions include:

•

Enhanced health and safety measures for our customers and workforce. Constructed reopening strategies, practices and robust tools and resources to implement science-based, responsible health and safety protocols for employees, productions and guests.

•

Enhanced health, wellness and family resources for our employees. Implemented new policies to govern employee pay, leave and benefits for those directly affected by COVID-19, including no cost COVID-19 testing, flexible work arrangements and “work from home” environments, broadened child care programs, bolstered free mental and behavioral health resources and continued to support employees on furlough by covering the full cost of health benefits.

•

Supported our communities: Provided $26.6 million of in-kind support in response to the COVID-19 pandemic for our communities across the globe with donations of PPE, food and consumables, in addition to in-kind donation of advertising time to raise awareness of food insecurity and health and safety protocols; continued to address racial and social issues facing our employees and communities globally.

•

Continued responsible capital management. Positioned the Company for further long-term growth, mitigating the pandemic’s impact on liquidity through debt issuances and execution of a revolving credit facility.

•

Innovated to continue to deliver world-class content and experiences for our consumers. Adopted flexible and creative content distribution approaches, delivering content to consumers how and when they want it; brought sports to fans by hosting the MLS and NBA seasons at the ESPN Wide World of Sports complex in Orlando, Florida, with extensive safety measures inside the “bubble.”

•	Reimagined our business. Reorganized our media and entertainment business to further accelerate and strengthen our DTC strategy and fuel the creative and financial growth of the Company.

•	Enhanced Company diversity and inclusion efforts. Strengthened our D&I commitment through a new six-pillar approach. (See Commitment to Diversity & Inclusion for additional detail).

FISCAL 2020 COMPENSATION OVERVIEW

In fiscal 2020, our NEOs showed exceptional performance and leadership both in managing the Company in the face of the COVID-19 pandemic and in driving a transformation of our businesses, building long-term value, both as described in the preceding section, and in more detail under Individual Compensation Decisions below. Notwithstanding these significant accomplishments for our shareholders, the impact of the pandemic on our businesses led to a meaningful reduction in NEO compensation in a number of ways:

•

Each of the Company’s NEOs agreed to temporarily reduce their base salary, effective with the payroll period commencing April 5, 2020. Mr. Iger agreed to forgo his salary through the end of the fiscal year. Mr. Chapek agreed to forgo 50% and each of Mr. Braverman, Ms. McCarthy, Ms. Parker and Ms. Mucha agreed to forgo 30% of the base salary that would otherwise have been payable through August 22, 2020.

•

Management and the Compensation Committee believed that in light of the Company’s circumstances this year that no bonuses should be paid to the NEOs. Therefore, the Compensation Committee determined not to provide bonuses to NEOs in respect of

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fiscal 2020, notwithstanding the attainment of certain performance metrics, and the strength of management’s performance, either of which could have supported the payment of a bonus of some amount.

•	38% of the performance-based restricted stock grant vesting in December 2020 was forfeited based on three-year TSR and EPS, as compared to the S&P 500.

•

Performance-based restricted stock units granted in fiscal 2020 (which do not vest until the third anniversary of grant date and vest based on three-year TSR compared to the S&P 500 and three-year absolute return on invested capital (ROIC) tests) resulted in no value related to the first year of the ROIC portion of the grant.

COMPENSATION PRACTICES

Executive Compensation Objectives and Methods: We have adopted the following approach to attract and retain high-caliber executives in a competitive market for talent, while ensuring we adhere to corporate governance best practices.

Shareholder engagement and responsiveness

Investor Relations and members of the Board regularly engage in investor outreach. With regard to executive compensation, the Compensation Committee has addressed shareholder concerns and made changes to compensation, including:

•   Setting the new CEO’s compensation below the median for CEOs at our Media and General Industry Peers

•   Setting 50% of the new CEO’s equity award as performance-based restricted stock units

•   Further incorporating diversity and inclusion metrics into NEO compensation.

Incentive plan ESG metrics	Fiscal 2021 bonus plan will further highlight ESG metrics, by emphasizing diversity and inclusion (e.g. representation, retention and content), which will have the highest weighting among non-financial metrics.

Equity retention guidelines	NEOs must hold a meaningful amount of the Company’s stock. The Executive Chairman and CEO must hold equity valued at five times their salary within five years of becoming an executive officer, while other named executive officers must hold equity valued at three times their salary within the same time period.

Compensation at risk	A majority of NEO compensation is tied to either short- or long-term Company performance. For the CEO, 50% of his annual equity grants will be performance-based restricted stock units and 90% of his total target compensation is tied to performance.

Annual risk assessment	Each year, the compensation consultant completes a risk assessment of the Company’s compensation programs. Based on this assessment for fiscal 2020, the Compensation Committee determined that risks arising from the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

Clawback policy	The Board may recover or cancel any bonus or incentive payments in cases such as an executive’s misconduct resulting in either financial or reputational harm.

Disallow hedging and pledging	Board members, NEOs and all other section 16 filers are prohibited from hedging the Company’s securities and from pledging Company securities.

No option re-pricing or cash buyouts	The Company does not allow re-pricing or cash buyouts of underwater stock options without shareholder approval.

No excise tax gross-ups	The Company does not provide excise tax gross-ups.

Independent compensation consultant	The Compensation Committee has retained a compensation consultant whose relationship with the Company was confirmed to be independent for fiscal 2020.

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EXECUTIVE COMPENSATION

SHAREHOLDER ENGAGEMENT

In making decisions about how to appropriately reward performance, the Compensation Committee has taken into account what was learned through its substantial engagement with shareholders. The Board and management are involved in this direct engagement with the Company’s investors on a regular basis. To further enable the Board and the Compensation Committee to consider direct shareholder feedback, the Committee is updated on these conversations with investors.

During fiscal 2020, our Investor Relations team and/or the Board, including members of the Compensation Committee, spoke with 12 of our top 20 shareholders, including 7 of the top 10, and contacted approximately 64% of our largest 50 investors, seeking input on compensation and governance matters. Through shareholder feedback in fiscal 2020 and prior years, some shareholders expressed concerns about certain aspects of Chief Executive Officer compensation, and extolled a strong pay-for-performance approach to compensation programs. Some shareholders also sought clarity regarding Mr. Iger’s successor as Chief Executive Officer. A number of actions taken by the Board and the Committee in fiscal 2020 are responsive to those concerns:

•

the Compensation Committee agreed with Mr. Iger to eliminate a $5 million completion bonus Mr. Iger would have been entitled to for having fulfilled his commitment to complete the July 2, 2019 term of his employment pursuant to the amendment to his employment agreement dated March 22, 2017;

•	the continued focus and discussion around succession planning, which led to the successful leadership transition from Mr. Iger to Mr. Chapek as Chief Executive Officer;

•	the Committee set Mr. Chapek’s target compensation, as a new CEO, both considerably below Mr. Iger’s compensation and below the median for CEOs at our Media and General Industry Peers;

•	the Committee set Mr. Chapek’s long-term incentive grant mix so that 50% of the award is comprised of performance-based restricted stock units;

•

reflective of its commitment to the rigor of a pay-for-performance approach, the Compensation Committee determined to pay no bonuses to the NEOs, despite achievement of certain performance metrics and considerations that might have otherwise supported a bonus payment; and

•	for fiscal 2021, the bonus plan will further incorporate diversity and inclusion metrics into NEO compensation.

Our Board and management have continued to engage with shareholders regarding executive compensation as part of the Board’s ongoing evaluation of compensation and governance matters.

Against this background, the sections that follow discuss our pay-for-performance program and the results it yielded this fiscal year.

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Executive Compensation Program Structure

Objectives and Methods

We design our executive compensation program to drive the creation of long-term shareholder value. We do this by tying compensation to the achievement of performance goals that promote the creation of shareholder value and by designing compensation to attract and retain high-caliber executives in a competitive market for talent.

We have adopted the following approach to achieve these objectives:

PAY-FOR-PERFORMANCE	COMPETITIVE COMPENSATION LEVELS	COMPENSATION MIX

Provide a strong relationship of pay-for- performance through:

•   a performance-based bonus tied to the achievement of financial performance factors and an assessment of each executive’s individual performance against other performance factors

•   equity awards that deliver value based on stock price performance and, in the case of performance-based stock units, whose vesting depends on meeting performance targets

Provide compensation opportunities that take into account compensation levels and practices of our peers, without targeting any specific percentile of relative compensation

Provide a mix of variable and fixed compensation that:

•   is heavily weighted toward variable performance-based compensation for senior executives

•   uses short-term (annual performance-based bonus) and longer-term performance measures (equity awards) to appropriately balance incentives for both short-term and long-term performance

Compensation Program Elements

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EXECUTIVE COMPENSATION

The following table sets forth the elements of total direct compensation in fiscal 2020 and the objectives and key features of each element:

OBJECTIVES AND KEY FEATURES

SALARY

Objectives:

The Compensation Committee sets salaries to reflect job responsibilities and to provide competitive fixed pay to balance performance-based risks.

Key Features:

•  Minimum salaries set in employment agreement

•  Committee discretion to adjust annually based on changes in experience, nature and responsibility of the position, competitive considerations and Chief Executive Officer recommendation (except the salaries of the Chief Executive Officer and the Executive Chairman)

PERFORMANCE-BASED BONUS

Objectives:

The Compensation Committee structures the bonus program to incentivize performance at the high end of ranges for financial performance measures that it establishes each year to drive meaningful growth over the prior year. The Committee believes that incentivizing performance in this fashion will lead to long-term, sustainable gains in shareholder value.

Key Features:

•  Target bonus for each NEO normally set by the Compensation Committee early in the fiscal year in light of employment agreement provisions, competitive considerations, Chief Executive Officer recommendation (except targets for the Chief Executive Officer and the Executive Chairman) and other factors the Committee deems appropriate; bonus opportunity normally limited to 200% of target bonus

•  Payout on 70% of target determined by performance against financial performance ranges developed by the Committee early in the fiscal year

•  Payout on 30% of target determined by the Committee’s assessment of individual performance based both on other performance objectives developed early in the fiscal year and on Chief Executive Officer recommendation (except the payouts for the Chief Executive Officer and the Executive Chairman)

•  Annual payments to executive officers have been subject to a performance test under Section 162(m) of the Internal Revenue Code to the extent necessary and available to obtain deductibility of the payments

EQUITY AWARDS GENERALLY

Objectives:

The Compensation Committee structures equity awards to directly reward long-term gains in shareholder value. Equity awards carry vesting terms that extend up to four years and include performance units whose value depends on company performance, including performance relative to the S&P 500. These awards provide incentives to create and sustain long-term growth in shareholder value.

Key Features:

•  Combined value of options, performance units and time-based units determined by the Committee in light of employment agreement provisions, competitive market conditions, evaluation of executive’s performance and Chief Executive Officer recommendation (except awards for the Chief Executive Officer and the Executive Chairman)

•  Allocation of annual awards for Executive Chairman (based on award value): 50% performance-based restricted stock units; 50% stock options

•  Allocation of annual awards for Chief Executive Officer for FY2020 included both awards he received as Chairman, Disney Parks, Experiences and Products and awards he received as CEO. For FY2021 allocation of annual awards will be (based on award value): 50% performance-based restricted stock units; 25% time-vesting restricted stock units; 25% stock options

•  Allocation of annual awards for other NEOs (based on award value): 30% performance-based restricted stock units; 30% time-vesting restricted stock units; 40% stock options

STOCK OPTION AWARDS

Key Features:

•  Exercise price equal to average of the high and low trading prices on day of award

•  Option re-pricing without shareholder approval is prohibited

•  10-year term

•  Vest 25% per year

ANNUAL PERFORMANCE-BASED RESTRICTED STOCK UNITS

Key Features:

•  Performance-based units reward executives only if specified financial performance measures are met

•  Subject to performance tests, units vest 3 years after grant date

•  Half of awards vest based on 3-year cumulative TSR relative to the S&P 500; the other half vest based on 3-year return on invested capital, comprised of 3 one-year performance periods. For fiscal 2020 3 measurement periods of 1 year each were implemented due to continued financial uncertainties. Awards as described on pages 47 to 48

•  Annual units awarded to executive officers are subject to Section 162(m) test to the extent necessary and available to obtain deductibility of the payment

ANNUAL TIME-BASED RESTRICTED STOCK UNITS

Key Features:

•  25% vest each year following grant date

•  Annual units awarded to executive officers are subject to Section 162(m) test to the extent necessary and available to obtain deductibility of the payments

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EXECUTIVE COMPENSATION

COMPENSATION AT RISK

The Compensation Committee believes that most of the compensation for NEOs should be at risk and tied to a combination of long-term and short-term Company performance. 91% of the target compensation for the Executive Chairman, 90% of the target compensation for the Chief Executive Officer and approximately 83% of the target compensation for other NEOs, varies with either short-term or long-term Company performance.

In establishing a mix of fixed to variable compensation, the composition of various equity awards, target bonus levels, grant date equity award values and performance ranges, the Committee seeks to maintain its goal of making compensation overwhelmingly tied to performance, while also affording compensation opportunities that, in success, would be competitive with alternatives available to the executive. In particular, the Committee expects that performance at the high-end of ranges will result in overall compensation that is sufficiently attractive relative to compensation available at successful competitors and that performance at the low-end of ranges will result in overall compensation that is less than that available from competitors with more successful performance.

In determining the mix between options and restricted stock units, the Committee also considers the number of shares required for each of these types of awards to deliver the appropriate value to executives.

The following chart shows the percentage of the target total direct annual compensation for Mr. Chapek that varies with performance versus being fixed in respect of fiscal 2021. (Fiscal 2020 included grants from his prior role.) Total direct annual compensation represents base salary and target performance-based bonus plus the grant date fair value of regular annual equity awards. Performance compensation represents target performance-based bonus and equity awards while fixed compensation represents Mr. Chapek’s salary.

Target Total Direct Annual Compensation Mix for Chief Executive Officer

90% of Chief Executive Officer fiscal 2021 annual target compensation is performance-based

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EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS

The Company enters into employment agreements with our senior executives when the Compensation Committee determines that it is appropriate to attract or retain an executive or where an employment agreement is consistent with our practices with respect to other similarly situated executives.

Material terms of the employment agreements with the NEOs are reflected under “Fiscal 2020 Total Direct Compensation,” above, and “Benefits and Perquisites,” “2020 Compensation Decisions” and “Compensation Tables – Potential Payments and Rights on Termination or Change in Control,” below.

BENEFITS AND PERQUISITES

The Company provides employees with benefits and perquisites based on competitive market conditions. All salaried employees, including the NEOs, receive the following benefits:

•	health care coverage;

•	life and disability insurance protection;

•	reimbursement of certain educational expenses;

•	access to favorably priced group insurance coverage; and

•	Company matching of gifts of up to $25,000 per employee each calendar year to qualified charitable organizations.

Officers at the vice president level and above, including NEOs, receive the following benefits:

•	complimentary access to the Company’s theme parks and some resort facilities;

•	discounts on Company merchandise and resort facilities;

•	for officers at the vice president level and higher before October 1, 2012, a fixed monthly payment to offset the costs of owning and maintaining an automobile;

•	relocation assistance;

•	eligibility for annual reimbursement of up to $1,000 for wellness-related purposes such as fitness, nutrition and physical exams; and

•	personal use of tickets acquired by the Company for business entertainment when they become available because no business use has been arranged.

NEOs (and some other senior executives) are also entitled to the following additional benefits and perquisites: basic financial planning services, enhanced excess liability coverage, increased relocation assistance, an increased automobile benefit and a Company matching gift amount of $50,000.

The Company pays the cost of security services and equipment for the Executive Chairman and Chief Executive Officer in an amount that the Board of Directors believes is reasonable in light of the security needs of each and, in the interest of security, requires the Executive Chairman and the Chief Executive Officer to use corporate aircraft for all personal travel. Other senior executive officers may also have security expenses reimbursed and are permitted at times to use corporate aircraft for personal travel, in each case at the discretion of the Chief Executive Officer.

During fiscal 2020, the Company paid a filing fee and related legal fees incurred in connection with a filing by Mr. Iger under the Hart-Scott-Rodino Antitrust Improvements Act (HSR). The filing was required because the dollar value of shares held by Mr. Iger exceeded thresholds established under HSR, due to stock price appreciation and the acquisition of shares under the equity compensation program. The Committee considers it appropriate to pay these expenses because they arose as a result of the operation of the Company’s equity compensation program.

RETIREMENT PLANS

NEOs participate in defined benefit programs available to all of our salaried employees hired prior to January 1, 2012 and defined contribution retirement programs available to all of our salaried employees.

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EXECUTIVE COMPENSATION

Tax-qualified defined benefit and defined contribution plans limit the benefit to participants whose compensation or benefits would exceed maximums imposed by applicable tax laws. To provide retirement benefits commensurate with compensation levels, the Company offers non-qualified plans to key salaried employees, including the NEOs, using substantially the same formula for calculating benefits as is used under the tax-qualified defined benefit plans on compensation in excess of the compensation limitations and maximum benefit accruals. The Company also offers deferral of income in addition to that permitted under tax qualified defined contribution plans.

Additional information regarding the terms of retirement and deferred compensation programs for the NEOs is included in “Compensation Tables – Pension Benefits” and “Compensation Tables – Fiscal 2020 Nonqualified Deferred Compensation Table.”

CHANGES FOR FISCAL 2021

In December 2020, the Compensation Committee reviewed the annual performance-based bonus program for alignment with the Company’s strategic business direction and reorganization.

The Committee determined that the fiscal 2021 bonus plan will incorporate revenue as a Company-wide metric to reflect the importance of driving new and existing revenue growth. Adjusted EPS and adjusted return on invested capital will be removed as Company-wide metrics, in order to better align with market practice and to focus incentives on the remaining three key metrics of adjusted operating income, adjusted after-tax free cash flow and revenue. Adjusted return on invested capital was removed from the bonus program since the metric has been added to the performance-based restricted stock test.

The plan will continue to measure NEO performance based on a set of other performance factors, which for fiscal 2021 will further emphasize the importance of ESG metrics by including diversity and inclusion, which will have the highest weighting among the other performance factors.

Company financial metrics will continue to be 70% of the target bonus opportunity, while other performance factors will be 30%.

For fiscal 2021 long-term incentive grants made in December 2020, stock option awards and time-based restricted stock awards granted to NEOs will vest ratably over three years.

Risk Management Considerations

The Compensation Committee believes that the following features of performance-based bonus and equity programs appropriately incentivize the creation of long-term shareholder value while discouraging behavior that could lead to excessive risk:

•

Financial Performance Measures. The financial metrics used to determine the amount of an executive’s bonus are measures the Committee believes drive long-term shareholder value. The ranges set for these measures are intended to reward success without encouraging excessive risk-taking.

•

Limit on Bonus. The overall bonus opportunity is not expected to exceed two times the target amount, no matter how much financial performance exceeds the ranges established at the beginning of the fiscal year.

•

Equity Vesting Periods. Performance-based stock units generally vest in three years. Time-based stock units and options vest annually for up to four years and options remain exercisable for 10 years. These periods are designed to reward sustained performance over several periods, rather than performance in a single period.

•

Equity Retention Guidelines. NEOs are required to acquire within five years of becoming an executive officer, and hold as long as they are executive officers of the Company, shares (including restricted stock units) having a value of at least three times their base salary amounts, or five times in the case of the Chief Executive Officer and Executive Chairman. If these levels have not been reached, these officers are required to retain ownership of shares representing at least 75% of the net after-tax gain (100% in the case of the Chief Executive Officer) realized on exercise of options for a minimum of 12 months. Based on holdings of units and shares on January 11, 2021, each NEO exceeded the minimum holding requirement on that date.

•

No Hedging or Pledging. The Company’s insider trading compliance program prohibits members of the Board of Directors, NEOs and all other employees subject to the Company’s insider trading compliance program from entering into any transaction designed to hedge, or having the effect of hedging, the economic risk of owning the Company’s securities and prohibits certain persons, including members of the Board of Directors and the NEOs, from pledging Company securities.

•

Clawback Policy. If the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by an executive officer, applicable law permits the Company to recover incentive compensation from that executive officer (including profits realized from the sale of Company securities). In such

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EXECUTIVE COMPENSATION

a situation, the Board of Directors would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to an executive on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board determines that such recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in performance targets being achieved that would not have been achieved absent such misconduct. Under the Amended and Restated 2011 Stock Incentive Plan approved at the Company’s 2020 Annual Meeting, equity awards pursuant to the plan may be clawed back where there is reputational or financial harm to the Company, even in the absence of a restatement.

At the Compensation Committee’s request, management conducted its annual assessment of the risk profile of our compensation programs in December 2020. The assessment included an inventory of the compensation programs at each of the Company’s segments and an evaluation of whether any program contained elements that created risks that could have a material adverse impact on the Company. Management provided the results of this assessment to Pay Governance LLC, the Committee’s compensation consultant, which evaluated the findings and reviewed them with the Committee. As a result of this review, the Committee determined that the risks arising from the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

Other Considerations

TIMING OF EQUITY AWARDS

Equity awards are made on dates the Compensation Committee meets. Committee meetings are normally scheduled well in advance and are not scheduled with an eye to announcements of material information regarding the Company. The Committee may make an award with an effective date in the future contingent on commencement of employment, execution of a new employment agreement or some other subsequent event, or may act by unanimous written consent on the date of such an event when the proposed issuances have been reviewed by the Committee prior to the date of the event.

EXTENDED VESTING OF EQUITY AWARDS

Options and restricted stock units continue to vest beyond retirement (and options remain exercisable) if (1) they were awarded at least one year prior to the date of an employee’s retirement and (2) the employee was age 60 or older and had at least ten years of service on the date such employee retired. In these circumstances:

•

Options continue to vest following retirement according to the original vesting schedule. They remain exercisable for up to five years following retirement. Options do not, however, remain exercisable beyond the original expiration date of the option.

•

Restricted stock units continue to vest following retirement according to the original vesting schedule, but vesting remains subject to any applicable performance conditions (except, in some cases, the test to ensure that the compensation is deductible pursuant to Section 162(m)).

The extended vesting and exercisability is not available to certain employees outside the United States.

Options and restricted stock units awarded to executive officers with employment agreements also continue to vest (and options remain exercisable) beyond termination of employment if the executive’s employment is terminated by the Company without cause or by the executive with good reason. In this case, options and restricted stock units continue to vest (and options remain exercisable) as though the executive remained employed through the end of the stated term of the employment agreement. If the executive would be age 60 or older and have at least ten years of service as of the end of the stated term of the employment agreement, the options and restricted stock units awarded at least one year prior to the end of the stated term of the agreement would continue to vest (and options remain exercisable) beyond the stated term of the employment agreement as described above.

DEDUCTIBILITY OF COMPENSATION

For taxable years commencing after 2017, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid to any person whose compensation was required to be included in the Company proxy statement for any fiscal year after 2016 because such person was either the Company’s Chief Executive Officer or Chief Financial Officer or was one the Company’s three other most highly compensated executive officers for such fiscal year. Accordingly, to the extent that compensation in excess of $1 million is payable to any such person in any fiscal year after fiscal 2018, such excess amount is likely to be non-deductible by the Company for federal income tax purposes. However, Section 162(m) exempts qualifying performance-based compensation paid after fiscal 2018 pursuant to a binding written agreement in effect on November 2, 2017. Thus, performance-based awards that were outstanding on that date or awarded

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thereafter pursuant to a binding written agreement can be exempt from the deduction limit if applicable requirements are met. For fiscal 2020, Ms. McCarthy and Ms. Parker’s employment contracts were in place without amendment from prior to November 2, 2017. Subsequently, Ms. McCarthy’s employment contract was amended, as described under Employment Agreements below.

Awards to executive officers under the annual performance-based bonus program and the long-term incentive program that were (i) granted prior to November 2, 2017 or (ii) may continue to qualify for the exemption because they are granted pursuant to a binding written agreement in effect on such date, have been or will be made payable or vest subject to achievement of a performance test based on adjusted net income in order to qualify for the exemption from Section 162(m), to the extent available. If this test is satisfied, the additional performance tests described in this Compensation Discussion and Analysis are applied to determine the actual payout of such bonuses and awards, which in order to remain deductible may not be more than the maximum level funded based on achievement of the Section 162(m) test. Adjusted net income means net income adjusted, as appropriate, to exclude the following items or variances: change in accounting principles; acquisitions; dispositions of a business; asset impairments; restructuring charges; extraordinary, unusual or infrequent items; and extraordinary litigation costs and insurance recoveries. For fiscal 2020, the adjusted net income target was $5.6 billion, and the Company achieved adjusted net income of $9.0 billion. Net income was adjusted to account for international channels goodwill and intangible impairment charges, transaction purchase accounting, restructuring and impairment charges, discontinued operations, closures at Disney Parks, Experiences and Products and the gain on sale of equity investments.

Therefore, the Section 162(m) test was satisfied with respect to restricted stock units vesting based on fiscal 2020 results.

Compensation Process

The following table outlines the process for determining annual compensation awards for NEOs:

SALARIES	PERFORMANCE-BASED BONUS

•  Annually, normally at the end of the calendar year, the Chief Executive Officer recommends salaries for NEOs other than the Executive Chairman and himself for the following calendar year

•  Compensation Committee reviews proposed salary changes with input from its consultant

•  Committee determines annual salaries for all NEOs

•  Committee reviews determinations with the other non-management directors

•  Compensation Committee participates in regular Board review of operating plans and results and review of annual operating plan at the beginning of the fiscal year

•  Management recommends financial and other performance measures, weightings and ranges

•  Early in the fiscal year, the Committee reviews proposed performance measures and ranges with input from its consultant and develops performance measures and ranges that it believes establish appropriate goals

•  Chief Executive Officer recommends bonus targets for NEOs other than the Executive Chairman and himself

•  Early in the fiscal year, the Committee reviews bonus measure ranges with input from its consultant and in light of the targets established by employment agreements and competitive conditions and determines bonus target opportunity as a percentage of fiscal year-end salary for each NEO

•  After the end of the fiscal year, management presents financial results to the Committee

•  Chief Executive Officer recommends other performance factor multipliers for NEOs other than himself and the Executive Chairman

•  Committee reviews the results and determines whether to make any adjustments to financial results and determines other performance factor multipliers and establishes bonus

•  Committee reviews determinations with the other non-management directors and, in the case of the Chief Executive Officer and Executive Chairman, seeks their concurrence in the Committee’s determination

EQUITY AWARDS

•  In first fiscal quarter, the Chief Executive Officer recommends grant date fair value of awards for NEOs other than the Executive Chairman and himself

•  Compensation Committee reviews proposed awards with input from its consultant (described on page 33 and reviews with other non-management directors

•  Committee determines the dollar values of awards

•  Exercise price and number of options and restricted stock units are determined by formula based on market price of common shares on the date of award

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EXECUTIVE COMPENSATION

The following table outlines the process for determining terms of employment agreements and compensation plans in which the NEOs participate:

EMPLOYMENT AGREEMENTS	COMPENSATION PLANS

Chief Executive Officer

•  Committee arrives at proposed terms of agreement with input from its consultant

•  Committee recommends terms of agreement to other non-management directors following negotiation with the Chief Executive Officer

•  Non-management directors, including the Compensation Committee members, approve terms of agreement for the Chief Executive Officer

Executive Chairman

•  Committee arrives at proposed terms of agreement with input from its consultant

•  Committee recommends terms of the amendment to the existing agreement to other non-management directors following negotiation with the Executive Chairman

•  Non-management directors, including the Compensation Committee members, approve terms of the amendment to the existing agreement for the Executive Chairman

Other NEOs

•  Chief Executive Officer recommends terms of agreements

•  Committee reviews proposed terms of agreements with input from its consultant

•  Committee determines material terms of agreements, subject to consultation with the Board where the Committee deems appropriate

•  Committee requests its consultant and management to review compensation plans

•  Management and the Committee’s consultant recommend changes to compensation plans in response to requests or on their own initiative

•  Committee reviews proposed changes to compensation plans with input from its consultant

•  Committee determines changes to compensation plans or recommends to the Board if Board action is required

•  Committee participates with Board in determining changes when Board action is required

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MANAGEMENT INPUT

In addition to the Chief Executive Officer recommendations described above, management regularly:

•	provides data, analysis and recommendations to the Compensation Committee regarding the Company’s executive compensation programs and policies;

•	administers those programs and policies as directed by the Committee;

•	provides an ongoing review of the effectiveness of the compensation programs, including competitiveness and alignment with the Company’s objectives; and

•	recommends changes to compensation programs if needed to help achieve program objectives.

The Committee meets regularly in executive session without management present to discuss compensation decisions and matters relating to the design and operation of the executive compensation program.

COMPENSATION CONSULTANT

The Compensation Committee retained Pay Governance LLC as the compensation consultant for fiscal 2020. The consultant assists the Committee’s development and evaluation of compensation policies and practices and the Committee’s determinations of compensation awards by:

•	attending Committee meetings;

•	meeting with the Committee without management present;

•	providing third-party data, advice and expertise on proposed executive compensation awards and plan designs;

•

reviewing briefing materials prepared by management and outside advisers and advising the Committee on the matters included in these materials, including the consistency of proposals with the Committee’s compensation philosophy and comparisons to programs at other companies; and

•	preparing its own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with the Committee’s compensation philosophy.

The Committee considers input from the consultant as one factor in making decisions on compensation matters, along with information and analyses it receives from management and its own judgment and experience.

The Committee has adopted a policy requiring its consultant to be independent of Company management. The Committee performs an annual assessment of the consultant’s independence to determine whether the consultant is independent. The Committee assessed Pay Governance LLC’s independence in December 2020 and confirmed that the firm’s work has not raised any conflict of interest and the firm is independent under the policy.

PEER GROUPS

Summary of Peer Groups

The following table summarizes the three distinct peer groups we use for three distinct purposes described in more detail below:

PEER GROUP	PURPOSE	FISCAL 2020 COMPOSITION

Media Industry Peers	Evaluating compensation levels for the NEOs	Nine other major media companies

General Industry Peers	Evaluating general compensation structure, policies and practices	17 similarly-sized global companies with a consumer orientation and/or strong brand recognition

Performance Peers	Evaluating relative economic performance of the Company	Standard & Poor’s (S&P) 500

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THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          33

EXECUTIVE COMPENSATION

Media Industry Peers

The Compensation Committee believes that there is a limited pool of talent with the set of creative and organizational skills needed to run a global creative organization like the Company. The Committee also understands that executives with the background needed to manage a company such as ours have career options with compensation opportunities that normally exceed those available in most other industries, and that compensation levels within the peer group are driven by the dynamics of compensation in the entertainment industry and not the ownership structure of a particular company. Accordingly, the market for executive talent to lead the Company, and the group against which to compare our executive compensation, is best represented by the companies in our media industry peer group. At the beginning of fiscal 2020, companies included in the media industry peer group consisted of Alphabet, Amazon, Apple, AT&T, CBS, Comcast, Discovery, Facebook, Netflix and Viacom. CBS and Viacom merged in December 2019 to become ViacomCBS and the combined company remained in the peer group.

General Industry Peers

The Compensation Committee believes that the features of the Company’s overall compensation structure, policies and practices should normally be consistent for all executives. Because our operations span multiple industries, the Committee believes that a consistent approach across the breadth of the Company’s operations with respect to features of our overall executive compensation structure is best achieved by reference to a group of General Industry Peers that is broader than the Media Industry Peers.

The peer group used for establishing compensation structure, policies and practices consists of companies that have:

•	A consumer orientation and/or strong brand recognition;

•	A global presence and operations;

•	Annual revenue no less than 40% and no more than two and a half times our annual revenue; and

•	As a general matter, a market capitalization in the range of approximately one-quarter to four times our market capitalization;

•	Plus companies that do not meet the revenue or market cap test, but that are included in the peer groups used by one or more of the Media Industry Peers.

The companies that met these criteria and were included at the beginning of fiscal 2020 in our “General Industry Peers” group were:

•	Alphabet

•	Amazon.com

•	Apple

•	AT&T

•	CBS

•	Charter Communications
•	Cisco Systems

•	Comcast

•	Discovery

•	Facebook

•	IBM

•	Intel
•	Microsoft

•	Netflix

•	Oracle

•	Verizon Communications

•	Viacom

CBS and Viacom merged during the year to become ViacomCBS and the combined company remained in the peer group.

Performance Peers

The overall financial performance of the Company is driven by the Company’s diverse businesses, which compete in multiple sectors of the overall market. The Compensation Committee believes that, given the span of the Company’s businesses, the best measure of relative performance is how the Company’s diverse businesses have fared in the face of the economic trends that impact companies in the overall market and that the best benchmark for measuring such success is the Company’s relative performance compared to that of the companies comprising the S&P 500. Accordingly, the Committee has selected the S&P 500 to set the context for evaluating the Company’s performance and to measure relative performance for performance-based restricted stock unit awards.

34          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

2020 Compensation Decisions

This section discusses the specific decisions made by the Compensation Committee in fiscal 2020. These decisions were made taking into consideration the results of the most recent shareholder advisory votes on executive compensation.

Employment Agreements

NEO BASE SALARY REDUCTIONS

In March 2020, as part of a series of measures to better enable the Company to weather the extraordinary business challenges the COVID-19 pandemic presented, each of the Company’s NEOs agreed by irrevocable waiver to effect a temporary reduction in the base salaries otherwise payable under their respective employment agreements, effective with the payroll period commencing April 5, 2020. Mr. Iger agreed to forgo, through the last payroll period in fiscal 2020, receipt of all but that portion of his base salary necessary to fund, on an after-tax basis, his contributions to continue to participate in the Company’s health benefits plan. Mr. Chapek agreed to forgo receipt of 50% and each of Mr. Braverman, Ms. McCarthy, Ms. Parker and Ms. Mucha agreed to forgo receipt of 30% of the base salary, which reductions remained in place April 5 through August 22 of 2020.

ENTRY INTO MR. CHAPEK’S EMPLOYMENT AGREEMENT

In February 2020 in connection with Mr. Chapek’s appointment as Chief Executive Officer, the Company and Mr. Chapek entered into an employment agreement with a term commencing February 24, 2020 and ending on February 28, 2023. The employment agreement provides for Mr. Chapek to be elected as a member of the Board, for a base salary of $2,500,000, eligibility for an annual, performance-based bonus and that the Compensation Committee will set a target bonus each year of not less than 300% of the annual base salary for Mr. Chapek in effect at the end of the preceding fiscal year. The employment agreement also provides that Mr. Chapek is entitled to participate in the Company’s equity-based long-term incentive plans and programs generally made available to executive officers of the Company. For each fiscal year during the term of the employment agreement, Mr. Chapek will be granted a long-term incentive award having a target value of not less than $15 million. The agreement provides for additional equity-based long-term incentive awards in respect of Mr. Chapek’s services for the current fiscal year to reflect his service as Chief Executive Officer for the remainder of the fiscal year.

Other material terms of the employment agreement with Mr. Chapek are described under “Compensation Program Elements,” above, and “Compensation Tables – Potential Payments and Rights on Termination or Change in Control,” below.

AMENDMENT TO MR. IGER’S EMPLOYMENT AGREEMENT

In February 2020, in connection with Mr. Iger stepping down as Chief Executive Officer, the Company and Mr. Iger entered into an amendment to Mr. Iger’s employment agreement to reflect Mr. Iger’s continuing full-time employment in the position of Executive Chairman rather than as the Chief Executive Officer and to confirm that in such position he directs the Company’s content creation.

DECEMBER 2019 IGER BONUS ELIMINATION

The amendment dated March 22, 2017 to Mr. Iger’s employment agreement provided that Mr. Iger would receive a bonus of $5 million if he completed the term of his employment through July 2, 2019. In response to shareholder feedback regarding total compensation, the Committee discussed with Mr. Iger, and Mr. Iger agreed to the elimination of that $5 million bonus.

AMENDMENT TO MR. BRAVERMAN’S EMPLOYMENT AGREEMENT

In October 2019, the Company and Mr. Braverman entered into an amendment to Mr. Braverman’s employment agreement extending the term of Mr. Braverman’s employment from December 31, 2020 to December 31, 2021. Additionally, the amendment increased his annual base salary to $1,750,000 effective September 26, 2019, and thereafter, Mr. Braverman’s salary shall be determined by the Company in its sole discretion but shall not be less than $1,750,000. The amendment also increased the target annual long-term equity incentive award value from 300% to 350% of his annual base salary, subject to adjustment.

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EXECUTIVE COMPENSATION

AMENDMENT TO MS. MCCARTHY’S EMPLOYMENT AGREEMENT

Following fiscal 2020, in December 2020, the Company and Ms. McCarthy entered into an amendment to Ms. McCarthy’s employment agreement extending the term of Ms. McCarthy’s employment from June 30, 2021 to December 31, 2022. Additionally, the amendment set Ms. McCarthy’s target long-term equity incentive annual award value at $11,000,000, subject to adjustment. The decision to extend Ms. McCarthy’s employment agreement was made in the context of leadership changes at the executive level over the past fiscal year, including the appointment of Mr. Chapek as Chief Executive Officer and the transition of Mr. Iger to the position of Executive Chairman, as well as the various leadership changes across the businesses. Ms. McCarthy’s continued service as Chief Financial Officer provides stability and continuity during this period of leadership transition and this pivotal time for the Company with regard to its strategic priorities and investments.

Performance Goals

The Compensation Committee normally develops performance goals for each fiscal year early in that year, and evaluates performance against those goals after the fiscal year has ended to arrive at its compensation decisions.

GOALS

Financial Performance

In December 2019, the Compensation Committee reviewed the annual performance-based bonus program. The Committee determined to retain the financial measures and relative weights for calculating the portion of the NEOs bonuses that is based on financial performance as follows:

•	adjusted segment operating income (25.0%)

•	adjusted EPS (28.6%)

•	adjusted after-tax free cash flow (21.4%)

•	adjusted return on invested capital (25.0%)

The Committee retained these measures and weightings, which were unchanged from the prior fiscal year, because it believed that performance against these measures would promote the creation of long-term shareholder value.

The Committee also developed performance ranges for each of the measures in December 2019. These ranges are used to determine the multiplier that is applied to 70% of each NEO’s target bonus. The overall financial performance multiple is equal to the weighted average of the performance multiples for each of the four measures. The performance multiple for each measure is zero if performance is below the bottom of the range and varies from 35% at the low end of the range to a maximum of 200% at the top end of the range. The Committee believes the top of each range represents extraordinary performance and the bottom represents disappointing performance.

For fiscal 2020, the Committee increased the overall level of the ranges for adjusted segment operating income to provide incentives for overall growth. The Committee recognized the significant investments in our DTC business, and therefore reduced the overall level of the range for adjusted EPS, adjusted after-tax free cash flow and adjusted return on invested capital. The Committee also tightened the performance ranges for adjusted EPS and adjusted after-tax free cash flow. The following table shows the performance ranges chosen by the Committee for fiscal 2020 (dollars in millions except per share amounts):

FISCAL 2020 PERFORMANCE RANGE

Adjusted Segment Operating Income	$11,676-$16,134

Adjusted EPS	$3.71-$5.38

Adjusted After-Tax Free Cash Flow*	$2,445-$6,446

Adjusted Return on Invested Capital**	4.4%-7.6%

36          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

*

For purposes of the annual performance-based bonuses, “adjusted after-tax free cash flow” was defined as cash provided by operations adjusted for cash paid for restructuring costs and less investments in parks, resorts and other properties, all on a consolidated basis.

**

For purposes of the annual performance-based bonuses, “adjusted return on invested capital” was defined as the aggregate adjusted segment operating income less corporate and unallocated shared expenses (both on an after-tax basis), divided by average net assets (including net goodwill) and related impacts, all on a consolidated basis.

Other Performance Factors

The Compensation Committee also developed other performance factors for the fiscal 2020 annual bonus in December 2019. The Committee established the following factors based on the recommendation of Mr. Iger and the strategic objectives of the Company:

•	Continue achievement of integration and synergy goals related to TFCF Corporation (TFCF) and Hulu LLC (Hulu)

•	Expand our audience through innovative products and high-quality branded content and storytelling

•	Continue to drive the adoption and growth of our DTC services

•	Meaningfully increase the diverse representation of management and executives, with a focus on women and people of color, through a variety of engagement efforts

EVALUATING PERFORMANCE

The Compensation Committee reviewed the overall operating results of the Company in fiscal 2020, evaluating them against the bonus plan performance ranges developed by the Committee early in the fiscal year. The Compensation Committee elected to make adjustments to financial performance to exclude non-recurring items, but did not make any adjustments related to the impact of COVID-19.

Based on these results, the weighted financial performance factor was 21% in fiscal 2020 compared to a factor of 173% in fiscal 2019. Adjusted after-tax free cash flow performance of $4,399 million was the only metric above the threshold. Adjusted segment operating income ($8,108 million), adjusted return on invested capital (3.6%) and adjusted EPS ($2.02) were all below the threshold and resulted in 0% payout. Additional detail regarding the performance of the Company is set forth in the Proxy Summary beginning on page 3 and our Annual Report on Form 10-K for fiscal 2020.

With respect to the other performance factors, the Committee recognized the extraordinary leadership of the NEOs during very challenging and uncontrollable circumstances, as well as the strong performance of our DTC services. The Committee recognized the accomplishments of the NEOs during unprecedented times, including:

•

mitigated the pandemic’s impact on the Company’s liquidity with the issuance of $18 billion in term debt, execution of a $5 billion 364-day revolving credit facility and continued consolidation of global cash balances;

•	developed the Company’s re-opening strategy for our Parks and workplaces globally, putting in place responsible standards in health, safety and wellbeing for our employees, cast members and guests;

•

enhanced and focused the Company’s diversity and inclusion efforts through a new, six-pillar approach that puts a premium on transparency, representation, accountability, community, inclusive content, and culture;

•	successfully launched Disney+; and

•	continued the successful integration of TFCF and Hulu, which is expected to drive above-target synergy savings.

See tabular disclosure for each NEO below under “Individual Compensation Decisions” for additional information regarding key contributions and accomplishments of each NEO.

While this performance against financial performance and other performance factors would have resulted in a bonus for the NEOs, and the Compensation Committee recognized their strong leadership amidst incredible challenges, management and the Compensation Committee believe that in light of circumstances this year, that no bonus should be made to NEOs. Therefore, the Compensation Committee determined to not pay a bonus to NEOs with respect to fiscal 2020.

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EXECUTIVE COMPENSATION

Individual Compensation Decisions

ANNUAL COMPENSATION DECISIONS

The following table summarizes annual compensation decisions made by the Compensation Committee with respect to each of the NEOs. The Committee established the salary and performance-based bonus target multiple of salary for each of the NEOs early in the fiscal year (except as noted below). Although the Company’s performance was in line with a financial performance factor of 21%, and there were other performance factors that would have supported a bonus, management recommended, and the Compensation Committee set, the NEO bonuses at zero based on qualitative considerations due to COVID-19 impacts to the Company.

	SALARY	PERFORMANCE-BASED BONUS		EQUITY AWARDS

	FISCAL YEAR END 2020 ANNUAL SALARY	TARGET	AWARD AMOUNT	VALUE		TARGET PERFORMANCE UNITS[1]		TIME- BASED UNITS[1]		OPTIONS[1]

Robert A. Iger	$3,000,000	$12,000,000	$0	$16,544,884		43,169		—		263,683

Robert A. Chapek	$2,500,000	$7,500,000	$0	$9,502,990	[2]	26,191	[2]	20,955	[2]	102,011	[2]

Alan N. Braverman	$1,750,000	$3,500,000	$0	$6,866,157		9,483		15,452		83,897

Christine M. McCarthy	$1,854,000	$3,708,000	$0	$8,478,884		11,709		19,082		103,603

Zenia B. Mucha	$1,197,000	$1,496,250	$0	$2,875,612		3,972		6,472		35,135

M. Jayne Parker	$1,100,000	$1,650,000	$0	$4,817,578		6,653		10,842		58,865

1	The number of restricted stock units and options was calculated from the value of the award as described in the table on pages 49 to 50.

2

In connection with his promotion, Mr. Chapek was granted 14,298 PBUs, 9,343 RSUs and 38,964 options on February 28, 2020 (intended grant value mix of 60% PBU’s, 20% options and 20% RSU’s), as well as 4,766 PBUs on October 1, 2020. These awards have an aggregate value of $4,343,192.

The compensation set forth above and described below differs from the total compensation reported in the Summary Compensation Table as follows:

•	the salary set forth above does not take into account salary reductions each executive voluntarily took in 2020.

•

the compensation set forth above does not include the change in pension value and nonqualified deferred compensation earnings as these items do not reflect decisions made by the Committee during the fiscal year.

•

the compensation set forth above does not include perquisites and benefits and other compensation as these items are generally determined by contract and do not reflect decisions made by the Committee during the fiscal year.

The Compensation Committee’s determination on each of these matters was based on the recommendation of Mr. Chapek (except in the case of his own and Mr. Iger’s compensation), the parameters established by the executive’s employment agreement and the factors described below. In determining equity awards, the Committee considered its overall long-term incentive guidelines for all executives, which, in the context of the competitive market for executive talent, attempt to balance the benefits of incentive compensation tied to performance of the Company’s common stock with the dilutive effect of equity compensation awards.

38          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

MR. IGER

Salary	Mr. Iger’s 2020 annual salary was unchanged from his 2019 salary and is equal to the amount set in his employment agreement. For the period from April 5th, 2020 to October 3rd, 2020, Mr. Iger took no salary, except for that portion of his base salary necessary to fund, on an after-tax basis, his contributions to continue to participate in the Company’s health benefits plan.

Performance- based Bonus

Target Bonus

Mr. Iger’s fiscal 2020 target bonus amount was unchanged from fiscal 2019 and is equal to the amount provided for in his employment agreement. Mr. Iger was paid no bonus with respect to fiscal 2020.

Other Performance Factor

The Compensation Committee recognized the following key performance highlights:

•  Successfully launched Disney+ and drove unprecedented subscriber growth in the first year, while also increasing subscribers at ESPN+ and Hulu.

•  The release of compelling original content for Disney+ (Hamilton and Mulan), and Hulu (FX). This is in addition to the successful content created for traditional theatrical release (Frozen 2, Star Wars: The Rise of Skywalker) and linear networks (The Last Dance and the NBA season restart at Walt Disney World).

•  Established the Executive Chairman’s Creative Inclusion Council, which brings together diverse creative executives at all levels across the Company to accelerate our work in creating inclusive content.

•  In response to COVID-19, the Company provided $26.6 million of in-kind donations to communities around the world, including PPE, food and consumables.

•  Recognition of Disney as one of the “World’s Most Admired Companies” by Fortune (#4 overall and #1 in entertainment) and #2 in MBLM’s annual Brand Intimacy Study, which measures the bonds consumers form with the brands they use and love.

Equity Award Value	The Committee left the value of Mr. Iger’s annual equity award approximately equal to the value of his fiscal 2019 award.

MR. CHAPEK

Salary	In connection with his promotion to Chief Executive Officer, the Compensation Committee set Mr. Chapek’s 2020 annual salary at $2.5 million. For the period from April 5th, 2020 to August 22nd, 2020, Mr. Chapek took a 50% salary reduction.

Performance- based Bonus

Target Bonus

In connection with his promotion, Mr. Chapek’s target bonus for fiscal 2020 is equal to three times his fiscal year-end salary, as set forth in his employment agreement. Mr. Chapek was paid no bonus with respect to fiscal 2020.

Other Performance Factor

The Compensation Committee recognized the following key performance highlights:

•  In the wake of COVID-19’s impact on theaters and our content pipeline, worked to quickly program new offerings on our DTC and linear channels, while preparing plans to responsibly reopen our parks and production operations around the world.

•  Launched our direct-to-consumer services in several key markets, while converting Hotstar to Disney+ Hotstar and announcing the launch of a Star international general entertainment service planned for fiscal 2021 in Latin America and Europe.

•  Enhanced and focused the Company’s D&I efforts through a new, six-pillar approach that puts a premium on Transparency, Representation, Accountability, Community, Inclusive Content and Culture. Began delivering change by establishing the CEO Diversity & Inclusion Council, championing the Black Talent Network, investing in inclusive storytelling and requiring leader accountability.

•  Recognition of Disney as one of the “World’s Most Admired Companies” by Fortune (#4 overall and #1 in entertainment) and #2 in MBLM’s annual Brand Intimacy Study, which measures the bonds consumers form with the brands they use and love.

Equity Award Value	The total equity award value for Mr. Chapek is equal to 3.8 times his fiscal year-end salary to provide performance-based awards tied to long-term gains in shareholder value.

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THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          39

EXECUTIVE COMPENSATION

MR. BRAVERMAN

Salary	Mr. Braverman’s 2020 annual salary remained unchanged from his 2019 salary. For the period from April 5th, 2020 to August 22nd, 2020, Mr. Braverman took a 30% salary reduction.

Performance- based Bonus

Target Bonus

Mr. Braverman’s target bonus for fiscal 2020 is equal to two times his fiscal year-end salary, as set forth in his employment agreement. Mr. Braverman was paid no bonus with respect to fiscal 2020.

Other Performance Factor

The Compensation Committee recognized the following key performance highlights:

•  Oversight of ongoing legal strategy of the acquisition of TFCF, including the responsibility for managing the antitrust and other regulatory clearances.

•  Continued leadership of the Company’s legal and public policy positions on litigation matters, transactions and regulatory developments.

•  Oversight of the regulatory work associated with launches of our DTC products.

•  Continued promotion of diversity and inclusion in the legal department and served actively as a member of the Board of the Leadership Council on Legal Diversity.

Equity Award Value	The equity award value for Mr. Braverman is equal to 3.9 times his fiscal year-end salary to provide performance-based awards tied to long-term gains in shareholder value, including the continued achievement of integration and synergy goals for TFCF and Hulu.

MS. MCCARTHY

Salary	The Committee increased Ms. McCarthy’s 2020 annual salary by 3% to reflect changes in the market for executive talent and her continued outstanding performance. For the period from April 5th, 2020 to August 22nd, 2020, Ms. McCarthy took a 30% salary reduction.

Performance- based Bonus

Target Bonus

Ms. McCarthy’s target bonus for fiscal 2020 is equal to two times her fiscal year-end salary, as set forth in her employment agreement applicable for fiscal 2020. Ms. McCarthy was paid no bonus with respect to fiscal 2020.

Other Performance Factor

The Compensation Committee recognized the following key performance highlights:

•  Continued achievement of integration and synergy goals related to TFCF and Hulu.

•  Leadership of the Enterprise Technology and Cybersecurity teams, which delivered service excellence across all segments and lines of business, including supporting the historic launch of Disney+ and navigating through the complex pandemic-related shift to working from home.

•  Efforts to mitigate the business impacts of the pandemic through the issuance of term debt and revolving credit.

•  Continued promotion of diversity among the financial organization.

Equity Award Value	The annual equity award value for Ms. McCarthy is equal to 4.6 times her fiscal year-end salary to provide performance-based awards tied to long-term gains in shareholder value, including the continued achievement of integration and synergy goals for TFCF and Hulu.

40          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

MS. MUCHA

Salary	The Committee increased Ms. Mucha’s 2020 annual salary by 3% for her continued outstanding performance. For the period from April 5th, 2020 to August 22nd, 2020, Ms. Mucha took a 30% salary reduction.

Performance- based Bonus

Target Bonus

Ms. Mucha’s target bonus for fiscal 2020 is equal to 1.25 times her fiscal year-end salary, as set forth in her employment agreement. Ms. Mucha was paid no bonus with respect to fiscal 2020.

Other Performance Factor

The Compensation Committee recognized the following key performance highlights:

•  Enhancement of the reputation of the Disney brand worldwide through leadership of global communications for the Company and all its business units.

•  Worked closely and proactively with members of the Company’s senior leadership team to anticipate and mitigate issues and/or incidents posing potential reputational risk to the Company or its businesses.

•  Execution of strategic communication plans in support of the launch of the Company’s strategic initiatives, including D&I efforts, the direct-to-consumer business and Disney+, and the continued TFCF integration.

•  Effectively handled all crisis communications with regard to the impact of COVID-19 on our businesses and employees, conveying the necessity of Company actions, while highlighting innovative ways Disney has been able to serve consumers across all of our businesses during the pandemic.

Equity Award Value	The equity award value for Ms. Mucha is equal to 2.4 times her fiscal year-end salary to provide performance-based awards tied to long-term gains in shareholder value, including the continued achievement of integration and synergy goals for TFCF and Hulu.

MS. PARKER

Salary	The Committee increased Ms. Parker’s 2020 annual salary by 4.3% to reflect changes in the market for executive talent and her continued outstanding performance. For the period from April 5th, 2020 to August 22nd, 2020, Ms. Parker took a 30% salary reduction.

Performance- based Bonus

Target Bonus

Ms. Parker’s target bonus for fiscal 2020 is equal to 1.5 times her fiscal year-end salary, increased from 1.4 times her salary in fiscal 2019. Ms. Parker was paid no bonus with respect to fiscal 2020.

Other Performance Factor

The Compensation Committee recognized the following key performance highlights:

•  Established and directed an Enterprise-wide Command Center to orchestrate and align crisis management efforts across HR, Global Security, Global Travel, the Company’s Medical Doctors and other key functional partners.

•  Worked with the CEO and the Board of Directors on CEO talent succession planning strategy, timeline and transition.

•  Despite over 6 months of hiring frozen with only limited approvals and an aggressive competitive market for diverse talent, the Company outpaced representation as of the beginning of the fiscal year in hiring female and racially and ethnically diverse talent.

•  Integrated over 2,500 Hulu employees into the direct-to-consumer business and began harmonization of benefits, systems, policies and related HR processes.

Equity Award Value	The equity award value for Ms. Parker is equal to 4.4 times her fiscal year-end salary to provide performance-based awards tied to long-term gains in shareholder value, including the continued achievement of integration and synergy goals for TFCF and Hulu.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

(2)

based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2021 Annual Meeting of shareholders.

Members of the Compensation Committee

Mary T. Barra

Maria Elena Lagomasino (Chair)

Mark G. Parker

42          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Tables

Fiscal 2020 Summary Compensation Table

The following table provides information concerning the total compensation earned in fiscal 2018 (except for Mr. Chapek), fiscal 2019 (except for Mr. Chapek) and fiscal 2020 by the two Chief Executive Officers who served during fiscal 2020, the Chief Financial Officer, and three other persons serving as executive officers at the end of fiscal 2020 who were the most highly compensated executive officers of the Company in fiscal 2020. Mr. Iger served as Chief Executive Officer for a portion of fiscal 2020 and Mr. Chapek served as Chief Executive Officer from February 24, 2020 through the end of fiscal 2020. These six officers are referred to as the named executive officers or NEOs in this proxy statement. Information regarding the amounts in each column follows the table.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY	STOCK AWARDS[1]	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS[2]	ALL OTHER COMPENSATION	TOTAL

ROBERT A. IGER Chief Executive Officer[3]; Executive Chairman	2020	$1,569,581	$ 6,958,847	$9,586,037	$0	$1,777,334	$1,139,590	$21,031,389
	2019	3,000,000	10,072,895	9,583,291	21,750,000	1,967,234	1,144,342	47,517,762
	2018	2,875,000	35,352,327	8,270,976	18,000,000	—	1,146,911	65,645,214

ROBERT A. CHAPEK Chief Executive Officer[3]	2020	1,814,608	6,129,442	3,373,548	0	2,705,712	140,626	14,163,936

ALAN N. BRAVERMAN Senior Executive Vice President, General Counsel and Secretary	2020	1,581,731	3,816,132	3,050,025	0	576,555	91,293	9,115,736
	2019	1,660,061	3,000,026	2,000,011	6,340,000	639,894	79,888	13,719,880
	2018	1,600,213	2,400,080	1,600,004	4,750,000	—	69,233	10,419,530

CHRISTINE M. MCCARTHY Senior Executive Vice President and Chief Financial Officer	2020	1,661,815	4,712,459	3,766,425	0	761,321	94,985	10,997,005
	2019	1,800,000	3,300,064	2,200,026	6,520,000	1,083,130	70,935	14,974,155
	2018	1,533,750	2,700,063	1,800,001	5,300,000	434,539	71,397	11,839,750

ZENIA B. MUCHA Senior Executive Vice President and Chief Communications Officer	2020	1,072,843	1,598,300	1,277,312	0	941,815	55,581	4,945,851
	2019	1,161,840	1,560,075	1,040,017	2,630,000	1,128,891	41,968	7,562,791
	2018	961,150	1,269,161	846,016	2,000,000	—	24,452	5,100,779

M. JAYNE PARKER Senior Executive Vice President and Chief Human Resources Officer	2020	982,496	2,677,576	2,140,002	0	1,367,495	124,345	7,291,914
	2019	1,041,717	2,040,137	1,360,025	2,680,000	1,807,756	91,227	9,020,862
	2018	996,938	1,950,105	1,300,022	2,100,000	380,524	80,456	6,808,045

1

Stock awards for each fiscal year include awards subject to performance conditions that were valued based on the probability that performance targets will be achieved. Assuming the highest level of performance conditions are achieved, the grant date stock awards values are outlined below:

FISCAL YEAR	MR. IGER	MR. CHAPEK	MR. BRAVERMAN	MS. MCCARTHY	MS. MUCHA	MS. PARKER

2020	$9,195,978	$7,687,385	$4,307,553	$5,319,273	$1,804,106	$3,022,372

2019	14,375,162		3,618,582	3,980,490	1,881,722	2,460,786

2018	149,639,748		2,852,152	3,208,650	1,508,227	2,317,405

2

As described more fully under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” below, changes in pension value in fiscal 2020 and 2019 were driven largely by changes in the discount rate applied to calculate the present value of future pension payments. In fiscal 2018, the changes in pension value for Mr. Iger, Mr. Braverman and Ms. Mucha were negative $833,295, $167,536 and $524,820.

3	For fiscal 2020, Mr. Iger served as Chief Executive Officer until February 24, 2020, when he was appointed Executive Chairman. Mr. Chapek was appointed Chief Executive Officer on February 24, 2020.

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THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          43

EXECUTIVE COMPENSATION

Salary. This column sets forth the base salary earned during each fiscal year.

Stock Awards. This column sets forth the grant date fair value of the restricted stock unit awards granted to the NEOs during each fiscal year as part of the Company’s long-term incentive compensation program. The grant date fair value of these awards was calculated by multiplying the number of units awarded by the average of the high and low trading price of the Company’s common stock on the grant date, subject to valuation adjustments for restricted stock unit awards subject to vesting conditions other than, where applicable, the test to assure deductibility under Section 162(m) of the Internal Revenue Code. The valuation adjustments for performance-based awards reflect the fact that the number of shares received on vesting varies based on the level of performance achieved and were determined using a Monte Carlo simulation that determines the probability that the performance targets will be achieved. The grant date fair value of the restricted stock unit awards granted during fiscal 2020 is also included in the Fiscal 2020 Grants of Plan Based Awards table on page 46.

Option Awards. This column sets forth the grant date fair value of options to purchase shares of the Company’s common stock granted to the NEOs during each fiscal year. The grant-date fair value of these options was calculated using a binomial option pricing model. The assumptions used in estimating the fair value of these options are set forth in footnote 13 to the Company’s Audited Financial Statements for fiscal 2020. The grant date fair value of the options granted during fiscal 2020 is also included in the fiscal 2020 Grants of Plan Based Awards table on page 46.

Non-Equity Incentive Plan Compensation. This column sets forth the amount of compensation earned by the NEOs under the Company’s annual performance-based bonus program during each fiscal year. A description of the Company’s annual performance-based bonus program is included in the discussion of “Fiscal 2020 Total Direct Compensation” in the “Executive Compensation Program Structure” section beginning on page 25, and the determination of performance-based bonuses for fiscal 2020 is described in the “2020 Compensation Decisions” section of the Compensation Discussion and Analysis beginning on page 22.

Change in Pension Value and Nonqualified Deferred Compensation Earnings. This column reflects the aggregate change in the actuarial present value of each NEO’s accumulated benefits under all defined benefit plans, including supplemental plans, during each fiscal year. The amounts reported in this column vary with a number of factors, including the discount rate applied to determine the value of future payment streams. The discount rate used pursuant to pension accounting rules to calculate the present value of future payments was 4.31% for fiscal 2018, 3.22% for fiscal 2019 and 2.82% for fiscal 2020. Neither increases nor decreases in pension value resulting from changes in the discount rate result in any increase or decrease in benefits payable to participants under the plan. Pension values for some executive officers in fiscal 2018 increased despite the small increases in the discount rate due to the effect of an additional year of service and higher compensation levels. The decrease in the discount rate in fiscal 2019 resulted in substantial increases in the present value of future payments. The decrease in the discount rate in fiscal 2020 also resulted in increases in pension values.

Mr. Iger, Mr. Chapek, Ms. McCarthy, Ms. Mucha and Ms. Parker were credited with earnings on deferred compensation as disclosed below under “Fiscal 2020 Nonqualified Deferred Compensation Table.” These earnings were at rates that were not above market rates and therefore are not reported in this column.

All Other Compensation. This column sets forth all of the compensation for each fiscal year that we could not properly report in any other column of the table, including:

•	the incremental cost to the Company of perquisites and other personal benefits;

•	the amount of Company contributions to employee savings plans;

•	the dollar value of insurance premiums paid by the Company with respect to excess liability insurance for the NEOs; and

•

the dollar amount of matching charitable contributions made to charities pursuant to the Company’s charitable gift matching program, which is available to all regular US employees with at least one year of service.

The dollar amount of matching charitable contributions was, $50,000 for Mr. Iger, $40,200 for Mr. Chapek, $36,019 for Mr. Braverman, $50,000 for Ms. McCarthy, $20,000 for Ms. Mucha and $49,500 for Ms. Parker.

In accordance with the SEC’s interpretations of its rules, this column also sets forth the incremental cost to the Company of certain items that are provided to the NEOs for business purposes but which may not be considered integrally related to his or her duties.

44          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

The following table sets forth the incremental cost to the Company of each perquisite and other personal benefit that exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for a named executive officer in fiscal 2020.

	PERSONAL AIR TRAVEL	SECURITY	OTHER	TOTAL

Robert A. Iger	$157,639	$767,127	$157,990	$1,082,756

Robert A. Chapek	59,103	—	34,489	93,592

Alan N. Braverman	—	—	48,441	48,441

Christine M. McCarthy	—	—	38,218	38,218

Zenia B. Mucha	—	—	28,747	28,747

M. Jayne Parker	32,554	—	35,516	68,070

The incremental cost to the Company of the items specified above was determined as follows:

•

Personal air travel: the actual catering costs, landing and ramp fees, fuel costs and lodging costs incurred by flight crew plus a per hour charge based on the average hourly maintenance costs for the aircraft during the year for flights that were purely personal in nature, and a pro-rata portion of catering costs where personal guests accompanied a named executive officer on flights that were business in nature. Where a personal flight coincided with the repositioning of an aircraft following a business flight, only the incremental costs of the flight compared to an immediate repositioning of the aircraft are included. As noted on page 28, Mr. Iger and Mr. Chapek are required for security reasons to use corporate aircraft for all of their personal travel.

•	Security: the actual costs incurred by the Company for providing security services and equipment.

The “Other” column in the table above includes, to the extent a NEO elected to receive any of these benefits, the incremental cost to the Company of the vehicle benefit, personal air travel (except for the NEOs whose personal air travel is separately identified in the “personal air travel” column in the table above), reimbursement of up to $1,000 per calendar year for wellness-related purposes such as fitness and nutrition management, and reimbursement of expenses for financial consulting. With respect to Mr. Iger, the “Other” column also includes $130,840 for the filing fee and related legal fees incurred in connection with a filing by Mr. Iger under the Hart-Scott-Rodino Antitrust Improvements Act that was required as a result of Mr. Iger’s participation in the Company’s equity compensation program.

The NEOs also were eligible to receive the other benefits described in the Compensation Discussion and Analysis under the discussion of “Benefits and Perquisites” in the “Compensation Program Elements” section, which involved no incremental cost to the Company or are offered through group life, health or medical reimbursement plans that are available generally to all of the Company’s salaried employees.

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THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          45

EXECUTIVE COMPENSATION

Fiscal 2020 Grants of Plan Based Awards Table

The following table provides information concerning the range of awards available to the NEOs under the Company’s annual performance-based bonus program for fiscal 2020 and information concerning the option grants and restricted stock unit awards made to the NEOs during fiscal 2020. Additional information regarding the amounts reported in each column follows the table.

				ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS	EXERCISE OR BASE PRICE OF OPTION AWARDS	GRANT DATE CLOSING PRICE OF SHARES UNDERLYING OPTIONS	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS
			GRANT DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM

ROBERT A. IGER			12/17/2019							263,683	$148.04	$147.73	$9,586,037
	(B	)	12/17/2019				16,188	32,377	48,565				5,621,212	[1]
				$4,200,000[2]	$12,000,000[2]	$24,000,000[2]
	(B	)	10/1/2020				5,396	10,792	16,188				1,337,635	[1]

ROBERT A. CHAPEK			12/17/2019							63,047	148.04	147.73	2,292,036
	(A	)	12/17/2019					11,612					1,719,040
	(B	)	12/17/2019				2,672	5,345	8,017				927,913	[1]
			2/28/2020							38,964	115.76	117.65	1,081,512
	(A	)	2/28/2020					9,343					1,081,546
	(B	)	2/28/2020				7,149	14,298	21,447				1,589,413	[1]
				2,625,000[2]	7,500,000[2]	15,000,000[2]
	(B	)	10/1/2020				3,274	6,548	9,821				811,530	[1]

ALAN N. BRAVERMAN			12/17/2019							83,897	148.04	147.73	3,050,025
	(A	)	12/17/2019					15,452					2,287,514
	(B	)	12/17/2019				3,556	7,112	10,668				1,234,786	[1]
				1,225,000[2]	3,500,000[2]	7,000,000[2]
	(B	)	10/1/2020				1,185	2,371	3,556				293,832	[1]

CHRISTINE M. MCCARTHY			12/17/2019							103,603	148.04	147.73	3,766,425
	(A	)	12/17/2019					19,082					2,824,899
	(B	)	12/17/2019				4,391	8,782	13,173				1,524,732	[1]
				1,297,800[2]	3,708,000[2]	7,416,000[2]
	(B	)	10/1/2020				1,464	2,927	4,391				362,828	[1]

ZENIA B. MUCHA			12/17/2019							35,135	148.04	147.73	1,277,312
	(A	)	12/17/2019					6,472					958,115
	(B	)	12/17/2019				1,489	2,979	4,468				517,128	[1]
				523,688[2]	1,496,250[2]	2,992,500[2]
	(B	)	10/1/2020				496	993	1,489				123,057	[1]

M. JAYNE PARKER			12/17/2019							58,865	148.04	147.73	2,140,002
	(A	)	12/17/2019					10,842					1,605,050
	(B	)	12/17/2019				2,495	4,990	7,485				866,364	[1]
				577,500[2]	1,650,000[2]	3,300,000[2]
	(B	)	10/1/2020				832	1,663	2,495				206,162	[1]

1

Stock awards for fiscal 2020 subject to performance conditions were valued based on the probability that performance targets will be achieved. Assuming the highest level of performance conditions are achieved the grant date stock award values would be $2,482,705 for the performance-based award made to Mr. Chapek on February 28, 2020; $7,189,526, $1,186,800, $1,579,291, $1,950,131, $1,108,079 and $661,406 for Mr. Iger, Mr. Chapek, Mr. Braverman, Ms. McCarthy, Ms. Parker and Ms. Mucha, respectively, for the performance-based awards made on December 17, 2019; and $2,006,453, $1,217,295, $440,748, $544,242, $309,243 and $184,585 for Mr. Iger, Mr. Chapek, Mr. Braverman, Ms. McCarthy, Ms. Parker and Ms. Mucha, respectively, for the performance based awards made on October 1, 2020.

2	No bonus was actually paid for fiscal 2020.

46          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

Grant Date. The Compensation Committee made the annual grant of stock options and restricted stock unit awards for fiscal 2020 on December 17, 2019. A portion of the performance-based restricted stock units subject to the ROIC test were granted on October 1, 2020, when the target was established for fiscal 2020. Therefore, the grant-date fair value reflects only this portion for fiscal 2020, 0% of which will vest given the Company’s fiscal 2020 ROIC. ROIC Targets for fiscal 2021 and fiscal 2022 will be set early each year for the remaining portion of those grants. Pursuant to the terms of his employment agreement, the Compensation Committee awarded Mr. Chapek restricted stock units, performance-based units and stock options in connection with his appointment as Chief Executive Officer of the Company on February 24, 2020.

Estimated Possible Payouts Under Non-equity Incentive Plan Awards. As described in the Compensation Discussion and Analysis, the Compensation Committee sets the target bonus opportunity for the NEOs at the beginning of the fiscal year as a percentage of fiscal year-end salary, and the actual bonuses for the NEOs may, except in special circumstances such as unusual challenges or extraordinary successes, range from 35% to 200% of the target level based on the Compensation Committee’s evaluation of financial and other performance factors for the fiscal year. The bonus amount may be zero, if actual performance is below the specified threshold levels, or less than the calculated amounts if the Compensation Committee otherwise decides to reduce the bonus. As addressed in the discussion of 2020 Compensation Decisions, the employment agreements of each executive officer require that the target used to calculate the bonus opportunity (but not the actual bonus awarded) be at least the amount specified in each agreement. This column shows the range of potential bonus payments for each NEO from the threshold to the maximum based on the target range set at the beginning of the fiscal year. The actual bonus amounts received for fiscal 2020 are set forth in the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2020 Summary Compensation Table.

Estimated Future Payouts Under Equity Incentive Plan Awards. This column sets forth the number of restricted stock units awarded to the NEOs during fiscal 2020 that are subject to the test to assure eligibility for deduction under Section 162(m) and/or to performance tests as described below. These include units awarded to each of the NEOs as part of the annual grant in December 2019 and the grant on October 2020. In addition, pursuant to the terms of his employment agreement, the Compensation Committee awarded Mr. Chapek performance-based restricted stock units in connection with his appointment as Chief Executive Officer of the Company. The units in row A for only Ms. McCarthy and Ms. Parker are subject to the test to assure eligibility under Section 162(m) in reliance on the special rules for pre-existing binding written agreements and the units in row B are subject to this test (for only Ms. McCarthy and Ms. Parker) as well as the performance tests described below (for all NEOs). The vesting dates for all of the outstanding restricted stock unit awards held by the NEOs as of the end of fiscal 2020 are set forth in the Fiscal 2020 Outstanding Equity Awards at Fiscal Year-End table below.

All units in Row A (plus any shares received as dividend equivalents prior to vesting) vest if the Section 162(m) test is met or is not applicable. This amount is shown in the “target” column for Row A. None of the units vest if the Section 162(m) test is applicable and is not met.

In the case of units in Row B, which are subject to both the Section 162(m) test, where applicable, and the performance tests, none of the units vest if the Section 162(m) test is applicable and is not met. All units in Row B are subject to the following vesting conditions:

Half of the units subject to the performance test are subject to a total shareholder return test and half of the units are subject to a ROIC test. For the total shareholder return test:

•	None of the units related to this measure vest if the Company’s total shareholder return is below the 25th percentile of the S&P 500 for that measure.

•

If the Company’s total shareholder return is at or above the 25th percentile of the S&P 500 for the related measure, the number of units related to that measure that vest will vary from 50% of the target number related to that measure (at the 25th percentile) to 150% of the target number related to that measure (at or above the 75th percentile) (in each case, plus dividend equivalent units).

For the half of the units subject to the ROIC performance test:

•	None of the units related to this measure vest if the Company’s fiscal year ROIC performance in each of the applicable fiscal years is below threshold of target ROIC.

•

If the Company’s ROIC is above the threshold in any fiscal year, the number of units related to that measure for that year that vest will vary from 50% of the target number related to that measure (equals threshold) to 150% of the target number related to that measure (exceeds maximum) (in each case, plus dividend equivalent units).

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THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          47

EXECUTIVE COMPENSATION

ROIC for the Company is adjusted (i) to exclude the effect of extraordinary, unusual and/or nonrecurring items and (ii) to reflect such other factors, as the Committee deems appropriate to fairly reflect ROIC for the applicable fiscal year.

When dividends are distributed to shareholders, dividend equivalents are credited in an amount equal to the dollar amount of dividends on the number of units held on the dividend record date divided by the fair market value of the Company’s shares of common stock on the dividend distribution date. Dividend equivalents vest only when, if and to the extent that the underlying units vest.

All Other Option Awards: Number of Securities Underlying Options. This column sets forth the options to purchase shares of the Company’s common stock granted to the NEOs as part of the annual grant in December 2019. The vesting dates for these options are set forth in the Fiscal 2020 Outstanding Equity Awards at Fiscal Year-End table below. These options are scheduled to expire ten years after the date of grant.

Exercise or Base Price of Option Awards; Grant Date Closing Price of Shares Underlying Options. These columns set forth the exercise price for each option grant and the closing price of the Company’s common stock on the date of grant. The exercise price is equal to the average of the high and low trading price on the grant date, which may be higher or lower than the closing price on the grant date.

Grant Date Fair Value of Stock and Option Awards. This column sets forth the grant date fair value of the stock and option awards granted during fiscal 2020 calculated in accordance with applicable accounting requirements. The grant date fair value of all restricted stock unit awards and options is determined as described on page 47, above.

48          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

Fiscal 2020 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning outstanding unexercised options and unvested restricted stock unit awards held by the NEOs as of October 3, 2020. Additional information regarding the amounts reported in each column follows the table.

	OPTION AWARDS(A)						STOCK AWARDS

		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS								EQUITY INCENTIVE PLAN AWARDS

	GRANT DATE	EXERCISABLE	UNEXERCISABLE		OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF UNITS THAT HAVE NOT VESTED(A)		MARKET VALUE OF UNITS THAT HAVE NOT VESTED	NUMBER OF UNEARNED UNITS THAT HAVE NOT VESTED(B)(C)		MARKET VALUE OF UNEARNED UNITS THAT HAVE NOT VESTED

ROBERT A. IGER	1/18/2012	732,079	—		$ 38.75	1/18/2022	—		—	—		—
	1/16/2013	685,550	—		51.29	1/16/2023	—		—	—		—
	12/19/2013	435,220	—		72.59	12/19/2023	—		—	—		—
	12/18/2014	372,412	—		92.24	12/18/2024	—		—	—		—
	12/17/2015	271,331	—		113.23	12/17/2025	—		—	—		—
	12/21/2016	241,270	80,424		105.21	12/21/2026	—		—	—		—
	12/13/2017	—	—		—		121,082	(D)	$14,838,599	1,204,597	(E)	$147,623,318
	12/19/2017	147,618	147,619		111.58	12/19/2027	—		—	47,418		5,811,104
	12/19/2018	72,972	218,919		110.54	12/19/2028	—		—	115,130		14,109,120
	3/21/2019	11,700	35,103	(F)	109.26	3/21/2029	—		—	16,707	(G)	2,047,443
	12/17/2019	—	263,683		148.04	12/17/2029	—		—	48,565		5,951,610

ROBERT A. CHAPEK	1/16/2013	60,860	—		51.29	1/16/2023	—		—	—		—
	12/19/2013	53,233	—		72.59	12/19/2023	—		—	—		—
	12/18/2014	53,077	—		92.24	12/18/2024	—		—	—		—
	12/17/2015	39,796	—		113.23	12/17/2025	—		—	—		—
	12/21/2016	37,215	12,406		105.21	12/21/2026	2,302		282,110	—		—
	12/19/2017	22,845	22,846		111.58	12/19/2027	4,249		520,715	5,051		618,975
	12/19/2018	18,806	56,421		110.54	12/19/2028	10,656		1,305,893	20,952		2,567,668
	12/17/2019	—	63,047		148.04	12/17/2029	11,612		1,423,051	8,017		982,453
	2/28/2020	—	38,964	(H)	115.76	2/28/2030	9,343	(I)	1,144,985	21,447	(J)	2,628,330

ALAN N. BRAVERMAN	1/16/2013	84,095	—		51.29	1/16/2023	—		—	—		—
	12/19/2013	62,627	—		72.59	12/19/2023	—		—	—		—
	12/18/2014	53,077	—		92.24	12/18/2024	—		—	—		—
	12/17/2015	40,181	—		113.23	12/17/2025	—		—	—		—
	12/21/2016	36,402	12,134		105.21	12/21/2026	—		—	2,356		288,728
	12/19/2017	28,556	28,557		111.58	12/19/2027	—		—	11,871		1,454,844
	12/19/2018	17,413	52,242		110.54	12/19/2028	9,866		1,209,078	19,401		2,377,593
	12/17/2019	—	83,897		148.04	12/17/2029	15,452		1,893,643	10,668		1,307,363

CHRISTINE M. MCCARTHY	1/26/2011	34,139	—		39.65	1/26/2021	—		—	—		—
	1/18/2012	45,342	—		38.75	1/18/2022	—		—	—		—
	1/16/2013	42,533	—		51.29	1/16/2023	—		—	—		—
	12/19/2013	30,687	—		72.59	12/19/2023	—		—	—		—
	12/18/2014	28,839	—		92.24	12/18/2024	—		—	—		—
	12/17/2015	41,722	—		113.23	12/17/2025	—		—	—		—
	12/21/2016	37,797	12,599		105.21	12/21/2026	—		—	2,446		299,757
	12/19/2017	32,126	32,126		111.58	12/19/2027	—		—	13,355		1,636,650
	12/19/2018	19,155	57,466		110.54	12/19/2028	—		—	32,697		4,006,956
	12/17/2019	—	103,603		148.04	12/17/2029	—		—	32,255		3,952,850

ZENIA B. MUCHA	12/19/2013	35,906	—		72.59	12/19/2023	—		—	—		—
	12/18/2014	33,969	—		92.24	12/18/2024	—		—	—		—
	12/17/2015	25,996	—		113.23	12/17/2025	—		—	—		—
	12/21/2016	24,597	8,200		105.21	12/21/2026	1,518		186,031	—		—
	12/19/2017	15,099	15,100		111.58	12/19/2027	2,808		344,120	3,339		409,140
	12/19/2018	9,055	27,166		110.54	12/19/2028	5,130		628,682	10,088		1,236,223
	12/17/2019	—	35,135		148.04	12/17/2029	6,472		793,144	4,468		547,523

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THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          49

EXECUTIVE COMPENSATION

	OPTION AWARDS(A)					STOCK AWARDS

		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS						EQUITY INCENTIVE PLAN AWARDS

	GRANT DATE	EXERCISABLE	UNEXERCISABLE	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF UNITS THAT HAVE NOT VESTED(A)	MARKET VALUE OF UNITS THAT HAVE NOT VESTED	NUMBER OF UNEARNED UNITS THAT HAVE NOT VESTED(B)(C)	MARKET VALUE OF UNEARNED UNITS THAT HAVE NOT VESTED

M. JAYNE PARKER	12/18/2014	9,731	—	92.24	12/18/2024	—	—	—	—
	12/17/2015	28,243	—	113.23	12/17/2025	—	—	—	—
	12/21/2016	25,586	8,529	105.21	12/21/2026	—	—	1,656	202,943
	12/19/2017	23,202	23,203	111.58	12/19/2027	—	—	9,646	1,182,089
	12/19/2018	11,841	35,525	110.54	12/19/2028	—	—	20,213	2,477,042
	12/17/2019	—	58,865	148.04	12/17/2029	—	—	18,327	2,245,974

Number of Securities Underlying Unexercised Options: Exercisable and Unexercisable. These columns set forth, for each NEO and for each grant made to the officer, the number of shares of the Company’s common stock that can be acquired upon exercise of outstanding options. The vesting schedule for each option with unexercisable shares is shown under “Vesting Schedule.” The vesting of options held by the NEOs may be accelerated in the circumstances described under “Potential Payments and Rights on Termination or Change in Control,” below.

Number; Market Value of Units of Stock That Have Not Vested. These columns report the number and market value, respectively, of shares underlying each grant of restricted stock units to each officer that is not subject to performance vesting conditions nor the test to assure eligibility for deduction pursuant to Section 162(m). The number of shares includes dividend equivalent units that have accrued for dividends payable through October 3, 2020. The market value is equal to the number of shares underlying the units times the closing market price of the Company’s common stock on Friday, October 2, 2020, the last trading day of the Company’s fiscal year. The vesting schedule for each grant is shown below, with grants identified by the letter following the number of shares underlying the grant. Vesting of restricted stock units held by NEOs may be accelerated in the circumstances described under “Potential Payments and Rights on Termination or Change in Control,” below.

Number; Market Value of Unearned Units That Have Not Vested. These columns set forth the maximum number and market value, respectively, of shares of the Company’s common stock underlying each restricted stock unit award held by each NEO that is subject to performance-based vesting conditions and/or the test to assure eligibility for deduction pursuant to Section 162(m), except that the number of units and market value for units granted December 19, 2017 are based on the actual number of shares that vested based on the satisfaction of the related performance test on November 19, 2020 (excluding dividend equivalent units accruing after October 3, 2020). The number of shares includes dividend equivalent units that have accrued for dividends payable through October 3, 2020. The market value is equal to the number of shares underlying the units multiplied by the closing market price of the Company’s common stock on Friday, October 2, 2020, the last trading day of the Company’s fiscal year. The vesting schedule and performance tests and/or the test to assure eligibility under Section 162(m) are shown in “Vesting Schedule,” below.

Vesting Schedule. The options reported above that are not yet exercisable and restricted stock unit awards that have not yet vested are scheduled to become exercisable and vest as set forth below.

(A) Unless otherwise noted, stock options and restricted stock units will vest 25% on each of the first four anniversaries of the grant date.

(B) For 2017 and 2018 grants, performance-based restricted stock units will cliff-vest on the third anniversary of grant date, based on 3-year TSR and EPS performance vs the S&P 500. For 2019 and 2020, restricted stock units will cliff vest on the third anniversary of grant date, based on 3-year TSR vs S&P 500 and absolute ROIC tests for each of the fiscal years in the 3-year period (targets set each year). ROIC was at 0% for the first year and there is no value reflected in the table. Grants for Mr. Braverman before 2018 and all grants for Ms. McCarthy and Ms. Parker are subject to performance under 162(m).

(C) While restricted stock units will vest 25% on each of the first four anniversaries of the grant date, grants for Mr. Braverman before 2018 and all grants for Ms. McCarthy and Ms. Parker are subject to performance under 162(m).

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(D) Restricted stock units granted December 13, 2017. One-half of the remaining units vested on December 31, 2020 and one-half are scheduled to vest on December 31, 2021.

(E) Restricted stock units granted December 13, 2017. The units are scheduled to vest on December 31, 2021 subject to satisfaction of a total shareholder return, with the number of units vesting depending on the level at which the tests were satisfied. The amount shown is the maximum number of units that could vest.

(F) Options granted March 21, 2019 following the close of the TFCF acquisition. One-third of the remaining unexercisable options became exercisable on December 19, 2020 and one-third are scheduled to become exercisable on each of December 19, 2021 and 2022.

(G) Restricted stock units granted March 21, 2019 following the close of the TFCF acquisition. The units are scheduled to vest on December 19, 2021 subject to satisfaction of a total shareholder return and earnings per share test, with the number of units vesting depending on the level at which the tests were satisfied. The amount shown is the maximum number of units that could vest.

(H) Options granted February 28, 2020 in connection with Mr. Chapek’s appointment as Chief Executive Officer. One-fourth of the remaining unexercisable options became exercisable on December 17, 2020 and one-fourth are scheduled to become exercisable on each of December 17, 2021, 2022 and 2023.

(I) Restricted stock units granted February 28, 2020 in connection with Mr. Chapek’s appointment as Chief Executive Officer. One-fourth of the remaining units vested on December 17, 2020 and one-fourth are scheduled to vest on each of December 17, 2021, 2022 and 2023.

(J) Restricted stock units granted February 28, 2020 in connection with Mr. Chapek’s appointment as Chief Executive Officer. The units are scheduled to vest on December 17, 2022 subject to satisfaction of a 3-year total shareholder return test and 3 1-year ROIC tests, with the number of units vesting depending on the level at which the tests were satisfied. ROIC was 0% for the first year and, therefore, no value for such award is reflected in the table. The amount shown is the maximum number of units that could vest.

Fiscal 2020 Option Exercises and Stock Vested Table

The following table provides information concerning the exercise of options and vesting of restricted stock unit awards held by the NEOs during fiscal 2020.

	OPTION AWARDS		STOCK AWARDS

	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING

ROBERT A. IGER	—	—	138,984	$20,236,784

ROBERT A. CHAPEK	—	—	19,708	5,395,032

ALAN N. BRAVERMAN	—	—	19,431	4,287,380

CHRISTINE M. MCCARTHY	39,617	$4,505,355	20,150	2,955,903

ZENIA B. MUCHA	26,751	2,640,591	11,855	2,486,670

M. JAYNE PARKER	—	—	13,560	1,989,226

The value realized on the exercise of options is equal to the amount per share at which the NEO sold shares acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the option times the number of shares acquired on exercise of the options. The value realized on the vesting of stock awards is equal to the closing market price of the Company’s common stock on the date of vesting times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

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EXECUTIVE COMPENSATION

Equity Compensation Plans

The following table summarizes information, as of October 3, 2020, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares of the Company’s common stock may be granted from time to time.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)

Equity compensation plans approved by security holders[1]	34,265,509	[2,3]	$101.41	[4]	159,698,094	[3,5]

Equity compensation plans not approved by security holders	—		—		—

Total	34,265,509	[2,3]	$101.41	[4]	159,698,094	[3,5]

1

These plans are the Company’s Amended and Restated 2011 Stock Incentive Plan (“2011 Stock Incentive Plan”), The Walt Disney Company/Pixar 2004 Equity Incentive Plan (the Disney/Pixar Plan was assumed by the Company in connection with the acquisition of Pixar) and The Walt Disney Company/TFCF 2013 Equity Incentive Plan (the Disney/TFCF Plan was assumed by the Company in connection with the acquisition of TFCF).

2

Includes an aggregate of 11,658,034 restricted stock units and performance-based restricted stock units. Includes an aggregate of 81,916 restricted stock units granted under a plan assumed by the Company in connection with the acquisition of Pixar, which was approved by the shareholders of Pixar prior to the Company’s acquisition. Includes an aggregate of 232,190 restricted stock units granted under a plan assumed by the Company in connection with the acquisition of TFCF, which was approved by the shareholders of TFCF prior to the Company’s acquisition.

3

Assumes shares issued upon vesting of performance-based units vest at 100% of target number of units. Actual number of shares issued on vesting of performance units could be zero to 150% of the target number of units.

4	Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.

5

Includes 382,357 securities available for future issuance under a plan assumed by the Company in connection with the acquisition of Pixar, which was approved by the shareholders of Pixar prior to the Company’s acquisition. Includes 27,701,989 securities available for future issuance under a plan assumed by the Company in connection with the acquisition of TFCF, which was approved by the shareholders of TFCF prior to the Company’s acquisition. Assumes all awards are made in the form of options. Each award of one restricted stock unit under the 2011 Stock Incentive Plan reduces the number of shares available under the plan by two, so the number of securities available for issuance will be smaller to the extent awards are made as restricted stock units.

Pension Benefits

The Company maintains a tax-qualified, noncontributory retirement plan, called the Disney Salaried Pension Plan D, for salaried employees who commenced employment before January 1, 2012. Benefits are based on a percentage of total average monthly compensation multiplied by years of credited service. For service years after 2012, average monthly compensation includes overtime, commission and regular bonus and is calculated based on the highest five consecutive years of compensation during the ten-year period prior to termination of employment or retirement, whichever is earlier. For service years prior to 2012, average monthly compensation considers only base salary, benefits were based on a somewhat higher percentage of average monthly compensation, and benefits included a flat dollar amount based solely on years and hours of service. Retirement benefits are non-forfeitable after three years of vesting service (five years of vesting service prior to 2012) or at age 65 after one year of service. Actuarially reduced benefits are paid to participants whose benefits are non-forfeitable and who retire before age 65 but on or after age 55.

In calendar year 2020, the maximum compensation limit under a tax-qualified plan was $285,000 and the maximum annual benefit that may be accrued under a tax-qualified defined benefit plan was $230,000. To provide additional retirement benefits for key salaried employees, the Company maintains a supplemental nonqualified, unfunded plan, the Amended and Restated Key Plan, which provides retirement benefits in excess of the compensation limitations and maximum benefit accruals under

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tax-qualified plans. Under this plan, benefits are calculated in the same manner as under the Disney Salaried Pension Plan D, including the differences in benefit determination for years before and after January 1, 2012, described above, except as follows:

•

starting on January 1, 2017, average annual compensation used for calculating benefits under the plans for any participant was capped at the greater of $1,000,000 or the participant’s average annual compensation determined as of January 1, 2017; and

•

benefits for persons who were NEOs on January 1, 2012 are limited to the amount the executive officer would have received had the plan in effect prior to its January 1, 2012 amendment continued without change.

Company employees (including three of the NEOs) who transferred to the Company from ABC, Inc. after the Company’s acquisition of ABC are also eligible to receive benefits under the Disney Salaried Pension Plan A (formerly known as the ABC, Inc. Retirement Plan) and a Benefits Equalization Plan which, like the Amended and Restated Key Plan, provides eligible participants retirement benefits in excess of the compensation limits and maximum benefit accruals that apply to tax-qualified plans. Mr. Iger, Mr. Braverman and Ms. Mucha received credited years of service under those plans for the years prior to the Company’s acquisitions of ABC, Inc. A term of the 1995 purchase agreement between ABC, Inc. and the Company provides that employees transferring employment to coverage under a Disney pension plan will receive an additional benefit under Disney plans equal to (a) the amount the employee would receive under the Disney pension plans if all of the employee’s ABC service were counted under the Disney pension less (b) the combined benefits the employee receives under the ABC plan (for service prior to the transfer) and the Disney plan (for service after the transfer). Mr. Iger, Mr. Braverman and Ms. Mucha transferred from ABC, and each receives a pension benefit under the Disney plans to bring the employee’s total benefit up to the amount the employee would have received if all the employee’s years of service had been credited under the Disney plans. (The effect of these benefits is reflected in the present value of benefits under the Disney plans in the table below).

As of the end of fiscal 2020, Mr. Chapek, Ms. Parker and Ms. Mucha were eligible for early retirement and Mr. Iger, Mr. Braverman and Ms. McCarthy were eligible for retirement. The early retirement reduction is 50% at age 55, decreasing to 0% at age 65.

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EXECUTIVE COMPENSATION

Fiscal 2020 Pension Benefits Table

The following table sets forth the present value of the accumulated pension benefits that each NEO is eligible to receive under each of the plans described above.

NAME	PLAN NAME	NUMBER OF YEARS OF CREDITED SERVICE AT FISCAL YEAR-END		PRESENT VALUE OF ACCUMULATED BENEFIT AT FISCAL YEAR-END

ROBERT A. IGER	Disney Salaried Pension Plan D	21		$ 1,889,496
	Disney Amended and Restated Key Plan	21		15,624,116
	Disney Salaried Pension Plan A	25		977,975
	Benefit Equalization Plan of ABC, Inc.	25		7,721,111
			Total	$26,212,698

ROBERT A. CHAPEK	Disney Salaried Pension Plan D	19		$ 1,877,267
	Disney Amended and Restated Key Plan	19		13,630,710
			Total	$15,507,977

ALAN N. BRAVERMAN	Disney Salaried Pension Plan D	18		$ 1,449,472
	Disney Amended and Restated Key Plan	18		5,519,564
	Disney Salaried Pension Plan A	9		249,695
	Benefit Equalization Plan of ABC, Inc.	9		1,392,115
			Total	$ 8,610,846

CHRISTINE M. MCCARTHY	Disney Salaried Pension Plan D	21		$ 1,820,465
	Disney Amended and Restated Key Plan	21		4,764,927
			Total	$ 6,585,392

ZENIA B. MUCHA	Disney Salaried Pension Plan D	19		$ 1,664,218
	Disney Amended and Restated Key Plan	19		4,237,093
	Disney Salaried Pension Plan A	1		49,180
	Benefit Equalization Plan of ABC, Inc.	1		76,321
			Total	$ 6,026,813

M. JAYNE PARKER	Disney Salaried Pension Plan D	32		$ 2,412,071
	Disney Amended and Restated Key Plan	32		5,695,391
			Total	$ 8,107,462

These present values assume that each named executive retires at age 65 (or their age on October 3, 2020, if older) for purposes of the Disney Salaried Pension Plan D and the Amended and Restated Key Plan and age 62 (or their age on October 3, 2020, if older) for purposes of the Disney Salaried Pension Plan A, and the Amended and Restated Benefit Equalization Plan of ABC, Inc. Age 65 is the normal retirement age under each of the plans and is also the age at which unreduced benefits are payable, except the earliest age at which unreduced benefits are payable under the ABC plans is age 62 for service years prior to 2012. The values also assume a straight life-annuity payment for an unmarried participant. Participants may elect other actuarially reduced forms of payment, such as joint and survivor benefits and payment of benefits for a period certain irrespective of the death of the participant. The present values were calculated using the 2.82% discount rate assumption set forth in footnote 11 to the Company’s Audited Financial Statements for fiscal 2020 and using actuarial factors including RP2014 annuitant mortality table, projected back to 2006 using the MP-2014 projection scale, and generationally with a modified version of the MP-2018 scale for males and females. The present values reported in the table are not available as lump sum payments under the plans.

Fiscal 2020 Nonqualified Deferred Compensation Table

Under the Company’s Non-Qualified Deferred Compensation Plan, U.S.-based executives at the level of Senior Vice President or above may defer a portion of their compensation and applicable taxes with an opportunity to earn a tax-deferred return on the deferred amounts. The plan gives eligible executives the opportunity to defer up to 50% of their base salary and up to 100% of their annual performance-based bonus award until retirement or termination of employment or, at the executive’s election, until an earlier date at least five years following the date the compensation is earned. The Company also has the option to make a contribution into an executive’s deferred compensation account on terms and subject to any conditions (such as vesting conditions)

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the Company chooses. Amounts in an executive’s deferred account earn a return based on the executive’s election among a series of mutual funds designated by the Company, which are generally the same funds available under the Company’s qualified deferred compensation plans. Returns on the funds available for the deferred account ranged from -6.61% to 9.87% for the year ended October 3, 2020.

The deferred amounts and any deemed earnings on the amounts are not actual investments and are obligations of the Company. Ms. McCarthy and Ms. Parker each participated in this plan in fiscal 2020, and each of their contributions and aggregate earnings during the fiscal year and aggregate balance at the end of the fiscal year are reflected in the table below. Ms. McCarthy’s contributions represent deferred salary in the amount of $830,389. Ms. McCarthy and Ms. Parker did not make contributions for bonus, as no bonus was earned. Mr. Chapek and Ms. Mucha earned a return on amounts contributed in prior fiscal years, but did not make a contribution in fiscal 2020.

From 2000 through 2005, $500,000 per year of Mr. Iger’s annual base salary was deferred. The following table sets forth the earnings on the deferred amount in fiscal 2020 and the aggregate balance of Mr. Iger’s deferral account, including accumulated earnings, as of October 3, 2020. Mr. Iger’s employment agreement provides that the deferred compensation will be paid, together with interest at the applicable federal rate for mid-term treasuries, reset annually, no later than 30 days after he is no longer subject to the provisions of Section 162(m) of the Internal Revenue Code (or at such later date as is necessary to avoid the imposition of an additional tax on Mr. Iger under Section 409A of the Internal Revenue Code). The interest rate is adjusted annually in March and the weighted average interest rate for fiscal 2020 was 1.972%. There were no additions during the fiscal year to the deferred amount by either the Company or Mr. Iger other than these earnings and no withdrawals during the fiscal year.

	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR	AGGREGATE EARNINGS IN LAST FISCAL YEAR	AGGREGATE BALANCE AT LAST FISCAL YEAR-END

Robert A. Iger	—	$ 86,746	$ 4,486,370

Robert A. Chapek	—	534,186	6,976,322

Christine M. McCarthy	$830,389	3,512,328	35,881,213

Zenia B. Mucha	—	404,718	4,146,176

M. Jayne Parker	—	739,138	11,162,333

Because the earnings accrued under these programs were not “above market” or preferential, these amounts are not reported in the Fiscal 2020 Summary Compensation Table. A portion of the aggregate balances at last fiscal year end were however included in the Summary Compensation Table since fiscal year 2018, as follows:

		AMOUNT INCLUDED IN SUMMARY COMPENSATION TABLE
	FISCAL YEAR	SALARY	NON-EQUITY INCENTIVE PLAN	TOTAL

Robert A. Iger	2020	—	—	—

	2019	—	—	—

	2018	—	—	—

Robert A. Chapek	2020	—	—	—

Christine M. McCarthy	2020	$830,389	—	$830,389

	2019	898,529	$6,229,646	7,128,174

	2018	766,442	5,116,217	5,882,659

Zenia B. Mucha	2020	—	—	—

	2019	—	—	—

M. Jayne Parker	2020	—	—	—

	2019	—	$2,587,068	$2,587,068

	2018	—	2,006,481	2,006,481

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EXECUTIVE COMPENSATION

Potential Payments and Rights on Termination or Change in Control

Our NEOs may receive compensation in connection with termination of their employment. This compensation is payable pursuant to (a) the terms of compensation plans applicable by their terms to all participating employees and (b) the terms of employment agreements with each of our NEOs. We have entered into employment agreements with NEOs that end on the following dates: December 31, 2021 for Mr. Iger, February 28, 2023 for Mr. Chapek, December 31, 2021 for Mr. Braverman, December 31, 2022 for Ms. McCarthy (was June 30, 2021 at fiscal year end, which is the date used for calculations), December 31, 2021 for Ms. Mucha and June 30, 2021 for Ms. Parker.

The termination provisions serve a variety of purposes including: providing the benefits of equity incentive plans to the executive and the executive’s family in case of death or disability; defining when the executive may be terminated with cause and receive no further compensation; and clearly defining rights in the event of a termination in other circumstances. The availability, nature and amount of compensation on termination differ depending on whether employment terminates because of:

•	death or disability;

•	the Company’s termination of the executive pursuant to the Company’s termination right or the executive’s decision to terminate because of action the Company takes or fails to take;

•	the Company’s termination of the executive for cause; or

•	expiration of an employment agreement, retirement or other voluntary termination.

The compensation that each of our NEOs may receive under each of these termination circumstances is described below.

It is important to note that the amounts of compensation set forth in the tables below are based on the specific assumptions noted and do not predict the actual compensation that our NEOs would receive. Actual compensation received would be a function of a number of factors that are unknowable at this time, including: the date of the executive’s termination of employment; the executive’s base salary at the time of termination; the executive’s age and service with the Company at the time of termination; and, because many elements of the compensation are performance-based pursuant to the Company’s compensation philosophy described in Compensation Discussion and Analysis, above, the future performance of the Company.

Moreover, the option and restricted stock unit acceleration amounts in case of a termination without cause or by the executive for good reason assume that these awards immediately accelerate, which is not the case in the absence of a change in control. Rather, options and units continue to vest over time and in most cases are subject to the same performance measures that apply if there had been no termination. (The performance measures do not apply to vesting of restricted stock unit awards when termination is due to death or disability, and the test to assure deductibility under Section 162(m) does not apply if it is not necessary to preserve deductibility).

In addition, although the descriptions and amounts below are based on existing agreements, in connection with a particular termination of employment the Company and the NEO may mutually agree on severance terms that vary from those provided in the NEO’s pre-existing agreement.

In each of the circumstances described below, our NEOs are eligible to receive earned, unpaid salary through the date of termination and benefits that are unconditionally accrued as of the date of termination pursuant to policies applicable to all employees. This includes the deferred compensation and earnings on these deferred amounts as described under “Deferred Compensation,” above. This earned compensation is not described or quantified below because these amounts represent earned, vested benefits that are not contingent on the termination of employment, but we do describe and quantify benefits that continue beyond the date of termination that are in addition to those provided for in the applicable benefit plans. The executive’s accrued benefits include the pension benefits described under “Pension Benefits,” above, which become payable to all participants who have reached retirement age. Because they have reached early retirement or retirement age under the plans, each executive officer would have been eligible to receive these benefits if their employment had terminated at the end of fiscal 2020. Because the pension benefits do not differ from those described above under “Pension Benefits” except in ways that are equally applicable to all salaried employees, the nature and amount of their pension benefits are not described or quantified below.

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Death and Disability

The employment agreement of each NEO provides for payment of any unpaid bonus for any fiscal year that had been completed at the time of the executive’s death or termination of employment due to disability. The amount of the bonus will be determined by the Compensation Committee using the same criteria used for determining a bonus as if the executive remained employed.

In addition to the compensation and rights in employment agreements, the 2011 Stock Incentive Plan and award agreements thereunder provide that all options awarded to a participant (including the NEOs) become fully exercisable upon the death or disability of the participant and remain exercisable for 18 months in the case of death and 12 months in the case of disability (or 18 months in the case of participants who are eligible for immediate retirement benefits or 36 to 60 months, depending on the original grant date, in the case of participants who would at the time of termination due to disability be over 60 years of age and have more than 10 years of service and where the options have been outstanding for one year at such time), and if the performance measurement has not been made at the time of death or disability, all restricted stock units awarded to the participant under the 2011 Stock Incentive Plan will, to the extent the units had not previously been forfeited, fully vest and become payable upon the death or disability of the participant. If a performance measurement has been made at the time of death or disability with respect to restricted stock units, the restricted stock units will vest and accelerate based on the performance measurement.

The following table sets forth the value of the estimated payments and benefits each of our NEOs would have received under our compensation plans and their employment agreements if their employment had terminated at the close of business on the last day of fiscal 2020 as a result of death or disability. The value of option acceleration is equal to the difference between the $122.55 closing market price of shares of the Company’s common stock on October 2, 2020 (the last trading day in fiscal 2020) and the weighted average exercise price of options with an exercise price less than the market price times the number of shares subject to such options that would accelerate as a result of termination. The value of restricted stock unit acceleration is equal to the $122.55 closing market price of shares of the Company’s common stock on October 2, 2020 multiplied by the number of units that would accelerate as a result of termination, which, for performance-based units, is equal to the target number of units.

	CASH PAYMENT[1]	OPTION ACCELERATION	RESTRICTED STOCK UNIT ACCELERATION

Robert A. Iger	$0	$6,110,085	$160,980,383

Robert A. Chapek	0	1,408,030	12,197,406

Alan N. Braverman	0	1,151,200	8,643,977

Christine M. McCarthy	0	1,261,165	10,090,669

Zenia B. Mucha	0	634,150	4,163,514

M. Jayne Parker	0	829,153	6,256,290

1	This amount is equal to the bonus awarded to the NEOs with respect to fiscal 2020 and set forth in the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2020 Summary Compensation Table.

Termination Pursuant to Company Termination Right Other than for Cause or by Executive for Good Reason

The employment agreement of each NEO provides that the executive officer will receive a bonus for any fiscal year that had been completed at the time of termination of employment if the executive officer’s employment is terminated by the Company pursuant to the Company’s termination right other than for cause (as described below) or by the NEO with good reason (as described below). The amount of the bonus will be determined by the Compensation Committee using the same criteria used for determining a bonus if the executive remained employed.

In addition, each NEO’s employment agreement provides that the NEO will receive the following compensation and rights conditioned on the NEO executing a mutual release of liability and (except in the case of Mr. Iger) agreeing to provide the

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EXECUTIVE COMPENSATION

Company with consulting services for a period of six months after the NEO’s termination (or, if less, for the remaining term of the NEO’s employment agreement):

•

A lump sum payment to be made six months and one day after termination equal to the base salary the NEO would have earned had the NEO remained employed during the term of the NEO’s consulting agreement or, in the case of Mr. Iger, equal to the base salary he would have earned had he remained employed until the scheduled expiration date of his employment set forth in the employment agreement.

•

In the case of the NEOs other than Mr. Iger, if the consulting agreement was terminated other than as a result of the NEO’s material breach of the consulting agreement, a further lump sum payment to be made six months and one day after termination of employment equal to the base salary the NEO would have earned had the NEO remained employed after the termination of the NEO’s consulting agreement and until the scheduled expiration date of employment set forth in the employment agreement.

•	A bonus for the year in which the NEO is terminated equal to a pro-rata portion of a target bonus amount determined in accordance with the employment agreement.

•

All options that had vested as of the termination date or were scheduled to vest no later than three months after the original contract termination date will remain or become exercisable as though the NEO were employed until that date. The options will remain exercisable until the earlier of (a) the scheduled expiration date of the options and (b) three months after the scheduled expiration date of the NEO’s employment as set forth in the employment agreement. In addition, as is true for all employees, options awarded at least one year before termination will continue to vest and will remain exercisable until the earlier of the expiration date of the option and five years after the termination date if the officer would have attained age 60 and have completed more than 10 years of service as of that date. Pursuant to employment agreements with each of the NEOs, the termination date for these purposes will be deemed to be the contract termination date set forth in the employment agreement. For any employee that is eligible for immediate retirement benefits, options awarded within, but less than, one year of termination will vest to the extent they are scheduled to vest within three months of termination and will remain exercisable for 18 months following termination. In addition, any options granted to Mr. Iger less than one year prior to the date of termination will continue to vest and remain exercisable until the expiration date of the option.

•

All restricted stock units that were scheduled to vest prior to the contract termination date set forth in the employment agreement will vest as though the NEO were employed until that date to the extent applicable performance tests are met (but any test to assure deductibility of compensation under Section 162(m) will be waived for any units scheduled to vest after the fiscal year in which the termination of employment occurs unless application of the test is necessary to preserve deductibility). As is true for all employees, restricted stock units awarded at least one year before termination will continue to vest through the end of the vesting schedule to the extent applicable performance criteria are met if the officer would be over 60 years of age and have more than 10 years of service as of the termination date. Pursuant to employment agreements with each of the NEOs, the termination date for these purposes will be deemed to be the contract termination date set forth in the employment agreement. Any restricted stock units awarded to Mr. Iger less than one year prior to the date of termination will continue to vest according to their original terms to the extent applicable performance criteria are met.

The employment agreements provide that the Company has the right to terminate the NEO’s employment subject to payment of the foregoing compensation in its sole, absolute and unfettered discretion for any reason or no reason whatsoever. A termination for cause does not constitute an exercise of this right and would be subject to the compensation provisions described below under “Termination for Cause.”

The employment agreements provide that a NEO can terminate the NEO’s employment “for good reason” following notice to the Company within three months of the NEO having actual notice of the occurrence of any of the following events (except that the Company will have 30 days after receipt of the notice to cure the conduct specified in the notice):

(i)    a reduction in the NEO’s base salary, annual target bonus opportunity or (where applicable) annual target long-term incentive award opportunity;

(ii)    the removal from the NEO’s position (including in the case of Mr. Iger, the failure to elect or reelect him as a member of the Board of Directors or his removal from the position of Chairman);

(iii)    a material reduction in the NEO’s duties and responsibilities;

(iv)    the assignment to the NEO of duties that are materially inconsistent with the NEO’s position or duties or that materially impair the NEO’s ability to function in the NEO’s office;

58          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

(v)    relocation of the NEO’s principal office to a location that is more than 50 miles outside of the greater Los Angeles area and, in the case of Mr. Iger, that is also more than 50 miles from Manhattan; or

(vi)    a material breach of any material provision of the NEO’s employment agreement by the Company.

A NEO (or any employee holding equity awards) can also terminate “for good reason” after a change in control (as defined in the 2011 Stock Incentive Plan) if, within 12 months following the change in control, a “triggering event” occurs, and in that case the 2011 Stock Incentive Plan provides that any outstanding options, restricted stock units, performance-based restricted stock units or other plan awards will generally become fully vested and, in certain cases, paid to the plan participant. A triggering event is defined to include: (a) a termination of employment by the Company other than for death, disability or “cause;” or (b) a termination of employment by the participant following a reduction in position, pay or other “constructive termination.” Under the 2011 Stock Incentive Plan “cause” has the same meaning as in the NEO’s employment agreement, as defined below under “Termination for Cause”. Any such payments that become subject to the excess parachute tax rules may be reduced in certain circumstances.

Each NEO’s employment agreement specifies that any compensation resulting from subsequent employment will not be offset against amounts described above.

The following table provides a quantification of benefits (as calculated in the following paragraph) each of the NEOs would have received if their employment had been terminated at the end of fiscal 2020 (under their employment agreements as in effect at that time) by the Company pursuant to its termination right or by the executive with good reason.

The “option valuation” amount is (a) the difference between the $122.55 closing market price of shares of the Company’s common stock on October 2, 2020 and the weighted average exercise price of options with an exercise price less than the market price times (b) the number of options with in-the-money exercise prices that would become exercisable despite the termination. The “restricted stock unit valuation” amount is the $122.55 closing market price on October 2, 2020 times the target number of units that could vest. However, as described above, options do not become immediately exercisable and restricted stock units do not immediately vest (and would eventually vest only to the extent applicable performance conditions are met) absent a change in control. The actual value realized from the exercise of the options and the vesting of restricted stock units may therefore be more or less than the amount shown below depending on changes in the market price of the Company’s common stock and the satisfaction of applicable performance tests.

	CASH PAYMENT[1]	OPTION VALUATION	RESTRICTED STOCK UNIT VALUATION

Robert A. Iger

No change in control	$3,750,000	$6,110,085	$160,980,383

Change in control	3,750,000	6,110,085	160,980,383

Robert A. Chapek

No change in control	6,028,846	1,408,030	12,197,406

Change in control	6,028,846	1,408,030	12,197,406

Alan N. Braverman

No change in control	2,187,500	1,151,200	8,643,977

Change in control	2,187,500	1,151,200	8,643,977

Christine M. McCarthy

No change in control	1,376,238	1,261,165	10,090,669

Change in control	1,376,238	1,261,165	10,090,669

Zenia B. Mucha

No change in control	1,496,250	634,150	4,163,514

Change in control	1,496,250	634,150	4,163,514

M. Jayne Parker

No change in control	816,538	829,153	6,256,290

Change in control	816,538	829,153	6,256,290

CONTINUES ON NEXT PAGE ▶

THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          59

EXECUTIVE COMPENSATION

1

This amount is equal to the bonus awarded to the NEOs with respect to fiscal 2020 and set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, plus the lump sum payments based on salary through the end of the employment term as described above.

Termination for Cause

Each NEO’s employment agreement provides that, if the NEO’s employment is terminated by the Company for cause, the NEO will only be eligible to receive the compensation earned and benefits vested through the date of termination, including any rights the NEO may have under the NEO’s indemnification agreement with the Company or the equity plans of the Company.

“Termination for Cause” is defined in Mr. Iger’s employment agreement as termination by the Company due to (i) conviction of a felony or the entering of a plea of nolo contendere to a felony charge; (ii) gross neglect, willful malfeasance or willful gross misconduct in connection with his employment which has had a material adverse effect on the business of the Company, unless he reasonably believed in good faith that such act or non-act was in, or not opposed to, the best interests of the Company; (iii) his substantial and continual refusal to perform his duties, responsibilities or obligations under the agreement that continues after receipt of written notice identifying the duties, responsibilities or obligations not being performed; (iv) a violation that is not timely cured of any Company policy that is generally applicable to all employees or all officers of the Company that he knows or reasonably should know could reasonably be expected to result in a material adverse effect on the Company; (v) any failure (that is not timely cured) to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s business practices, whether internal or external; or (vi) any material breach that is not timely cured of covenants relating to non-competition during the term of employment and protection of the Company’s confidential information.

“Termination for Cause” is defined in Mr. Braverman’s, Ms. McCarthy’s, Ms. Mucha’s and Ms. Parker’s employment agreements as termination by the Company due to gross negligence, gross misconduct, willful nonfeasance or willful material breach of the agreement by the executive unless, if the Company determines that the conduct or cause is curable, such conduct or cause is timely cured by the executive.

Expiration of Employment Term; Retirement

Each of the NEOs is eligible to receive earned, unpaid salary and unconditionally vested accrued benefits (including continued vesting of restricted stock units and vesting and exercisability of options awarded more than one year prior to retirement if they are over 60 years of age with over 10 years of service) if the NEO’s employment terminates at the expiration of the NEO’s employment agreement or the NEO otherwise retires, but except as described below they are not contractually entitled to any additional compensation in this circumstance.

Following the termination of Mr. Iger’s employment at the expiration date, to enable the Company to have access to Mr. Iger’s unique skills, knowledge and experience with regard to the media and entertainment business, Mr. Iger would serve as a consultant to the Company for a period of five years. In this capacity, Mr. Iger would provide assistance, up to certain specified monthly and annual maximum time commitments, on such matters as his successor as Chief Executive Officer may request from time to time. In consideration of his consulting services, Mr. Iger will receive a quarterly fee of $500,000 for each of the quarters of this five-year period. For the five years following termination of employment, the Company would also provide Mr. Iger with the same security services (other than the personal use of a Company provided or leased aircraft) as it has made available to him as Chief Executive Officer.

If Mr. Iger’s employment terminates prior to the expiration date other than due to his voluntary resignation or a termination by the Company for cause, the Company will be obligated to provide him the compensation described above, and Mr. Iger’s consulting obligations to the Company will commence at the date of such termination.

Mr. Braverman’s, Ms. McCarthy’s, Ms. Mucha’s and Ms. Parker’s employment agreements each provide that the Chief Executive Officer will recommend to the Compensation Committee an annual cash bonus for the fiscal year in which their respective employment agreements end based on the executive’s contributions during that fiscal year.

As in the case of a termination under the Company’s termination right other than for cause or the executive’s right to terminate for good reason, vested options and restricted stock units will remain exercisable for 18 months for executives eligible to receive

60          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

retirement benefits, and options and restricted stock units outstanding for at least one year will continue to vest, and options will remain exercisable, for up to three or five years (depending on the original grant date) if the NEO was age 60 or greater and had at least ten years of service at the date of retirement. In addition, if Mr. Iger retires at December 31, 2021 all options and restricted stock units awarded to him after June 30, 2016 will, subject to the satisfaction of applicable performance criteria, continue to vest and in the case of options remain exercisable following his retirement according to their original vesting schedule and expiration date.

Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the Company’s median employee. The ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described below.

Per SEC rules, the Company is permitted to use the same median employee as was used in fiscal 2019. However, since the median employee used for the past two years has separated from the Company, we have conducted an analysis and selected a similarly situated employee.

Our methodology to determine the median employee is consistent with last year. We reviewed the annual base salary of the global workforce as of the last business day of the fiscal year, October 3, 2020. Due to population size, we identified a band of employees with a base salary that approximates the median base salary for the Company. The median base salary reflects a workforce with large populations of seasonal, part-time and international employees working in multiple, distinct operating segments. We calculated the median employee’s total annual compensation for fiscal 2020 (which consisted of base salary, overtime pay, bonus and the Company’s contribution to health insurance premiums) and ensured the median employee’s compensation did not contain distortive compensation features (e.g., abnormal amounts of overtime, special premium pay or commissions/tips, etc.). In addition, we annualized the pay for part- and full-time employees who were furloughed for any part of fiscal 2020.

The median Disney employee works in a full-time hourly role in Parks and has been with the Company for over nine years. For fiscal 2020, the median employee’s total annual compensation was $51,073. Mr. Chapek’s total annual compensation, including the Company’s contribution to health insurance premiums (which are not included in the Summary Compensation Table in this proxy statement), was $14,958,493. Since Mr. Chapek became CEO beginning February 24, 2020, we have annualized his salary and other compensation and included reported values for equity grants and change in pension value, as they are reflective of annual compensation. The ratio of these amounts was 293:1.

THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          61

Audit-Related Matters

Audit Committee Report

The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	the adequacy of the Company’s system of internal controls;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accountants; and

•	the performance of the Company’s independent registered public accountants and of the Company’s internal audit function.

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•

supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation, retention and oversight; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants; and

•

oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.

The Committee met eight times during fiscal 2020. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the Company’s independent registered public accountants, the Company’s internal auditor, the Company’s Chief Financial Officer and the Company’s General Counsel.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance and other financial disclosures as appropriate. During fiscal 2020, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with PricewaterhouseCoopers LLP, the Company’s independent registered public accountants, of matters required to be discussed pursuant to applicable requirements of the Public Company Accounting Oversight Board, including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence.

In addition, the Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2020, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Safra A. Catz (Chair)

Francis A. deSouza

Michael B.G. Froman

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AUDIT-RELATED MATTERS

Policy for Approval of Audit and Permitted Non-audit Services

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Outside Auditor Independence Policy provides for pre-approval of specifically described audit, audit-related, tax and other services by the Committee on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related, tax and other services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, and the Committee has delegated to the Chair of the Committee the authority to pre-approve services in certain circumstances.

Auditor Fees and Services

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for fiscal 2020 and fiscal 2019, together with fees for audit-related, tax and other services rendered by PricewaterhouseCoopers LLP during fiscal 2020 and fiscal 2019. Audit-related services consisted principally of audits of employee benefit plans and other entities related to the Company and other attest projects, and consultations on the impact of new accounting rules. Tax services consisted principally of planning and advisory services and tax compliance assistance. Other services consisted of other miscellaneous services. The Audit Committee directs and reviews the negotiations associated with the Company’s retention of its independent registered public accountants.

	FISCAL 2020	FISCAL 2019

	(IN MILLIONS)

Audit fees	$26.9	$30.7

Audit-related fees	2.4	4.1

Tax fees	3.9	3.6

All other fees	0.1	0.1

THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          63

Items to Be Voted On

Election of Directors

The current term of office of all of the Company’s Directors expires at the 2021 Annual Meeting. The Board proposes that the following directors be elected for a term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a Director before the 2021 Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Directors are elected by a majority of votes cast unless the election is contested, in which case Directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted “for” a Director exceeds the number of votes cast “against” the Director; abstentions are not counted either “for” or “against.” If an incumbent Director in an uncontested election does not receive a majority of votes cast for such incumbent’s election, the Director is required to submit a letter of resignation to the Board of Directors for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee is required to promptly assess the appropriateness of such nominee continuing to serve as a Director and recommend to the Board the action to be taken with respect to the tendered resignation. The Board is required to determine whether to accept or reject the resignation, or what other action should be taken, within 90 days of the date of the certification of election results. Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of Directors unless they have received instructions from the beneficial owner of the shares.

It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to Directors is counted.

The Board recommends a vote ‘‘FOR’’ each of the persons nominated by the Board.

2007–PRESENT:

The Walt Disney

Company

Board of Directors

2018–PRESENT:

Lead Director,
The Walt Disney

Company

2013–2017:

NBTY, Inc.

Board of Directors

2008–2016:

McDonald’s

Corporation

Board of Directors

Susan E. Arnold

OPERATING EXECUTIVE, THE CARLYLE GROUP

Ms. Arnold, 66, contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience as an executive of Procter & Gamble and her other public company board experience. At Procter & Gamble, Ms. Arnold was a senior executive responsible for major consumer brands in a large, complex retailing and global brand management company. As a result of this experience, Ms. Arnold brings to our Board in depth knowledge of brand management and marketing, environmental sustainability, product development, international consumer markets, finance and executive management, including executive compensation and management leadership.

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ITEMS TO BE VOTED ON

2017–PRESENT: The Walt Disney Company Board of Directors 2014–PRESENT: General Motors Company Board of Directors 2011–2017: General Dynamics Corporation Board of Directors

Mary T. Barra

CHAIRMAN AND CHIEF EXECUTIVE OFFICER, GENERAL MOTORS COMPANY

Ms. Barra, 59, contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience as a leader of the General Motors Company and her other public company board experience. In her roles at General Motors, Ms. Barra has been responsible for overseeing and managing executive teams and a sizeable worldwide work force, with an emphasis on development and marketing of technology based consumer facing products and on human resources. As a result of this experience, Ms. Barra brings to our Board an understanding of worldwide consumer markets, changing technology and the challenges and risks facing large public companies with complex global operations.

2018–PRESENT: The Walt Disney Company Board of Directors 2001–PRESENT: Oracle Corporation Board of Directors 2008–2015: HSBC Holdings Board of Directors

Safra A. Catz

CHIEF EXECUTIVE OFFICER, ORACLE CORPORATION

Ms. Catz, 59, contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience as both a chief executive and chief financial officer of Oracle. At Oracle, Ms. Catz has been responsible for leadership of a complex, global technology company, with an emphasis on acquisition strategy and integration of acquired companies, and also led Oracle’s financial function, which has a complexity and breadth comparable to that of the Company. As a result of this experience, Ms. Catz brings to our Board valuable insights regarding the management of a complex, global organization with particular insights in acquisitions, experience in a wide range of financial and accounting matters, and an understanding of the rapidly changing technological landscape that affects our businesses including the protection of electronically stored data.

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ITEMS TO BE VOTED ON

2020–PRESENT: The Walt Disney Company Board of Directors

Robert A. Chapek

CHIEF EXECUTIVE OFFICER, THE WALT DISNEY COMPANY

Mr. Chapek, 61, contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his years of leadership experience and his role as Chief Executive Officer of the The Walt Disney Company. Mr. Chapek’s nearly 30 years at the Company have been marked by growth and transformation. Mr. Chapek has successfully implemented groundbreaking business models and identified new revenue streams to achieve business objectives and sustain long-term growth. As a result of this experience, Mr. Chapek brings to our Board valuable insights regarding the management of a complex, global organization with particular insights in global consumer products operations; film content distribution strategies; and complex development projects across Disney Parks. The Company has agreed in Mr. Chapek’s employment agreement to nominate him for reelection as a member of the Board at the expiration of each term of office during the term of the agreement, and he has agreed to continue to serve on the Board if elected.

2018–PRESENT: The Walt Disney Company Board of Directors 2014–PRESENT: Illumina, Inc. Board of Directors 2014–2016: Citrix Systems, Inc. Board of Directors

Francis A. deSouza

PRESIDENT AND CHIEF EXECUTIVE OFFICER, ILLUMINA, INC.

Mr. deSouza, 50, contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience as Chief Executive Officer of Illumina, his prior experience at Symantec and other technology companies. At Illumina, Symantec and the other companies where he has worked, Mr. deSouza has overseen growth and maturation of technology businesses and gained in depth experience in the management of technology oriented businesses, including cybersecurity businesses. As a result of this experience, Mr. deSouza brings to our Board an understanding of the risks and opportunities involved in the development of diverse and changing businesses and extensive insight into technological developments that affect our business, including cybersecurity matters.

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ITEMS TO BE VOTED ON

2018–PRESENT: The Walt Disney Company Board of Directors 2017–PRESENT: Distinguished Fellow of the Council on Foreign Relations

Michael B.G. Froman

VICE CHAIRMAN AND PRESIDENT, STRATEGIC GROWTH, MASTERCARD INCORPORATED

Mr. Froman, 58, contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience in international affairs in both the public and private sector, his background in finance and his experience in managing large and complex global businesses. As a result, he brings to our Board extensive knowledge of the international markets in which we participate, factors affecting international trade, finance, executive management, and balancing risks and opportunities in a dynamic marketplace, all of which support our strategic focus on innovation in changing markets and global growth.

2000–PRESENT: The Walt Disney Company Board of Directors 2011–2019: Apple Inc. Board of Directors

Robert A. Iger

CHAIRMAN OF THE BOARD AND EXECUTIVE CHAIRMAN, THE WALT DISNEY COMPANY

Mr. Iger, 69, contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his position as Chairman of the Board and Executive Chairman of the Company and his long experience with the business of the Company. As Chairman and former Chief Executive Officer and as a result of the experience he gained in over 40 years at ABC and Disney, Mr. Iger has an intimate knowledge of all aspects of the Company’s business and close working relationships with all of the Company’s senior executives. The Company has agreed in Mr. Iger’s employment agreement to nominate him for reelection as a member of the Board and as Chairman of the Board at the expiration of each term of office during the term of the agreement, and he has agreed to continue to serve on the Board if elected.

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THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          67

ITEMS TO BE VOTED ON

2015–PRESENT:

The Walt Disney Company

Board of Directors

2019–PRESENT:

Lead Independent Director,

The Coca–Cola Company

2008–PRESENT:

The Coca–Cola Company

Board of Directors

2001–2016:

Avon Products, Inc.

Board of Directors

2007–2015:

Trustee of the National

Geographic Society

2003–2006:

The Coca–Cola Company

Board of Directors

Member, Council

on Foreign Relations

Founder, Institute for the

Fiduciary Standard

Maria Elena Lagomasino

CHIEF EXECUTIVE OFFICER AND MANAGING PARTNER, WE FAMILY OFFICES

Ms. Lagomasino, 71, contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience in leading a variety of firms in the wealth management industry and her experience on other public company boards. In leading firms in the wealth management industry, she has gained a deep understanding of finance, investment and capital markets and experience in leading complex organizations and in evaluating the strategies of businesses in a variety of industries with varying size and complexity. Her experience at JP Morgan Private Bank included management of that firm’s international operations and this experience contributes an understanding of conducting business internationally, particularly in Latin America. Through her service on other public company boards, she brings to our Board extensive experience with and a keen understanding of global brands as well as her ability to use her experience in providing insight and guidance in overseeing executive management, including executive compensation.

68          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

ITEMS TO BE VOTED ON

2016–PRESENT: The Walt Disney Company Board of Directors 2006–PRESENT: NIKE, Inc. Board of Directors

Mark G. Parker

EXECUTIVE CHAIRMAN, NIKE, INC.

Mr. Parker, 65, contributes to the mix of experience and qualifications the Board seeks to maintain through his experience in various positions at NIKE. Through this experience he has gained substantial insights in designing, producing and marketing consumer products and in managing major consumer brands sold throughout the world. At NIKE, Mr. Parker has also managed a complex, global organization and brings to the Board his knowledge and skills in financial and executive management, executive compensation and management leadership.

2019–PRESENT: The Walt Disney Company Board of Directors 2020-PRESENT: Bristol-Myers Squibb Company Board of Directors 2020-PRESENT: 2007–2018: Target Corporation Board of Directors

Derica W. Rice

FORMER PRESIDENT, CVS CAREMARK AND FORMER EXECUTIVE VICE PRESIDENT, CVS HEALTH

Mr. Rice, 55, contributes to the mix of experience and qualifications the Board seeks to maintain through his experience in various positions at CVS Health and Eli Lilly and his other public company board experience. Mr. Rice led the pharmacy benefits management business of CVS Health and had extensive experience in the business operations and financial function at Eli Lilly, including serving as Eli Lilly’s chief financial officer. As such, he brings practical knowledge of executive management of complex, worldwide businesses and extensive experience in a wide range of financial and accounting matters including management of worldwide financial operations, financial oversight, risk management and the alignment of financial and strategic initiatives.

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THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          69

ITEMS TO BE VOTED ON

Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board has concluded that the continued retention of PricewaterhouseCoopers LLP is in the best interests of the Company and its shareholders and appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending October 2, 2021. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2020 are described under “Audit-Related Matters — Auditor Fees and Services,” above.

PricewaterhouseCoopers LLP has been the Company’s external auditor continuously since 1938. The Audit Committee evaluates the independent registered public accountant’s qualifications, performance, audit plan, fees and independence each year, and considered these factors in connection with the determination to appoint PricewaterhouseCoopers LLP for fiscal 2021. In addition to assuring the regular rotation of the lead audit partner every five years as required by SEC rules, one or more members of the Audit Committee also meets with candidates for the lead audit partner and the committee discusses the appointment before rotation occurs.

We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

The Board recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal 2021.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Advisory Vote on Executive Compensation

As we do each year, and as required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of NEOs as disclosed in the section of this proxy statement titled “Executive Compensation.” Shareholders are being asked to vote on the following advisory resolution:

Resolved, that the shareholders advise that they approve the compensation of the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).

The compensation of our executive officers is based on a design that aims to align pay with both the attainment of annual operational and financial goals, which the Compensation Committee establishes, and sustained long-term value creation. The design of our compensation program is detailed in the Compensation Discussion and Analysis section of this proxy statement, and the decisions made by the Compensation Committee under that program for fiscal 2020 are summarized in the Proxy Summary beginning on page 6 and described in detail in Compensation Discussion and Analysis beginning on page 22. Shareholders should read these sections before deciding how to vote on this proposal.

Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.

The Board of Directors recommends a vote “FOR” advisory approval of the resolution set forth above.

70          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

ITEMS TO BE VOTED ON

Shareholder Proposals

The Company has been notified that two shareholders of the Company each intend to present a proposal for consideration at the annual meeting. The shareholders making these proposals have presented the proposals and supporting statements set forth below, and we are presenting the proposals and the supporting statements as they were submitted to us. While we take issue with certain of the statements contained in the proposals and the supporting statements, we have limited our response to the most important points and have not attempted to address all the statements with which we disagree. The names of co-filing proponents, if any, and address and stock ownership of all proponents will be furnished by the Company’s Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on the proposals will be required for approval of the proposals. Abstentions will be counted as represented and entitled to vote and will have the effect of a negative vote on the proposals. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) will not be considered entitled to vote on the proposals and will not be counted in determining the number of shares necessary for approval of the proposals. The shareholder proposals will be voted on at the annual meeting only if properly presented by or on behalf of the proponents.

Proposal — Lobbying Disclosure

Mercy Investment Services, Inc. and multiple co-filers have notified the Company that they intend to present the following proposal for consideration at the annual meeting.

Whereas, we believe in full disclosure of Disney’s direct and indirect lobbying activities and expenditures to assess whether Disney’s lobbying is consistent with Disney’s expressed goals and in the best interests of shareholders.

Resolved, the shareholders of Walt Disney (“Disney”) request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Disney used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Description of management’s decision-making process and the Board’s oversight for making payments described above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Disney is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Governance and Nominating Committee and posted on Disney’s website.

SUPPORTING STATEMENT

We encourage transparency in Disney’s use of funds to lobby. Disney spent $38,675,000 from 2010 – 2019 on federal lobbying. This does not include state lobbying expenditures, where Disney’s disclosure is uneven or absent. For example, Disney spent $3,646,885 on lobbying in California from 2010 – 2019, and Disney’s lobbying in Florida over streaming service taxes has drawn attention.1 And Disney also lobbies abroad, spending between €700,000 – 799,000 on lobbying in Europe for 2019.

[1]	https://www.orlandosentinel.com/news/os-ne-disney-lobbying-disney-plus-tax-20200129-rczbllax5jf65ig43uatnnzzqy-story.html

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THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          71

ITEMS TO BE VOTED ON

Disney serves on the board of the National Association of Broadcasters (NAB), which spent $151 million on lobbying from 2010 – 2019, and belongs to the Chamber of Commerce, which has spent over $1.6 billion on lobbying since 1998. We commend Disney for now disclosing information about its trade associations, but shareholders are still unclear on how much each association receives in payments and spends on lobbying. For example, shareholders only know NAB received payments greater than $500,000 all of which was used for lobbying in 2018. And Disney’s new disclosure leaves out social welfare organizations, which also lobby.

We are concerned that Disney’s lack of disclosure presents reputational risk when it contradicts company public positions. For example, Disney showed real leadership supporting the Paris climate agreement, yet the Chamber opposed it. Groups are calling on Chamber members like Disney to change the Chamber’s position against science-based climate legislation.2 And Disney uses the Global Reporting Initiative (GRI) for sustainability reporting, yet currently fails to report “any differences between its lobbying positions and any stated policies, goals, or other public positions” under GRI Standard 415.

We urge Disney to expand its lobbying disclosure.

Board Recommendation

The Board recommends that you vote against this proposal. We believe additional disclosures in this regard would not be an efficient use of resources in light of our existing lobbying policies and disclosures.

This is the sixth year this proposal has been presented, and it has failed to obtain majority support in any of its prior submissions. However, the Company has been responsive to shareholder suggestions for enhanced disclosure of its policies and involvement in the political and lobbying process. Following extensive shareholder engagement after the 2018 Annual Meeting, the Board enhanced the Company’s lobbying disclosure by expanding its scope and disclosing the expanded policy — Political Giving and Participation in the Formulation of Public Policy in the United States which can be found on our Company website or at https://thewaltdisneycompany.com/app/uploads/2020/07/Political-Giving-and-Participation-in-the-Formulation-of-Public-Policy-2020.pdf .

Specific expansions include annual disclosure of information regarding our membership in U.S.-based industry and trade associations; the annual dues the Company paid to these trade associations, and the percentage each trade association has indicated to us was used for lobbying activities, all of which can be found via a link from the policy or at https://thewaltdisneycompany.com/app/uploads/2020/07/2019_US-Trade-Associations.pdf.

These expansions are in addition to the significant disclosure regarding political and lobbying activities the Company continues to provide:

•

We disclose details of our contributions to candidates for office on a semi-annual basis, which are available on the Company’s website, https://thewaltdisneycompany.com/app/uploads/2020/07/Political-Disclosure-Archive-2020.pdf.

•

We provide reports that detail the issues the Company lobbied on, the houses of Congress and federal agencies lobbied and the total amounts expended during each calendar quarter on lobbying activities and the portion of any trade association payments that are used for lobbying as disclosed to the Company by the trade associations, all of which are readily available in filings with the U.S. House of Representatives and the U.S. Senate ( http://lobbyingdisclosure.house.gov.) and in the extensive lobbying disclosure reports we file, highlighting lobbying activity for individual states.

The Company continues to be recognized as one of the leaders for political disclosure and practices among S&P 500 companies. In 2020 and 2019, the Center for Political Accountability Zicklin Index of Corporate Political Disclosure and Accountability, which benchmarks the political disclosure and accountability policies and practices of leading U.S. public companies, recognized the quality of our disclosure and practices and ranked the Company among the First Tier of S&P 500 companies.

Accordingly, the Board recommends that you vote “AGAINST” this proposal, and if the proposal is presented your proxy will be voted against this proposal unless you specify otherwise.

[2]	https://medium.com/@bill.weihl/its-time-to-change-the-chamber-of-commerce-s-climate-obstruction-cd704ed7685c

72          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

ITEMS TO BE VOTED ON

Proposal — Non-Management Employees on Director Nominee Candidate Lists

James McRitchie has notified the Company that he intends to present the following proposal for consideration at the annual meeting.

Increase Diversity of Director Nominees

Resolved: Shareholders of Walt Disney Company (‘Disney’ or ‘Company’) urge the board to adopt a policy (‘Policy’) of promoting significant representation of employee perspectives among corporate decision makers by requiring the initial list of candidates from which new director nominees are chosen (‘Initial List’) by the Nominations and Governance Committee include (but need not be limited to) non-management employees. The Policy should provide that any third -party consultant asked to furnish an Initial List will be requested to include such candidates.

Whereas: There is growing consensus that employees on corporate boards can contribute to long-term corporate sustainability. Policymakers note, having companies run exclusively to benefit shareholders contributes to “stagnant wages, runaway executive compensation and underinvestment in research and innovation.”1 The Business Roundtable asks corporations to align with stakeholder interests, including employees.2

Employee representation grows long-term value of companies in several ways. According to the National Bureau of Economic Research, giving workers formal control rights increases female board representation and raises capital formation.3 Employees are also often more diverse than boards in terms of race, gender, and wealth. The German “co -determination” model of shared governance is lauded as an excellent check against short-term capital allocation practices.4

The 2018 UK Corporate Governance Code calls on boards to establish a method for gathering workforce views. Options include a director appointed from the workforce, a formal workforce advisory panel or designating a director to liaise with workers.5

Senators Baldwin and Warren have introduced legislation codifying employee representation on corporate boards, noting that modern corporate governance needs to be accountable to a wider array of interests, notably employees.6 Polling demonstrates bipartisan public support (over 53%) for employee representation.7

Anticipated benefits include reduced turnover as employees are more empowered to make firm-specific investments, better informed decision-making because employees have specialized knowledge, better monitoring of management with increased information channels, and reduced shareholder myopia since employees often take a longer-term view.8

While our Board satisfies independence requirements, it lacks representation from non-management employees, who bring a different understanding of operations than other directors. Additionally, Disney’s CEO to median employee pay ratio is 911:1 and Disney has no employee stock ownership plan (ESOP) to help grow employee wealth and engagement.9

The Policy we propose resembles the Rooney Rule, which requires teams to interview minority candidates for head coaching and senior operations openings. By adopting the Rooney Rule, National Football League teams increased diversity and set a precedent for other industries. Policies similar to the Rooney Rule have been adopted by Amazon, Costco, Home Depot, Activision Blizzard, Dover, Expedia, Fastenal, Hilton Worldwide Holdings, L Bands, Robert Half International, Ross Stores and others.

Increase Long-Term Shareholder Value

Vote to Increase Diversity of Director Nominees

Board Recommendation

The Board recommends that you vote against this proposal as the Governance and Nominating Committee’s thorough process of evaluating potential director candidates already ensures a diversity of perspectives, and the addition of non-management employees would decrease the level of independence on the Board.

The proposal seeks to supersede the careful judgement of the Board as to the criteria that should be reflected in a director candidate pool. As described in the section of this proxy statement titled Director Selection Process, the Governance and

[1]	https://www.nytimes.com/2019/01/06/opinion/warren-workers-boards.html
[2]	https://opportunity.businessroundtable.org/wp-content/uploads/2020/06/BRT-Statement-on-the-Purpose-of-a-Corporation-with-Signatures.pdf
[3]	http://economics.mit.edu/files/17273
[4]	https://rooseveltinstitute.org/wp-content/uploads/2017/10/Corp-Gov_FINAL.pdf
[5]	https://assets.kpmg/content/dam/kpmg/uk/pdf/2018/07/designated-NED.pdf
[6]	https://www.wsj.com/articles/companies-shouldnt-be-accountable-only-to-shareholders-1534287687
[7]	https://www.dataforprogress.org/blog/2018/12/14/employee-governance
[8]	https://www.corpgov.net/2020/04/kokkinis-and-sergakis-employee-participation-in-uk-companies/
[9]	https://smlr.rutgers.edu/sites/default/files/rutgerskelloggreport_april2019.pdf

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ITEMS TO BE VOTED ON

Nominating Committee, working closely with the full Board, develops criteria for open Board positions. In developing these criteria, the Committee takes into account a variety of factors, which may include: the current composition of the Board and expected retirements from the Board; the range of talents, experiences and skills that would best complement those already represented on the Board; the balance of management and independent Directors; and the need for financial or other specialized expertise. Further, the Company’s Corporate Governance Guidelines, available at https://thewaltdisneycompany.com/app/uploads/2020/02/Corporate-Governance-Guidelines-2020.pdf, specifically provide that “[t]he Board shall encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests,” and that “[t]he Board shall reflect the diversity of the Company’s shareholders, employees, customers, guests and communities.” The Board and Governance and Nominating Committee must have flexibility to determine the Director criteria desired to best serve the Company and to guide the Company in achieving its strategic priorities and managing risk. This is particularly important in light of the scope and complexity of the Company’s business.

Additionally, it is an important policy of the Board of Directors, as set out in the Corporate Governance Guidelines, that a substantial majority of Directors be independent of the Company and of the Company’s management. Non-management employee directors would decrease the proportion of independent Directors on the Board and thereby make it more challenging for the Company to meet applicable NYSE Listed Company Rules and SEC rules with regard to membership on the full Board and its committees, and also decrease the proportion of external, independent perspectives on the Board.

It should be noted that while the substance of the proposal is directed to the inclusion of non-management employees in the slate of director candidates to be considered, the proposal is misleadingly couched in terms of achieving greater diversity. There is no assessment of a need for a diversity proposal based on the current composition of the Company’s Board, let alone any proposal for how to better achieve it. At present, the Company’s current Board already offers diverse skillsets and professional backgrounds, as well as gender, ethnic and racial diversity.

Accordingly, the Board recommends that you vote “AGAINST” this proposal, and if the proposal is presented your proxy will be voted against this proposal unless you specify otherwise.

74          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

ITEMS TO BE VOTED ON

Other Matters

Management is not aware of any other matters that will be presented at the Annual Meeting, and Company Bylaws do not allow proposals to be presented at the meeting unless they were properly presented to the Company prior to December 8, 2020. However, if any other question that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          75

Information About Voting and the Meeting

Shares Outstanding

Shareholders owning Disney common stock at the close of business on January 11, 2021 (the record date) may vote at the 2021 Annual Meeting and any postponements or adjournments of the meeting. As of the Record Date, 1,814,263,808 shares of Disney common stock were outstanding. Each share is entitled to one vote on each matter considered at the meeting.

Attendance at the Meeting

This year’s Annual Meeting will be a virtual meeting of the shareholders conducted via live webcast. The meeting will be followed by management remarks and a question and answer session. All shareholders of record on January 11, 2021 are invited to participate in the meeting. We have structured our virtual meeting to provide shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.

To attend the meeting please visit www.virtualshareholdermeeting.com/DIS2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice or in your proxy card. Beneficial shareholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank or other nominee’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting; instructions should also be provided on the voting instruction card provided by your broker, bank or other nominee.

Only shareholders with a valid control number will be allowed to ask questions. Questions relevant to meeting matters will be taken live via phone and answered during the meeting as time allows, to emulate an in-person question and answer session.

Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided in our meeting rules of conduct, which shareholders can view during the meeting at the meeting website.

If you have any technical difficulties or any questions regarding the virtual meeting website, please call the support team at the numbers listed on the log-in screen. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our Investor Relations website, www.disney.com/investors, including information on when the meeting will be reconvened.

Please note that participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first-come, first-served basis. If you cannot attend the meeting or if you are not a shareholder of record, you can still listen to the meeting which will be webcast and available on our Investor Relations website. Electronic entry to the meeting will begin at 9:00 a.m. and the meeting will begin promptly at 10:00 a.m. PT.

Voting

How to Vote. Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

•	To vote by Internet, go to www.ProxyVote.com/Disney and follow the instructions there. You will need the 16 digit number included on your proxy card, voter instruction form or notice.

•

To vote by telephone, registered shareholders should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 16 digit number included on your proxy card, voter instruction form or notice.

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76          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

INFORMATION ABOUT VOTING AND THE MEETING

•	If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

1)	by internet: www.ProxyVote.com/Disney

2)	by Phone: 1-800-579-1639

3)	by email: sendmaterial@proxyvote.com (your email should contain the 16 digit number in the subject line).

4)

Virtual Annual Meeting: log into the virtual Annual Meeting website at www.virtualshareholdermeeting.com/DIS2021 and following the instructions provided on the website. If you are the beneficial owner of shares held in street name, you should refer to the voting instructions provided by your brokerage firm, bank, or other holder of record. Beneficial owners may also attend and vote online during the Annual Meeting. We encourage you to vote your proxy by Internet, telephone or mail prior to the meeting, even if you plan to attend the virtual annual meeting.

To facilitate timely delivery, request the materials on or before February 23, 2021.

Deadline for Voting. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Time, on March 8, 2021. If you attend the virtual meeting, you may vote your shares at the meeting.

Proxies Submitted but not Voted. If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted FOR the election of all nominees for Director as set forth under “Election of Directors,” FOR the ratification of the appointment of the independent registered public accountants, FOR the advisory vote on executive compensation and AGAINST each shareholder proposal.

Revocation of Proxies. You may revoke your proxy and change your vote at any time before the close of balloting at the Annual Meeting by submitting a written notice to the Secretary, by submitting a later dated and properly executed proxy (including by means of a telephone or Internet vote), or by voting in at the virtual Annual Meeting.

Confirmation of Voting. From February 22, 2021 through May 9, 2021, you may confirm your vote beginning twenty-four hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.ProxyVote.com/Disney using the 16 digit number (located on your notice or proxy card). If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

Plan Participants. If you participate in the Disney Savings and Investment Plan or the Disney Hourly Savings and Investment Plan, you may give voting instructions as to the number of shares of common stock you hold in the plan as of the record date. You may provide voting instructions to Fidelity Management Trust Company by voting online or by completing and returning a proxy card if you received one. If you hold shares other than through these plans and you vote electronically, voting instructions you give with respect to your other shares will be applied to Disney stock credited to your accounts in a savings and investment plan unless you request a separate control number with respect to each account. To receive separate control numbers, please call 1-855-449-0994. The trustee will vote your shares in accordance with your duly executed instructions received by March 4, 2021. If you do not send instructions, an independent fiduciary has been selected to determine how to vote all shares for which the trustee does not receive valid and timely instructions from participants. You may revoke previously given voting instructions by March 4, 2021, by either revising your instructions on line or by submitting to the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the trustee.

Broker Voting. Under New York Stock Exchange Rules, the proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of Directors, the advisory vote on executive compensation, and the shareholder proposals are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for Directors, the advisory vote on executive compensation, and the shareholder proposals.

Results of Voting. We will post preliminary results of voting at the meeting on our Investor Relations website promptly after the meeting and file results with the Securities and Exchange Commission as required by applicable rules.

THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          77

Other Information

Stock Ownership

Based on a review of filings with the Securities and Exchange Commission, the Company has determined that the following persons hold more than 5% of the outstanding shares of Disney common stock.

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES		PERCENT OF CLASS

Blackrock Inc 55 East 52nd Street New York, NY 10055	112,655,989	[1]	6.2%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	134,187,294	[2]	7.4%

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s stock.

1

According to filings with the Securities and Exchange Commission, Blackrock has sole voting power with respect to 95,773,843 shares, shared voting power with respect to no shares, sole dispositive power with respect to 112,655,989 shares, and shared dispositive power with respect to no shares.

2

According to filings with the Securities and Exchange Commission, Vanguard has sole voting power with respect to 2,665,760 shares, shared voting power with respect to 500,582 shares, sole dispositive power with respect to 131,187,893 shares, and shared dispositive power with respect to 2,999,401 shares.

The following table shows the amount of Disney common stock beneficially owned (unless otherwise indicated) by current Directors, nominees and NEOs and by Directors, nominees and executive officers as a group. Except as otherwise indicated, all information is as of January 4, 2021.

NAME	SHARES[1,2]	STOCK UNITS[3]	SHARES ACQUIRABLE WITHIN 60 DAYS[4]	PERCENT OF CLASS

Susan E. Arnold	27,337	22,309	—	*

Mary T. Barra	229	8,619	—	*

Alan N. Braverman	111,299	—	240,429	*

Safra A. Catz	3,785	3,801	—	*

Robert A. Chapek	12,674	—	356,305	*

Francis A. deSouza	2,635	3,670	—	*

Michael B.G. Froman	1,802	3,675	—	*

Robert A. Iger	1,305,762	—	3,274,979	*

Maria Elena Lagomasino	2,815	14,486	—	*

Christine M. McCarthy	156,965	—	386,057	*

Zenia B. Mucha	22,344	—	142,304	*

Mark G. Parker	129	13,339	—	*

M. Jayne Parker	21,484	—	135,560	*

Derica W. Rice	—	4,109	—	*

All Directors, nominees and executive officers as a group (14 persons)	1,669,260	74,008	4,535,634	*
*	Less than 1% of outstanding shares.

1

The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Some Directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows: Mr. Iger — 107,056 shares held in trusts and by spouse; Ms. Barra — 229 shares held in a trust and by spouse in trust; Mr Chapek — 91 shares held in a trust. All Directors and executive officers as a group disclaim beneficial ownership of a total of 107,376 shares.

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78          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

OTHER INFORMATION

2

For executive officers, the number of shares listed includes interests in shares held in Company savings and investment plans as of January 4, 2021: Mr. Iger — 20,552 shares; Mr. Chapek — 3,523 shares; Ms. Parker — 14,048 shares; Mr. Braverman — 12,377 shares; Ms. McCarthy — 4,120 shares; Ms. Mucha — 2,724 shares and all executive officers as a group — 57,344 shares.

3

Reflects the number of stock units credited as of January 4, 2021 to the account of each non-employee Director participating in the Company’s Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan. These units are payable solely in shares of Company common stock as described under “Director Compensation,” but do not have current voting or investment power. Excludes unvested restricted stock units awarded to executives under the Company’s Amended and Restated 2011 Stock Incentive Plan that vest on a performance basis and other restricted stock units awarded to executives that have not vested under their vesting schedules.

4

Reflects the number of shares that could be purchased by exercise of options exercisable at January 4, 2021, or within 60 days thereafter under the Company’s stock option plans and the number of shares underlying restricted stock units that vest within 60 days of January 4, 2021, excluding dividend equivalent units that will vest in that period.

Electronic Availability of Proxy Statement and Annual Report

As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to shareholders electronically via the Internet on the Company’s website at www.disney.com/investors. On January 19, 2021, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice or set forth in the following paragraph.

If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on our website. By opting to receive the notice of availability and accessing your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Registered shareholders may elect to receive electronic proxy and annual report access or a paper notice of availability for future annual meetings by registering online at www.disneyshareholder.com. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at www.ProxyVote.com/Disney. Beneficial or “street name” shareholders who wish to elect one of these options may also do so at www.ProxyVote.com/Disney. In either case, you will need the 16 digit number included on your voter instruction form or notice.

Mailings to Multiple Shareholders at the Same Address

The Company is required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you have more than one account in your name or at the same address as other shareholders, the Company or your broker may discontinue mailings of multiple copies. If you wish to receive separate mailings for multiple accounts at the same address, you should mark the box labeled “No” next to “Householding Election” on your proxy card. If you are voting by telephone or the Internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a shareholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this proxy statement and the annual report or notice of availability of these materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to The Walt Disney Company, c/o Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling Broadridge at 1-866-540-7095, and we will promptly deliver additional materials as requested.

THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          79

OTHER INFORMATION

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained D.F. King & Co., 48 Wall Street, New York, NY 10005, to aid in the solicitation. For these and related advisory services, we will pay D.F. King a fee of $35,000 and reimburse them for certain out-of-pocket disbursements and expenses.

Directors, officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

80          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

Annex A — Reconciliation of Non-GAAP Measures

This proxy statement includes total segment operating income, net income attributable to Disney excluding certain items affecting comparability and EPS excluding certain items affecting comparability, which are important financial measures for the Company but are not financial measures defined by Generally Accepted Accounting Principles (GAAP). These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP. These measures as we have calculated them may not be comparable to similarly titled measures reported by other companies.

The Company evaluates the performance of its operating segments based on segment operating income, and management uses total segment operating income as a measure of the performance of operating businesses separate from non-operating factors. The Company believes that information about total segment operating income assists investors by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing separate insight into both operations and the other factors that affect reported results. A reconciliation of income from continuing operations before income taxes to total segment operating income is as follows (dollars in millions):

	YEAR ENDED

	10/3/2020	9/28/2019	9/29/2018

Income (loss) from continuing operations before income taxes	$(1,743)	$13,923	$14,729

Corporate & unallocated shared expenses	817	987	744

Restructuring and impairment charges	5,735	1,183	33

Other income, net	(1,038)	(4,357)	(601)

Interest expense, net	1,491	978	574

Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs[1]	2,846	1,595	—

Impairment of equity investments[2]	—	538	210

Total segment operating income	$ 8,108	$14,847	$15,689

1

For fiscal 2020, amortization of intangible assets, fair value step-up on film and television costs and intangibles related to TFCF equity investees were $1,921 million, $899 million and $26 million respectively. For fiscal 2019, amortization of intangible assets, fair value step-up on film and television costs and intangibles related to TFCF equity investees were $1,043 million, $537 million and $15 million, respectively.

2

For fiscal 2019, reflects the impairments of investments in Vice Group Holding, Inc. and of an investment in a cable channel at A+E Television Networks. For fiscal 2018, impairment of equity investments reflects the impairment of investments in Vice Group Holding, Inc. and Villages Nature.

The Company uses net income attributable to Disney and EPS, each excluding certain items affecting comparability, to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period over the long term. The Company believes that information about EPS exclusive of these impacts is useful to investors, particularly where the impact of the excluded items is significant in relation to reported earnings trends, because the measure allows for comparability between periods of the operating performance of the Company’s business.

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THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT          A-1

ANNEX A — RECONCILIATION OF NON-GAAP MEASURES

A reconciliation of net income attributable to Disney to net income attributable to Disney excluding certain items affecting comparability and EPS to EPS excluding certain items affecting comparability is as follows (dollars in millions except per share amounts):

	NET INCOME/ LOSS FROM CONTINUING OPERATIONS(1)	DILUTED EPS(2)

Year Ended October 3, 2020

As reported	$ (2,442)	($ 1.57)

Exclude:

Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs	2,184	1.17

Restructuring and impairment Charges	5,164	2.86

Other Income, net	(796)	(0.44)

Excluding certain items affecting comparability	$ 4,110	$ 2.02

1	Before noncontrolling interest share.

2	Net of noncontrolling interest share, where applicable. Total may not equal the sum of the column due to rounding.

A-2          THE WALT DISNEY COMPANY NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

© Disney

THE WALT DISNEY COMPANY
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail.

Have your proxy card in hand when voting by internet or phone and follow the instructions below. See reverse side for specific deadlines.

VOTE BY INTERNET - www.proxyvote.com/Disney or scan the QR Barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information.

VOTE DURING THE MEETING - Go to www.virtualshareholdermeeting.com/DIS2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903 - To transmit your voting instructions by telephone.

VOTE BY MAIL - Mark, sign and date your proxy card and return it in the envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION - Beginning February 22, 2021 through May 9, 2021, you may confirm your vote twenty-four hours after your vote is received. To obtain vote confirmation, log onto www.proxyvote.com/Disney using the 16 digit number located below.

If voting by internet or phone, do NOT mail back the proxy card. You can access, view and download this year’s Annual Report and Proxy Statement at www.proxyvote.com/Disney.

*Note: To vote accounts separately, please call 1-855-449-0994.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D28761-P46675-Z78489 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

        THE WALT DISNEY COMPANY

The Board of Directors recommends you vote FOR each of the following Directors:

1.	Election of Directors	For	Against	Abstain

	1a. Susan E. Arnold	☐	☐	☐

	1b. Mary T. Barra	☐	☐	☐

	1c. Safra A. Catz	☐	☐	☐

	1d. Robert A. Chapek	☐	☐	☐

	1e. Francis A. deSouza	☐	☐	☐

	1f. Michael B.G. Froman	☐	☐	☐

	1g. Robert A. Iger	☐	☐	☐

	1h. Maria Elena Lagomasino	☐	☐	☐

	1i. Mark G. Parker	☐	☐	☐

	1j. Derica W. Rice	☐	☐	☐

		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s registered public accountants for fiscal 2021.	☐	☐	☐

3.	To approve the advisory resolution on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:		For	Against	Abstain

4.	Shareholder proposal requesting an annual report disclosing information regarding the Company’s lobbying policies and activities.	☐	☐	☐

5.	Shareholder proposal requesting non-management employees on director nominee candidate lists.	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

© Disney

The 2021 Annual Meeting of Shareholders will be held virtually on Tuesday, March 9, 2021, 10:00 a.m. Pacific Time.

To attend the meeting, you must be a shareholder on the record date. You will be able to attend the annual meeting as well as vote and participate in the question and answer session by visiting www.virtualshareholdermeeting.com/DIS2021 and entering the 16-digit number included in your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/Disney.

If you wish to change your address, please visit www.disneyshareholder.com, or call Disney’s Transfer Agent, Computershare at 1-855-553-4763.

Attending the Virtual Meeting: Participation in the meeting is limited and access to the meeting will be accepted on a first come, first served basis. If you cannot access the virtual meeting, it will be webcast and available on our Investor Relations website. Electronic entry to the meeting will begin at 9:00 a.m. and the meeting will begin promptly at 10:00 a.m. Pacific Time. If you encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting page.

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D28762-P46675-Z78489

THE WALT DISNEY COMPANY

Annual Meeting of Shareholders

March 9, 2021 10:00 a.m. Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) CHRISTINE M. MCCARTHY, ALAN N. BRAVERMAN and JOLENE E. NEGRE, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Walt Disney Company that the undersigned would be entitled to cast at the 2021 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

IF YOU ARE A SHAREHOLDER OF RECORD, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; FOR PROPOSALS 2 AND 3; AND AGAINST PROPOSALS 4 AND 5; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON MARCH 8, 2021.

If you hold shares in any 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 p.m. Eastern Time on March 4, 2021, or if no choice is specified, will be voted by an independent fiduciary. Your voting instructions will be kept confidential by the trustee.

Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

(Continued and to be marked, dated and signed on the other side)

© Disney

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on March 9, 2021.

THE WALT DISNEY COMPANY C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

Meeting Information
Meeting Type: Annual Meeting
For holders as of: January 11, 2021
Date: March 9, 2021 Time: 10:00 a.m. PT
Location: Meeting live via the Internet-please visit

    www.virtualshareholdermeeting.com/DIS2021.

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/DIS2021 and be sure to have the information that is printed in the box marked by the arrow (located on the following page).

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com/Disney, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

This notice also constitutes Notice of the 2021 Annual Meeting of Shareholders.

See the reverse side of this notice to obtain proxy materials and voting instructions.

© Disney

Before You Vote How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com/Disney, or scan the QR Barcode below.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com/Disney
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor or transfer agent.

Please make the request as instructed above on or before February 23, 2021 to facilitate timely delivery.

How To Vote
Please Choose One of the Following Voting Methods

Vote By Internet:

Before The Meeting:

Go to www.proxyvote.com/Disney or from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

During The Meeting:

Go to www.virtualshareholdermeeting.com/DIS2021. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote Confirmation: Beginning February 22, 2021 through May 9, 2021, you may confirm your vote twenty-four hours after your vote is received. To obtain vote confirmation, log onto www.proxyvote.com/disney using the 16 digit number.

Attending the Virtual Meeting: Participation in the meeting is limited and access to the meeting will be accepted on a first come, first served basis. If you cannot access the virtual meeting, it will be webcast and available on our Investor Relations website. Electronic entry to the meeting will begin at 9:00 a.m. PT and the meeting will begin promptly at 10:00 a.m. PT. If you encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting page.

Voting Items

The Board of Directors recommends you vote FOR
each of the following Directors:

1.   Election of Directors

1a.    Susan E. Arnold

1b.    Mary T. Barra

1c.    Safra A. Catz

1d.    Robert A. Chapek

1e.    Francis A. deSouza

1f.  Michael B.G. Froman

1g.    Robert A. Iger

1h.    Maria Elena Lagomasino

1i.   Mark G. Parker

1j.   Derica W. Rice

The Board of Directors recommends you vote FOR the following proposals:

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s registered public accountants for fiscal 2021.

3.	To approve the advisory resolution on executive compensation.

The Board of Directors recommends you vote AGAINST the following proposals:

4.	Shareholder proposal requesting an annual report disclosing information regarding the Company’s lobbying policies and activities.

5.	Shareholder proposal requesting non-management employees on director nominee candidate lists.

As an investor in The Walt Disney Company, you’re also a shareholder. This gives you the right to vote on important issues. Voting your shares is quick and easy. Make your voice heard now!

Control Number:

0123456789012345

HOW TO VOTE

First, you should carefully review the proxy materials by clicking on “View Proxy Materials” above. Once you have reviewed the proxy materials, you may cast your vote in any of the following ways:

Go to proxyvote.com/disney
Call 1-800-690-6903
At the Meeting

This email relates to the following share(s):

THE WALT DISNEY COMPANY - COMMON	123,456,789,012.00000
PROXY VOTE TEST FILE	123,456,789,012.00000
*	123,456,789,012.00000
*	123,456,789,012.00000
*	123,456,789,012.00000
*	123,456,789,012.00000
*	123,456,789,012.00000

VOTING MATTERS	BOARD RECOMMENDATION

Item 1 – Election of the ten nominees named in the proxy statement as Directors, each for a term of one year.	FOR EACH NOMINEE

Item 2 – To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s registered public accountants for fiscal 2021.	FOR

Item 3 – To approve the advisory resolution on executive compensation.	FOR

Item 4 – Shareholder proposal requesting an annual report disclosing information regarding the Company’s lobbying policies and activities.	AGAINST

Item 5 – Shareholder proposal requesting non-management employees on director nominee candidate lists.	AGAINST

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P.O. Box 1310, Brentwood, NY 11717

ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions, Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners.

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© Disney

The Walt Disney Company
VOTE NOW
Your Vote is Important to Us.
© Disney

Frequently Asked Questions

Why am I receiving this Notice of Internet Availability?

Pursuant to the SEC “Notice and Access” proxy rules, companies are permitted to send the enclosed “Notice” instead of a full printed set of proxy materials. The Notice gives you instructions on how to view your company’s proxy materials and vote online, or how to receive a full set of printed materials by mail.

There are several advantages to your company sending a Notice instead of a full set of materials, including lowering your company’s costs and reducing the environmental impact from printing and mailing full sets of proxy materials.

How do I view the proxy materials online?

Go to www.proxyvote.com/Disney and follow the instructions. You will need to enter the number printed on the enclosed Notice in the box marked by the arrow ..

What if I prefer to receive a paper copy of the proxy materials?

You can easily request a paper copy which will be mailed to you at no cost. Instructions on how to order a paper copy can be found in the “Before You Vote” section of the Notice.

Can I request to receive my proxy materials for future meetings by e-mail rather than receive a Notice?

Yes. The instructions on how to change your preferences so you receive proxy materials for future meetings by e-mail are online at www.proxyvote.com/Disney.

How can I vote my shares?

You can vote your shares online, by phone or by mail. The “How to Vote” section of the Notice provides detailed information on each of these options.

For more information about the SEC Notice and Access proxy rules please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml.